PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /x /
Filed by a Party other than the Registrant  /  /

     Check the appropriate box:
/  / Preliminary Proxy Statement
/x / Definitive Proxy Statement
/  / Definitive Additional Materials
/  / Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

      Kaiser Aluminum Corporation
-------------------------------------------------
(Name of Registrant as Specified In Its Charter)

      Kaiser Aluminum Corporation
-------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):
/  / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
      6(j)(2).
/  / $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: -/

          ---------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------

    Set forth the amount on which the filing fee is calculated and state how it was determined.
/x / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          125.00
          -----------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          File No. 1-9447
          -----------------------------------------------------
     (3)  Filing Party:

          Kaiser Aluminum Corporation
          ------------------------------------------------------
     (4)  Date Filed:

          February 5, 1996
          ------------------------------------------------------

                                 [KAC Logo]

                                                           March 18, 1996


To Our Stockholders:

          You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Kaiser Aluminum Corporation (the "Company") to be held at 9:00 a.m. on Wednesday, April 10, 1996, at 5847 San Felipe, Room 1245, Houston, Texas.

          At the Special Meeting, the holders of record of the Company's Common Stock, par value $.01 per share (the "Existing Common Stock") and 8.255% PRIDES, Convertible Preferred Stock, par value $.05 per share (the "PRIDES"), (all such holders being collectively referred to as the "Stockholders"), will consider and vote upon a proposed amendment to the Company's Restated Certificate of Incorporation (the "Recapitalization Amendment"), which would, among other things, (i) create two classes of common stock, one class designated as Class A Common Shares and a lesser voting class designated as Common Stock, (ii) redesignate the 100,000,000 currently authorized shares of Existing Common Stock as Class A Common Shares and authorize an additional 250,000,000 shares to be designated as Common Stock, and (iii) change each issued share of Existing Common Stock into .33 of a Class A Common Share and .67 of a share of Common Stock.
Cash will be paid in lieu of fractional shares. For round lots of 100 shares of the Company's Existing Common Stock, the change would be equivalent to converting such round lot into 33 Class A Common Shares and 67 shares of Common Stock. The Class A Common Shares would have one vote per share, and the Common Stock would be lesser voting stock with 1/10 vote per share. The specific features of the two classes and the details of the Recapitalization Amendment are described in the accompanying proxy statement, which also sets forth the reasons for the Board's recommendation, certain potential advantages and disadvantages of the Recapitalization Amendment, and other information as to the effects of the Recapitalization Amendment on existing Stockholders, including MAXXAM Inc. ("MAXXAM"). The Recapitalization Amendment must be approved by the holders of a majority of votes of the outstanding shares of Existing Common Stock and PRIDES, tabulated together as a single class, and by a majority of votes of the outstanding shares of Existing Common Stock, tabulated separately as a single class, at the Special Meeting.

          The New York Stock Exchange (the "NYSE") rules and the Company's listing agreement with the NYSE require that the Company solicit proxies in connection with all stockholder meetings. MAXXAM owns approximately 62% of the Existing Common Stock, on a fully diluted basis assuming the conversion of each outstanding share of PRIDES into one share of Existing Common Stock. The shares of Existing Common Stock owned by MAXXAM will be voted in favor of the Recapitalization Amendment. As a result, the Recapitalization Amendment can be approved without the affirmative vote of any Stockholders other than MAXXAM. THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS TO ADOPT THE RECAPITALIZATION AMENDMENT AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE RECAPITALIZATION AMENDMENT.

          Each Stockholder of record at the close of business on March 18, 1996 is entitled to receive notice of and to vote at the Special Meeting and is invited to attend the Special Meeting. Whether or not you intend to be present at the Special Meeting, we urge you to review the proxy statement carefully and to complete, date, sign and promptly return the enclosed proxy card.

          We look forward to seeing as many of you as possible at the Special Meeting.



                                   /s/ George T. Haymaker, Jr.
                                   GEORGE T. HAYMAKER, JR.
                                   Chairman and Chief Executive
                                   Officer

                        KAISER ALUMINUM CORPORATION
                        5847 SAN FELIPE, SUITE 2600
                           HOUSTON, TEXAS  77057

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 10, 1996

          A Special Meeting of Stockholders (the "Special Meeting") of Kaiser Aluminum Corporation (the "Company") will be held at 9:00 a.m. on April 10, 1996, at 5847 San Felipe, Room 1245, Houston, Texas, for the following purposes:

          1. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation (the
"Recapitalization Amendment"), to (i) provide for two classes of common stock, one class designated as Class
A Common Shares, $.01 par value, with one vote per share, and a lesser voting class designated as Common
Stock, $.01 par value, with 1/10 vote per share; (ii) redesignate the 100,000,000 authorized shares of the Company's existing common stock, par value $.01 per share (the "Existing Common Stock") as Class A Common
Shares and authorize an additional 250,000,000 shares to be designated as Common Stock, and (iii) change each issued share of Existing Common Stock into (a) .33 of a Class A Common Share and (b) .67 of a share of Common Stock, as described in the accompanying proxy statement; and

          2. To transact such other business as may be properly presented to the Special Meeting or any adjournments thereof.

          Holders of record of the Existing Common Stock and 8.255% PRIDES SM, Convertible Preferred Stock, par value $.05 per share, (all such holders being collectively referred to as the "Stockholders"), as of the close of business on March 18, 1996, are entitled to notice of, and to vote at, the Special Meeting. The Recapitalization Amendment must be approved by the holders of a majority of votes of the outstanding shares of Existing Common Stock and PRIDES, tabulated together as a single class, and by a majority of votes of the outstanding shares of Existing Common Stock, tabulated separately as a single class, at the Special Meeting. Stockholders' lists will be available commencing the date of the proxy statement and may be inspected for purposes germane to the Special Meeting during normal business hours prior to the Special Meeting at the offices of the Company, 5847 San Felipe, Suite 2600, Houston, Texas.

                                   By Order of the Board of
                                   Directors




                                   /s/ Byron L. Wade
                                   BYRON L. WADE
                                   Secretary



March 18, 1996

                                 IMPORTANT

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE SPECIAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.

                        KAISER ALUMINUM CORPORATION
                        5847 SAN FELIPE, SUITE 2600
                           HOUSTON, TEXAS  77057

                              PROXY STATEMENT
                                    FOR
                      SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 10, 1996

          This proxy statement (the "Proxy Statement"), the accompanying proxy card and the Notice of Special Meeting are being mailed on or about March 19, 1996 to the holders of the Company's existing common stock, par value $.01 per share (the "Existing Common Stock"), and 8.255% PRIDES , Convertible Preferred Stock, par value $.05 per share (the "PRIDES") (all such holders being collectively referred to as the "Stockholders"), of Kaiser Aluminum Corporation (the "Company"), a Delaware corporation.

          This Proxy Statement is furnished to Stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at a Special Meeting of Stockholders (the "Special Meeting") to be held at 5847 San Felipe, Room 1245, Houston, Texas on April 10, 1996 at 9:00 a.m. and any adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting. The principal executive offices of the Company are located at 5847 San Felipe, Suite 2600, Houston, Texas 77057, telephone (713) 267-3777.

          We cordially invite you to attend the Special Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return your proxy card in the enclosed envelope. Any one or more of the persons authorized to act as proxies at the Special Meeting as listed on the proxy card are Charles E. Hurwitz, John T. La Duc and George T. Haymaker, Jr.
You may revoke your proxy at any time prior to its exercise at the Special Meeting by giving notice to the Company's Secretary, by filing a later dated proxy or, if you attend the Special Meeting, by voting your shares in person. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions, "FOR" the approval of the proposed amendment to the Company's Restated Certificate of Incorporation (the "Recapitalization Amendment") described in this Proxy Statement.
Under applicable Delaware law, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the proposal relating to the Recapitalization Amendment. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

          THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE
RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS TO ADOPT THE RECAPITALIZATION AMENDMENT AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF SUCH AMENDMENT.


          Only holders of record of the Company's 71,641,854 shares of Existing Common Stock and 8,673,850 shares of PRIDES outstanding as of the close of business on March 18, 1996, are entitled to vote at the Special Meeting. Each share of Existing Common Stock is entitled to one vote and each share of PRIDES is entitled to 4/5 vote. The Recapitalization Amendment must be approved by the holders of a majority of votes of the outstanding shares of Existing Common Stock and PRIDES, tabulated together as a single class, and by a majority of votes of the outstanding shares of Existing Common Stock, tabulated separately as a single class, at the Special Meeting. A vote in favor of the proposal to approve the Recapitalization Amendment may preclude a stockholder from participating in any action which has been or may be filed on behalf of any or all stockholders with respect to such transaction.


          At the recommendation of a Special Committee of the Board of Directors of the Company, the Board of Directors of the Company called a Special Meeting to submit the proposal to adopt the Recapitalization Amendment to the Stockholders of the Company. The New York Stock Exchange ("NYSE") rules and the Company's listing agreement with the NYSE require that the Company solicit proxies in connection with all stockholder meetings. Holders of a majority of votes of the outstanding shares of Existing Common Stock, separately, and together with the outstanding shares of PRIDES must be represented in person or by proxy at the Special Meeting in order to have a quorum. 50,000,000 shares of the Existing Common Stock are held by MAXXAM Inc. ("MAXXAM"). The shares of Existing Common Stock owned by MAXXAM will be voted in favor of the Recapitalization Amendment. As a result, a quorum can be present and the Recapitalization Amendment can be approved without the presence or affirmative vote of any Stockholders other than MAXXAM.

                           PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of January 31, 1996, the undiluted beneficial ownership of each class of the Company's capital stock by (i) those persons known by the Company to own beneficially more than 5% of the shares of each applicable class of capital stock then outstanding,
(ii) each of the directors and the named executive officers of the Company, and (iii) all directors and executive officers of the Company as a group.





                    Name of
                Beneficial Owner                       Title of Class                # of Shares(1)          % of Class
 ---------------------------------------------  ---------------------------    -------------------------  ---------------
 MAXXAM Inc.(2)                                 Existing Common Stock                   50,000,000                  69.8
 FMR Corp.(3)                                   Existing Common Stock                    5,175,251(4)                7.2

                                                           PRIDES                        1,869,000                  21.5
 Joseph A. Bonn                                 Existing Common Stock                      118,225                     *
 Robert J. Cruikshank                           Existing Common Stock                        2,000                     *
 George T. Haymaker, Jr.                        Existing Common Stock                        6,675(5)                  *
 Charles E. Hurwitz                             Existing Common Stock                       62,500(5)(6)               *
 John T. La Duc                                 Existing Common Stock                      134,063                     *

 Ezra G. Levin                                               --                                -0-                    --
 Robert Marcus                                  Existing Common Stock                        3,500                     *
 Robert J. Petris                                            --                                -0-                    --
 Anthony R. Pierno                                           --                                -0-                    --
 Byron L. Wade                                  Existing Common Stock                          500                     *
 All directors and executive officers of the
 Company as a group (21 persons)                Existing Common Stock                    1,251,917(7)                1.7


---------------

*    Less than 1%.
(1) Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table. Also includes options exercisable on, or within sixty days of, January 31, 1996 to acquire shares of Existing Common Stock.
(2)  The address of MAXXAM is 5847 San Felipe, Suite 2600, Houston, Texas
77057.
(3) Information is based solely on the Schedule 13G, as amended, filed with the Securities and Exchange Commission ("SEC") dated May 4, 1995 (the "FMR 13G"), as adjusted based on redemption of $.65 Depository Shares during September 1995. The FMR 13G was filed by FMR Corp., its wholly owned subsidiary Fidelity Management & Research Company ("Fidelity"), and Edward C. Johnson 3d, the Chairman and 24.9% owner of the common stock of FMR Corp. Fidelity is a registered investment advisor. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(4) Represents 3,617,813 shares of Existing Common Stock held directly and 1,557,438 shares of Existing Common Stock immediately acquirable upon conversion of 1,869,000 shares of PRIDES at conversion rate of .8333 per share of PRIDES.
(5) Represents only options exercisable on, or within sixty days of, January 31, 1996 to acquire such shares.
(6) Mr. Hurwitz also may be deemed to hold beneficial ownership in the Company as a result of his beneficial ownership in MAXXAM.
(7) Includes options exercisable on, or within sixty days of, January 31, 1996 to acquire 683,653 shares of Existing Common Stock.


OWNERSHIP OF PARENT OF THE COMPANY

          As of January 31, 1996, MAXXAM owned approximately 62% of the issued and outstanding capital stock in the Company on a fully diluted basis. The following table sets forth, as of January 31, 1996, the beneficial ownership of the Common Stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock ("Class A Preferred Stock") of MAXXAM by the directors of the Company, and by the Company's directors and executive officers as a group:



                                                                Amount and                         % of
                                                                 Nature of                       Combined
            Name of                                             Beneficial            %           Voting
       Beneficial Owner              Title of Class            Ownership(1)       of Class      Power (2)
 ----------------------------  -------------------------  -----------------       --------  -----------------
 Charles E. Hurwitz            Common Stock                  2,733,542(3)(4)(5)     31.1               60.7
                               Class A Preferred Stock         671,441(4)(5)(6)     99.1

 Ezra G. Levin                 Common Stock                      1,125(4)(5)(7)        *                  *
 Robert J. Cruikshank          Common Stock                      1,125(7)              *                  *
 All directors and executive   Common Stock                  2,769,892(8)           31.4
      officers of the                                                                                  60.8
      Company as a group (21   Class A Preferred Stock         671,441(9)           99.1
      persons)



---------------

*    Less than 1%.
(1) Unless otherwise indicated, beneficial owners have sole voting and investment power with respect to the shares listed in the table.
(2) MAXXAM's Class A Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of MAXXAM's stockholders.

(3) Includes 1,669,451 shares of MAXXAM's common stock owned by a wholly owned subsidiary of Federated Development Company ("Federated"), a New York business trust, as to which Mr. Hurwitz possesses voting and investment power. Mr. Hurwitz serves as a trustee of Federated, and, together with members of his immediate family and trusts for the benefit thereof, owns all of the shares of beneficial interest in Federated, and his positions include Chairman of the Board and Chief Executive Officer of MAXXAM and Federated, and membership on MAXXAM's Executive Committee. Also includes
(a) 16,154 shares of MAXXAM's common stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (b) 46,500 shares of MAXXAM's common stock owned by a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 129,308 shares of MAXXAM's common stock owned by the 1992 Hurwitz Investment Partnership, L.P., of which 64,654 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 800,954 shares of MAXXAM's common stock held directly, and (e) 71,175 shares of MAXXAM's common stock that a wholly owned subsidiary of Federated may acquire in exchange for its holdings of 7% Cumulative Exchangeable Preferred Stock of MCO Properties Inc., a subsidiary of MAXXAM.

(4) In addition, Federated, Messrs. Hurwitz and Levin, and Mr. James H. Paulin, Jr., Secretary and Treasurer of Federated, may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of January 31, 1996, in the aggregate, the Stockholder Group beneficially owned 2,735,019 shares of MAXXAM's common stock and 671,574 shares of MAXXAM's Class A Preferred Stock, aggregating approximately 60.75% of the total voting power of MAXXAM. By reason of the foregoing and their relationship with the members of the Stockholder Group, Messrs. Hurwitz and Levin may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.
(5)  Does not include shares owned by other members of the Stockholder
Group.

(6) Includes 661,377 shares owned by a wholly owned subsidiary of Federated, exercisable options to purchase 9,000 shares and 1,064 shares owned directly.

(7) Includes exercisable options to purchase 125 shares of MAXXAM common stock
(8) Includes options exercisable on, or within sixty days of, January 31, 1996 to acquire 34,250 shares of MAXXAM common stock.
(9) Includes options exercisable on, or within sixty days of, January 31, 1996 to acquire 9,000 shares of Class A Preferred Stock.


          As of January 31, 1996, 28,000,000 shares of the Company's Existing Common Stock owned by MAXXAM were pledged as security for two debt issues of MAXXAM Group Inc., a wholly owned subsidiary of MAXXAM, consisting of $100.0 million aggregate principal amount of 11-1/4% Senior Secured Notes due 2003 and $126.7 million aggregate principal amount of 12-1/4% Senior Secured Discount Notes due 2003.

                 APPROVAL OF THE RECAPITALIZATION AMENDMENT

     SUMMARY DESCRIPTION OF THE RECAPITALIZATION AMENDMENT

          At the Special Meeting, the Stockholders of the Company will be asked to consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to (i) provide for two classes of common stock, one class designated as Class A Common Shares, $.01 par value ("Class A Common Shares"), and a lesser voting class designated as Common Stock, $.01 par value ("Common Stock"); (ii)redesignate the 100,000,000 currently authorized shares of Existing Common Stock as Class A Common Shares and authorize an additional 250,000,000 shares to be designated as Common Stock; and (iii) change each issued share of the Existing Common Stock into (a) .33 of a Class A Common Share and (b) .67 of a share of Common Stock (round lots of 100 shares of Existing Common Stock will change into 33 Class A Common Shares and 67 shares of Common Stock). Cash will be paid in lieu of fractional shares. Such proposed amendments are referred to collectively herein as the "Recapitalization Amendment." The text of the portion of the Recapitalization Amendment relating to the reclassification of the Existing Common Stock and of Article Fourth of the Company's Restated Certificate of Incorporation as proposed to be amended and restated pursuant to the Recapitalization Amendment are set forth in Annex A-1 and Annex A-2, respectively, to this Proxy Statement. The Class A Common Shares and the Common Stock are referred to collectively herein as the "Common Shares."

          If the Recapitalization Amendment is approved by the Stockholders, the Board of Directors of the Company intends to file the Recapitalization Amendment with the Secretary of State of the State of Delaware as promptly after the Special Meeting as practicable. The Recapitalization Amendment will be effective at the close of business on the date of filing thereof with the Secretary of State of the State of Delaware (the "Effective Time"). Upon effectiveness of the Recapitalization Amendment, and without any further action by the Company or its Stockholders, each issued share of Existing Common Stock (including shares held in the treasury of the Company) will automatically be changed into .33 of a Class A Common Share and .67 of a share of Common Stock. Fractional Common Shares will not be issued. In lieu thereof, the Company will, as provided below, pay a cash amount to the stockholders otherwise entitled to such fractional shares equal to the total fractional amount represented by such shares times the greater of (i) the average closing price of a share of the Existing Common Stock on the NYSE for the fifteen trading days immediately preceding the date on which the Effective Time occurs and (ii) the closing price of a share of the Existing Common Stock on the NYSE on the trading day immediately preceding the date on which the Effective Time occurs. For example, a holder of 10 shares of Existing Common Stock would receive three Class A Common Shares, six shares of Common Stock and cash for the fractional Common Shares. For round lots of 100 shares of the Company's Existing Common Stock, the change would be equivalent to converting such round lot into 33 Class A Common Shares and 67 shares of Common Stock. It is expected that both the Class A Common Shares and the Common Stock will be listed on the NYSE.

          Even if the Recapitalization Amendment is approved by the Stockholders, the Board of Directors may decline to file the Recapitalization Amendment if the Board of Directors determines that such action would be in the best interests of the Company under the circumstances at the time. The Company currently knows of no reason why the Recapitalization Amendment would not be filed if approved by the Stockholders.

          As soon as practicable after the Effective Time, the Company's transfer agent will mail a form of a letter of transmittal ("Letter of Transmittal") to each record holder of Existing Common Stock as of the Effective Time. New certificates representing .33 of a Class A Common Share and .67 of a share of Common Stock for each outstanding share of Existing Common Stock held by such holders will be issued to each holder of shares of Existing Common Stock that delivers to the Company's transfer agent a properly executed Letter of Transmittal accompanied by the certificates representing the shares of Existing Common Stock. In lieu of fractional Common Shares that would otherwise have been issuable, a check for the cash amount calculated pursuant to the formula set out above will be issued to such record holder. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES REPRESENTING SHARES OF EXISTING COMMON STOCK WITH THEIR PROXIES AND INSTEAD SHOULD RETAIN THEM PENDING THE EFFECTIVENESS OF THE RECAPITALIZATION AMENDMENT AND THE RECEIPT OF A FORM OF LETTER OF TRANSMITTAL.

          Upon the change of the Existing Common Stock, the Class A Common Shares will have one vote per share, except to the extent voting rights with regard to those shares would be affected by the Minority Protection Provisions described below. See "Description of Common Shares--Minority Protection Provisions." As more fully described below, the shares of Common Stock will have substantially identical rights as the Class A Common Shares except as set forth in the Recapitalization Amendment. For instance, the holders of Common Stock will have only 1/10 vote per share. The Recapitalization Amendment will apply equally to all holders of the Existing Common Stock in proportion to the number of shares of Existing
Common Stock owned by them at the Effective Time.   However, until
conversion or redemption of the PRIDES, which will occur no later than December 31, 1997, holders of the shares of PRIDES will continue to have 4/5 vote per share. Accordingly, the relative voting power of the holders of the PRIDES will increase from 8.8% to 19.6% of the total votes and the aggregate voting power of the holders of the Common Shares will be 80.4% of the total votes (as compared to the 91.2% of total votes held by the holders of Existing Common Stock immediately prior to the Effective Time) until such time as the PRIDES are converted into or redeemed for Common Shares, and the voting power of the Common Shares owned by MAXXAM will be 56.1% of the total votes (as compared to 63.6% of the total votes for the Existing Common Stock held by MAXXAM). Following conversion or redemption of the PRIDES, the relative voting power held by former holders of the PRIDES will be approximately the same as it would have been in the absence of the Recapitalization Amendment.

     BACKGROUND OF THE RECAPITALIZATION PROPOSAL

          In recent years a number of publicly held companies have adopted capital structures utilizing two classes of common stock. The operating management of the Company became interested in effecting such a "dual class" structure for the Existing Common Stock in order to provide flexibility in considering, proposing and structuring acquisition and financing transactions to potentially augment the Company's growth.

          Currently, MAXXAM owns 50,000,000 shares of the Company's Existing Common Stock which after giving effect, on a pro forma basis, to the conversion of each of the 8,673,850 shares of PRIDES into one share of Existing Common Stock would result in MAXXAM owning approximately 62% of the Company's Existing Common Stock. In light of the possible effects of the Recapitalization Amendment on the ownership interest of, and other possible effects on, the Stockholders, including MAXXAM, on July 20, 1995 the Board of Directors appointed a Special Committee (the "Special Committee") of two independent directors. The two members were Robert Marcus, who served as Chairman of the Committee, and Robert J. Petris. The Special Committee was asked to consider a recapitalization in detail, recommend to the Board of Directors whether or not to proceed and if so,
the appropriate terms.   The Special Committee formally met twelve times
relating to a proposed recapitalization (such number does not include informal meetings or discussions that the Special Committee has had with its independent legal counsel or financial advisor).


          On August 25, 1995, the Special Committee met with representatives of Salomon Brothers Inc ("Salomon") and special legal counsel to the Company. The objectives sought to be achieved by, and various proposed terms of, the recapitalization were reviewed. The anticipated benefits and possible disadvantages of a recapitalization were discussed. The Special Committee also reviewed in detail a written presentation prepared by Salomon and distributed before the meeting to the Special Committee, which included analyses of the impact of similar proposals on the aggregate market value of outstanding common equity on companies with dual class structures of common equity, the potential market price differential between voting and nonvoting or lesser voting shares, the potential impact on market liquidity, the potential reaction of institutional investors to nonvoting or lesser voting stock structures and the potential impact on the Company's ability to raise capital.


          At a meeting on January 23, 1996, at which time both members were present, the Special Committee reviewed a draft of the opinion of Salomon substantially in the form as discussed below under "--Financial Advisor to the Special Committee" and formulated its recommendation to the Board of Directors that a new class of lesser voting common stock be authorized and issued in a recapitalization whereby each outstanding share of Existing Common Stock would be changed into .33 of a Class A Common Share and .67 of a share of Common Stock. The Special Committee specified that the Board should retain the discretion to pay larger dividends in cash or property on the Common Stock than on the Class A Common Shares. The Special Committee's purpose for this provision, as well as for the features designed to protect holders of the lesser voting stock in the event of mergers or substantial stock purchases, was to attempt to minimize any disparity that might develop in the market prices of the two classes of stock. Both of the members of the Special Committee voted to recommend the Recapitalization Amendment to the Board of Directors.


          At its meeting on January 24, 1996, the Board of Directors considered the Special Committee's recommendation. Following discussions, four members of the Board of Directors present at the meeting voted to approve the recommendation of the Special Committee to adopt the Recapitalization Amendment and to recommend it to the Company's Stockholders; two directors, Messrs. Hurwitz and Levin, abstained. After reviewing the Company's market liquidity, stockholder positions, growth objectives and capital structure and after consultation with the Special Committee's financial and legal advisors, the Board of Directors came to believe that such a structure offers the Company a number of possible advantages that outweigh the potential disadvantages. The Board of Directors then called the Special Meeting of Stockholders, and authorized the preparation and filing with the SEC of a proxy statement. The terms of the proposed recapitalization as set forth in this Proxy Statement and the precise language of the Recapitalization Amendment were approved on March 4, 1996 at a meeting of the Special Committee, and on March 15, 1996 by Unanimous Written Consent of the Board of Directors of the Company.


     FINANCIAL ADVISOR TO THE SPECIAL MEETING

          The Special Committee retained Salomon as its financial advisor in connection with its consideration of a recapitalization. Salomon examined the historical market and volume data of companies with multiple classes of common stock with different voting rights, reviewed voting rights and other terms of the classes of common stock for such companies and analyzed data relating to the issuance of stock by companies with multiple classes of common stock with different voting rights. Among other things, Salomon also reviewed certain publicly available financial, market and trading information relating to the Company, including the historical financial statements of the Company, and examined the historical market and volume data of the Company.


          Thereafter, Salomon rendered an opinion dated the date of this Proxy Statement to the Special Committee that, based upon and subject to various considerations set forth in such opinion and assuming the recapitalization had been effective as of such date, (i) the combined theoretical market value (on a fully distributed basis) and the liquidity of the Common Shares outstanding immediately after the recapitalization will not be materially less than the market value and the liquidity of the Existing Common Stock immediately prior to the announcement of the recapitalization, and (ii) the Company's ability to raise equity capital through an offering or offerings of common equity will not be materially adversely affected by the implementation of the recapitalization. The opinion of Salomon is set out in full in Annex B to this Proxy Statement. Salomon's opinion does not address the Company's underlying business decision to effect the recapitalization or constitute a recommendation to any holder of Existing Common Stock as to how such holder should vote with respect to the recapitalization.



          Salomon was paid a retainer fee of $50,000 and an additional $200,000, plus reimbursement of out-of-pocket expenses, upon delivery of the opinion attached hereto as Annex B. In addition, the Company has agreed to indemnify Salomon against certain liabilities and expenses it may incur in connection with such services. Salomon has acted from time to time in the past as financial advisor to the Company and to MAXXAM with respect to matters unrelated to the recapitalization and has received fees for its services.


     REASONS FOR THE RECAPITALIZATION PROPOSAL; RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RECAPITALIZATION AMENDMENT.

          The Board of Directors of the Company believes, after careful consideration of, among other things, the advantages and disadvantages of the Recapitalization Amendment and the opinion of Salomon, that the Recapitalization Amendment is in the best interest of the Company. The material advantages and disadvantages of the Recapitalization Amendment considered by the Special Committee and the Board of Directors are set forth herein. The Board of Directors believes that the creation of a capital structure with both voting and lesser voting Common Shares would offer a number of potential benefits to the Company and its Stockholders, which are described below.

          Stockholder Flexibility and Liquidity

           Stockholders who receive shares of Common Shares as a result of the effectiveness of the Recapitalization Amendment will be able to maintain approximately 83% of their voting power, after conversion or redemption of the PRIDES, even if they decide to sell or otherwise dispose of up to slightly more than two-thirds of their equity interest in the Company. The proposed Recapitalization Amendment thus would give all Stockholders, including MAXXAM, increased flexibility to dispose of a portion of their equity interest in the Company without significantly affecting their relative voting power. In January 1996, MAXXAM filed a shelf registration statement with the SEC for up to $200,000,000 of MAXXAM secured or unsecured debt securities, including debt securities that could be exchangeable for Existing Common Stock owned by MAXXAM. Contemporaneous with such filing, the Company filed a shelf registration with the SEC covering up to 10,000,000 shares (the "MAXXAM Shares") of Existing Common Stock owned by MAXXAM (which shares could be offered in connection with debt securities offered by MAXXAM that are exchangeable, redeemable or convertible for such shares of the Company or for sale by MAXXAM directly to purchasers). Neither of such registration statements has been declared effective by the SEC. MAXXAM has informed the Company that it has not made any determination regarding the timing of an offering of its debt securities or of any Existing Common Stock. MAXXAM has also informed the Company that, if the Recapitalization Amendment becomes effective, MAXXAM intends to have the shelf registration statements amended to substitute shares of Common Stock for the Existing Common Stock that would be covered by such registration statements.

          Because Stockholders who are interested in maintaining their voting interest in the Company may be more willing to sell shares of the Company if such sale does not result in a corresponding decrease in their relative voting power, the Recapitalization Amendment may also result in increased trading of equity securities of the Company, thereby increasing liquidity. It is anticipated that both classes of the Common Shares will be listed on the NYSE. Furthermore, the presence of both voting and lesser voting shares will allow holders of Class A Common Shares, including MAXXAM, to increase their voting power without necessarily increasing their equity investment by selling or exchanging shares of Common Stock and acquiring Class A Common Shares (subject to the Minority Protection Provisions).

          Repurchase Obligation

          The implementation of the Recapitalization Amendment will also lessen the likelihood of possible repurchase obligations under the Indentures with respect to the 9-7/8% Senior Notes and the 12-3/4% Senior Subordinated Notes of the Company's subsidiary, Kaiser Aluminum & Chemical Corporation ("KACC"), which would arise upon the occurrence of a change of control, defined as MAXXAM not beneficially owning a minimum percentage (ranging from 30% to 40% depending on various circumstances) of the Company's voting stock.

          Financing Flexibility

           By authorizing the Company to issue either voting or lesser voting shares, the Recapitalization Amendment will provide the Company with increased flexibility to issue Common Stock or some combination of Common Shares (i) to raise equity capital (either through direct issuances of stock or through issuances of convertible securities) to finance future capital expenditures and to finance the future growth of the Company, (ii) as consideration for future acquisitions, and (iii) in connection with employee stock plans as a means of attracting, compensating and retaining key employees, without materially diluting the voting power of the Company's existing Stockholders. By providing the Company with the ability to issue lesser voting equity securities, the Recapitalization Amendment should help mitigate any reluctance that MAXXAM might otherwise have to support the issuance of significant additional common stock because of the accompanying voting dilution.

          The Company is evaluating various acquisition and financing transactions in which the issuance of Common Shares could be involved, but there is currently no specific plan to issue additional equity or convertible securities. On February 22, 1996, the Company announced that it had proposed on February 8, 1996 to acquire all of the outstanding shares of Alumax Inc. ("Alumax"), a leading corporation in the aluminum industry, for a combination of cash and equity securities of the Company at a combined value of $40 to $45 per common share, of which $30 would be paid in cash and the balance in equity securities of the Company. With approximately 55 million common shares of Alumax outstanding, on a fully diluted basis, the transaction would have been valued at between $2.2 billion and $2.5 billion. Alumax rejected the proposal and subsequently adopted a stockholder rights plan commonly called a "poison pill," which is a defensive, self-protective measure, instead of agreeing to cooperative discussions. Although management of the Company remains convinced that a combination of the Company and Alumax would offer an opportunity to stockholders of both companies to realize enhanced value, on March 2, 1996, the Company announced it had decided to withdraw its proposal.

          Continuity

          Approval of the Recapitalization Amendment would give the Company the flexibility to issue Common Stock or some combination of Common Shares for financing, acquisition and compensation purposes without materially diluting the voting power of the Company's existing Stockholders, including MAXXAM, although their equity interests would be diluted. As a practical matter, the Recapitalization Amendment would permit MAXXAM to retain a majority of the voting power of the Company even if it substantially reduces its equity position in the Company by more than two-thirds (whether for financial, diversification or other reasons). Accordingly, the Recapitalization Amendment is expected to reduce the risk of disruption in the continuity of the Company's current operating policies and long-range strategy that might otherwise result if MAXXAM were to dispose of a significant percentage of its shares of Existing Common Stock.

          Key Employees

          The Recapitalization Amendment is intended to permit all employees of the Company to continue to concentrate on their employment responsibilities by reducing concern, if any, that the future of the Company could be affected by real or perceived succession issues or by an unsolicited takeover attempt that might otherwise be triggered by significant sales of shares of Existing Common Stock by MAXXAM in the future. By reducing these uncertainties, the Recapitalization Amendment may enhance the ability of the Company to attract and retain highly qualified key employees. In addition, the Company's ability to issue Common Stock should increase the Company's flexibility in structuring compensation plans and arrangements so that employees may continue to participate in the growth of the Company without materially diluting the voting power of existing stockholders, although equity interests may be diluted.

     CERTAIN POTENTIAL DISADVANTAGES OF THE RECAPITALIZATION PROPOSAL

          While the Board of Directors has determined that implementation of the Recapitalization Amendment is in the best interests of the Company, the Recapitalization Amendment may also be considered to have certain disadvantages, including, but not limited to, those set forth below and those set forth under "--Certain Effects of the Recapitalization Amendment."

          Change of Control Impact

          MAXXAM currently owns approximately 62% of the Existing Common Stock on a fully diluted basis assuming the conversion of each outstanding share of PRIDES into one share of Existing Common Stock, and holds approximately 63.6% of the voting power of the Company. In the event that the Recapitalization Amendment is implemented and after the PRIDES are converted or redeemed, MAXXAM could retain a majority of the voting power of the Company even if it reduced its total holdings of the Company's equity securities by more than two-thirds. By permitting MAXXAM to sell Common Stock while retaining Class A Common Shares, implementation of the Recapitalization Amendment may limit the future circumstances in which a sale or transfer of equity by MAXXAM could lead to a merger proposal or tender offer or to a proxy contest for the removal of incumbent directors.

          Consequently, the Recapitalization Amendment may deprive stockholders of the Company of an opportunity to sell their shares at a premium over prevailing market prices in a change of control transaction and may also make it more difficult to replace the current members of the Board of Directors and management of the Company.

          Increased Availability of Number of Authorized Shares

          As of January 31, 1996, there were 100,000,000 shares of Existing Common Stock authorized, of which there were 71,638,514 shares outstanding and 28,361,486 available for future issuance (19,687,636 if the current outstanding PRIDES are converted on a one-for-one basis). There were also 20,000,000 shares of preferred stock authorized, of which 8,673,850 shares of PRIDES were outstanding as of January 31, 1996. If the Recapitalization Amendment is adopted by the Stockholders, its implementation will result in 100,000,000 shares of Class A Common Shares being authorized, of which approximately 23,640,709 will be issued and outstanding and approximately 76,359,291 will be available for future issuance without any requirement of further stockholder approval, except as may be required by the NYSE or by Delaware law. Additionally, 250,000,000 shares of Common Stock will be authorized, of which approximately 47,997,804 will be issued and outstanding and approximately 202,002,196 will be available for future issuance without any requirement of further stockholder approval, except as may be required by the NYSE or Delaware law. There will be no change in the number of authorized shares of the Company's preferred stock. The Board of Directors believes it desirable that the Company have the flexibility of being able to issue additional Common Shares without stockholder approval. Stockholders have no preemptive rights to purchase any stock of the Company, and may not cumulate votes in the election of directors. The additional Common Shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership or voting power of the present holders of the Existing Common Stock.

          While the Recapitalization Amendment is not being proposed for this reason, the availability of additional Common Shares could enhance the Board of Directors' bargaining capability on behalf of the Company's stockholders in a takeover situation. The additional Common Shares could also be used, either alone or in combination, to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of shares, by increasing the aggregate outstanding shares and, thus, the number of shares required to accomplish such a transaction. The situations referred to in this paragraph seem unlikely at present by reason of the voting power of MAXXAM.

          Investment By Institutions

          Implementation of the Recapitalization Amendment may affect the decision of certain institutional investors that would otherwise consider investing in or retaining the Existing Common Stock. The holding of lesser voting shares may not be permitted by the investment policies of certain institutional investors or may be less attractive to managers of certain institutional investors. The Company is not aware of the effect, if any, the implementation of the Recapitalization Amendment will have on the continued holdings of those institutional investors who currently own Existing Common Stock.

          Acquisition Accounting

          In order for the Company to effect a business combination to be accounted for using the "pooling of interests" method, the Company would be required to issue Class A Common Shares in order to effect any such combination. Common Stock may not be used, either alone or in combination with Class A Common Shares, to effect a business combination utilizing such method of accounting.

          State Statutes

          Some state securities law statutes contain provisions which, due to the issuance of Common Stock, may restrict an offering of equity securities by the Company or the secondary trading of its equity securities in those states. However, due to exemptions available if the Class A Common Shares and shares of Common Stock are trading on the NYSE and the limited number of states involved, the Company does not believe that such provisions will have a material adverse effect on the amount of equity securities that the Company will be able to offer, on the price obtainable for such equity securities in such an offering, or on the secondary trading market for the Company's equity securities.

          Security For Credit

          While there can be no assurance, the Company does not expect that the adoption of the Recapitalization Amendment will affect the ability of stockholders to use either the Class A Common Shares or the Common Stock as security for the extension of credit by financial institutions, securities brokers or dealers.

     DESCRIPTION OF COMMON SHARES

          The terms of the Class A Common Shares and the Common Stock are set forth in full in Article Fourth of the Company's Restated Certificate of Incorporation as proposed to be amended and restated by the proposed Recapitalization Amendment. The rights of the two classes of Common Shares will be identical except as otherwise described below. The text of the portion of the Recapitalization Amendment relating to the reclassification of the Existing Common Stock and of Article Fourth as proposed to be amended and restated pursuant to the Recapitalization Amendment are set forth in Annex A-1 and Annex A-2, respectively, to this Proxy Statement and incorporated herein by reference. Although the following is a summary of all of the material terms of the Recapitalization Amendment, it should nevertheless be read in conjunction with, and is qualified in its entirety by reference to, Annex A-1 and Annex A-2.


          Voting

          Under the Company's current Restated Certificate of Incorporation, each share of Existing Common Stock is entitled to one vote per share and each share of PRIDES is entitled to 4/5 vote, and, except as required by law or as to certain matters as to which separate class voting rights have been granted to the holders of the PRIDES or may be granted in the future to the holders of one or more other series of preferred stock, the holders of the Existing Common Stock and the holders of the PRIDES vote together with each other, and not as separate classes, on all matters voted upon by the stockholders. Upon the effectiveness of the Recapitalization Amendment, each Class A Common Share will, subject to the Minority Protection Provisions described below, entitle the holder thereof to one vote per share, the Common Stock will entitle the holders thereof to 1/10 vote per share and, until the PRIDES are converted or redeemed (which will occur no later than December 31, 1997), the holders of the PRIDES will continue to be entitled to 4/5 vote per share; except as required by law or as to certain matters as to which separate class voting rights have been granted to the holders of the PRIDES or the holders of Common Stock or may be granted in the future to the holders of one or more other series of preferred stock, the holders of the Class A Common Shares, the holders of the Common Stock and the holders of the PRIDES will vote together with each other, and not as separate classes, on all matters voted upon by the stockholders. After giving effect to the Recapitalization Amendment, the voting power of the holders of the shares of PRIDES will increase from 8.8% to 19.6% of the total votes and the voting power of the holders of the Common Shares will be 80.4% of the total votes (as compared with 91.2% of total votes held by the holders of Existing Common Stock immediately prior to the Effective Time). Following conversion or redemption of the PRIDES, the relative voting power held by former holders of the PRIDES will be approximately the same as it would have been in the absence of the Recapitalization Amendment. See "--Certain Effects of the Recapitalization Amendment--Effect on Relative Ownership Interest and Voting Power".


          Dividends and Distributions

          The Recapitalization Amendment provides that, after the requirements with respect to preferential dividends on any of the Company's preferred stock shall have been met and after the Company shall have complied with all of the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of any such preferred stock and subject to any other applicable conditions, dividends and distributions may be declared and paid to the holders of Class A Common Shares and Common Stock in cash, property, or other securities of the Company (including shares of any class or series whether or not shares of such class or series are already outstanding) out of funds legally available therefor. Each Class A Common Share and each share of Common Stock will have identical rights with respect to dividends and distributions, subject to the following: (i) at the discretion of the Board of Directors, a dividend or distribution in cash or property on a share of Common Stock may be greater (but not less) than any dividend or distribution in cash or property on a Class A Common Share; (ii) a stock dividend on Class A Common Shares may be paid in Class A Common Shares or shares of Common Stock; and (iii) a stock dividend on shares of Common Stock may be paid only in shares of Common Stock. If a stock dividend on Class A Common Shares is paid in Class A Common Shares, a stock dividend on Common Stock will be paid in a proportionate number of shares of Common Stock. The dividend provisions of the Recapitalization Amendment provide the Board of Directors with the flexibility to determine appropriate dividend levels, if any, under the circumstances from time to time.

          The Company is prohibited under the Credit Agreement, dated February 15, 1994 among the Company, Kaiser Aluminum & Chemical Corporation ("KACC"), the financial institutions which are parties thereto, and BankAmerica Business Credit, Inc. (as amended, the "1994 Credit Agreement") from paying dividends on its Existing Common Stock or on the Common Shares and does not anticipate paying dividends on its Existing Common Stock or, if the Recapitalization Amendment is approved, on the Common Shares in the foreseeable future. The 1994 Credit Agreement expressly permits the declaration and payment of dividends by the Company on the PRIDES to the extent the Company receives payment on certain intercompany notes or certain other permitted distributions from KACC under the 1994 Credit Agreement.

          The holders of the PRIDES are entitled to receive (when, as and if the Board of Directors declares dividends out of funds legally available therefor) cumulative preferential cash dividends at the rate of $.97 per annum or $.2425 per quarter for each share of the PRIDES, payable quarterly in arrears on the last day of each March, June, September and December, provided however, that, with respect to any dividend period during which a redemption occurs, the Company may, at its option, declare accrued dividends on the PRIDES to, and pay such dividends on, the redemption date, in which case such dividends shall not be included in the calculation of the Call Price (as defined below) on such redemption date. The Recapitalization Amendment will have no effect on the dividend rights of the PRIDES.

          Mergers and Consolidations

          In the event of a merger, consolidation or combination of the Company with another entity (whether or not the Company is the surviving entity) or in the event of dissolution of the Company, the holders of shares of Common Stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of Class A Common Shares in that transaction, except that any common stock that holders of Common Stock are entitled to receive in any such event may have terms substantially similar to those of the Common Stock (i.e., significantly lesser voting rights) as set forth in the Recapitalization Amendment.

          Splits or Combinations

          The Recapitalization Amendment provides that, if the Company shall in any manner split, subdivide or combine the outstanding Class A Common Shares or Common Stock, the outstanding shares of the other such class shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.

          Convertibility

          Except as described below, neither the Common Stock nor the Class A Common Shares would be convertible into another class of securities of the Company.

          The Common Stock may be converted automatically into Class A Common Shares on a share-for-share basis by resolution of the Board of Directors if, as a result of the existence of the Common Stock, the Class A Common Shares, the Common Stock or both become excluded from trading on the principal national securities exchange on which the shares are then traded and all other such exchanges and are also excluded from quotation on the NASDAQ National Market System and other comparable quotation systems then in use.

          In addition, if at any time the number of outstanding shares of Class A Common Shares falls below 10% of the aggregate number of outstanding shares of Common Stock and of Class A Common Shares, then, immediately upon the occurrence of such event, all the outstanding shares of Common Stock will be automatically converted into Class A Common Shares, on a share-for-share basis. For purposes of the immediately preceding sentence, any shares of Common Stock or Class A Common Shares repurchased by the Company will no longer be deemed "outstanding" from and after the date of repurchase. The Company has no present intention to repurchase any shares of its Common Stock or Class A Common Shares. In view of the absence of a present intention by the Company to repurchase any shares of Common Stock or Class A Common Shares and the substantial number of shares of Common Stock that would be required to be issued to reach the 10% threshold, the Board of Directors believes it unlikely that this provision will be triggered in the foreseeable future. However, in the event of any such change, to the extent that the market price of the Common Stock is higher or lower than the market price of the Class A Common Shares immediately prior to such change, the market price of the shares held by particular holders may be adversely affected by the change. The mechanism for automatic conversion provided for in this paragraph may be deemed akin to the Minority Protection Provisions referred to below.

          In the event of any such conversion of the Common Stock, certificates which formerly represented outstanding shares of Common Stock will thereafter be deemed to represent a like number of Class A Common Shares.

          Minority Protection Provisions

          After the Effective Time, voting rights disproportionate to equity ownership could be acquired through acquisitions of Class A Common Shares without corresponding purchases of Common Stock. In order to reduce somewhat the likelihood of Class A Common Shares and shares of Common Stock trading at significantly different market prices and to give holders of Common Stock the opportunity to participate in any premium paid in the future relating to the acquisition of 15% or more of the Class A Common Shares by a buyer who has not acquired a proportionate number of shares of Common Stock, the Recapitalization Amendment includes "Minority Protection Provisions" as described below. The Minority Protection Provisions might have an anti-takeover effect by making the Company a less attractive target for a takeover bid. As discussed below, there can be no assurance that the Company will in all instances be able to readily identify Persons whose holdings subject them to the Minority Protection Provisions.

          Certain Definitions

          For purposes of the Minority Protection Provisions, the following definitional provisions apply:

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Person" means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the Company).

          The following Class A Common Shares shall be excluded for the purpose of determining the Class A Common Shares beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:

                         (a)  shares beneficially owned by such Person or
group (or, in the case of a group, shares beneficially owned by Persons that are members of such group) immediately after the Effective Time;

                         (b)  shares acquired by will or by the laws of
descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing the Minority Protection Provisions, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing the Minority Protection Provisions, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

                         (c)  shares acquired upon issuance or sale by the
Company;

                         (d)  shares acquired by operation of law
(including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

                         (e)  shares acquired in exchange for Common Stock
by a holder of Common Stock (or by a parent, lineal descendant or donee of such holder of Common Stock who received such Common Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the Company as a dividend on Class A
Common Shares;

                         (f)  shares acquired by a plan of the Company
qualified under Section 401(a) of the Internal Revenue
Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

                         (g)  shares beneficially owned by a Person or
group immediately after the Effective Time which are thereafter acquired by an Affiliate of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) or any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

                         (h)  shares acquired indirectly through the
acquisition of securities, or all or substantially all of the assets, of a Person that has a class of its equity securities registered under Section 12 (or any successor provision) of the 1934 Act.

Notwithstanding anything to the contrary contained in the Minority Protection Provisions, no Person (and no group including such Person) shall be deemed to have acquired after the Effective Time beneficial ownership of any Class A Common Shares owned by any other Person solely by reason of such Person being or becoming an officer, director, executive, trustee, executor, custodian, guardian, and/or other similar fiduciary or employee of or for such other Person under circumstances not intended to circumvent the Minority Protection Provisions.

          For purposes of calculating the number of shares of Common Stock beneficially owned or acquired by any Person or group:

                         (a)  shares of Common Stock acquired by gift shall
be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of the Minority Protection Provisions; and

                         (b)  only shares of Common Stock owned of record
by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Company shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

          Subject to the other definitional provisions applicable to the Minority Protection Provisions, "beneficial ownership" shall be determined pursuant to Rule 13d-3 (as in effect on February 1, 1996) promulgated under the 1934 Act, and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) (as in effect on February 1, 1996) promulgated under the 1934 Act, in each case subject to the following additional qualifications:

                         (a)  relationships by blood or marriage between or
among any Persons will not constitute any of such Persons as a member of a group with any such other
Person(s), absent affirmative attributes of concerted action; and

                         (b)  any Person acting in his official capacity as
a director or officer of the Company shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Company, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Company will not cause such Person to become a member of a group with any other Person.

          Description of the Minority Protection Provisions

          If any Person or group (excluding the Company, but including MAXXAM), acquires after the Effective Time beneficial ownership of shares representing 15% or more of the then outstanding Class A Common Shares, and such Person or group (a "Significant Stockholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of Common Stock, all of which Common Stock must have been acquired by such Person or group after the Effective Time, the Minority Protection Provisions require that such Significant Stockholder must, in order to maintain all of its voting power, make (within a ninety-day period beginning the day after becoming a Significant Stockholder) a public cash tender offer to acquire additional shares of Common Stock, as described below (a "Minority Protection Transaction"). The 15% ownership threshold of the number of Class A Common Shares which triggers a Minority Protection Transaction may not be waived by the Board of Directors, nor may this threshold be amended without stockholder approval, including a majority vote of the outstanding Common Stock tabulated separately as a class.

          For example, if a stockholder owns 4% of the outstanding Class A Common Shares immediately after the Effective Time and thereafter acquires additional Class A Common Shares representing an additional 16% of the outstanding Class A Common Shares without acquiring any additional shares of Common Stock, such stockholder must either commence a tender offer for an additional 16% of the Common Stock at the prescribed price or he will not be allowed to vote the 16% of the Class A Common Shares acquired after the Effective Time. Alternatively, such stockholder could sell 2% of the outstanding Class A Common Shares, thus dropping the net amount of the Class A Common Shares acquired after the Effective Time to 14%, leaving the stockholder with an aggregate of 18% of the Class A Common Shares, all of which could be voted.

          In a Minority Protection Transaction, the Significant Stockholder must make a public cash tender offer to acquire from the holders of Common Stock at least that number of additional shares of Common Stock (the "Additional Shares") determined by (i) multiplying (x) the percentage of the number of outstanding Class A Common Shares that are beneficially owned by such Significant Stockholder and were acquired after the Effective Time by such Significant Stockholder by (y) the total number of shares of Common Stock outstanding on the date such Person or group became a Significant Stockholder, and (ii) subtracting therefrom the number of shares of Common Stock beneficially owned by such Significant Stockholder on the date such Person or group became a Significant Stockholder (including shares acquired at or prior to the time such Person or group became a Significant Stockholder) which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Stockholder must acquire all shares of Common Stock validly tendered and not withdrawn or, if the number of shares of Common Stock tendered to the Significant Stockholder, and not withdrawn, exceeds the number determined pursuant to such formula, a pro-rata number from each tendering holder (based on the number of shares tendered by each tendering stockholder).

          The cash offer price for any Additional Shares required to be purchased by the Significant Stockholder pursuant to the Minority Protection Provisions shall be the greatest of: (i) the highest price per share paid by the Significant Stockholder for any Class A Common Share or any share of Common Stock during the six-month period ending on the date such Person or group became a Significant Stockholder (or such shorter period after the Effective Time if the date such Person or group became a Significant Stockholder is not more than six months following the Effective
Time); (ii) the highest reported sale price of a Class A Common Share or share of Common Stock on the NYSE (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the thirty-day period preceding the date such Person or group became a Significant Stockholder; and (iii) the highest reported sale price for a Class A Common Share or share of Common Stock on the NYSE (or such other securities exchange or quotation system then constituting the principal trading market for such shares) on the business day preceding the date the Significant Stockholder commences the required tender offer.

          If a Significant Stockholder fails to make a tender offer required by the Minority Protection Provisions, or to purchase validly tendered and not withdrawn shares (after proration, if any), the voting rights of all of the Class A Common Shares beneficially owned by such Significant Stockholder which were acquired after the Effective Time would be automatically suspended until completion of a Minority Protection Transaction or until divestiture of the excess Class A Common Shares that triggered such requirement. To the extent that the voting power of any Class A Common Shares is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

          A Minority Protection Transaction would also be required of any Significant Stockholder each time that the Significant Stockholder acquires after the Effective Time beneficial ownership of an additional amount of Class A Common Shares equal to or greater than the next higher integral multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the outstanding Class A Common Shares and such Significant Stockholder does not then own an equal or greater percentage of all then outstanding shares of Common Stock that such Significant Stockholder acquired after the Effective Time. Such Significant Stockholder would be required to offer to buy that number of Additional Shares prescribed by the formula set forth above; provided that, for purposes of such formula, the date on which the Significant Stockholder acquired the next higher integral multiple of 5% of the outstanding Class A Common Shares will be deemed to be the date on which such Person or group became a Significant Stockholder.

          The requirement to engage in a Minority Protection Transaction will be satisfied by making the requisite offer and purchasing validly tendered and not withdrawn shares, even if the number of shares tendered is less than the number of shares included in the required offer.

          Neither the Minority Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage beneficial ownership of Class A Common Shares resulting solely from a change in the total number of Class A Common Shares outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Effective Time beneficial ownership of 15% or more of the number of then outstanding Class A Common Shares (or, after the last acquisition which triggered the requirement for a Minority Protection Transaction, additional Class A Common Shares in an amount equal to the next higher integral multiple of 5% in excess of the number of Class A Common Shares then outstanding) shall be subject to any Minority Protection Transaction requirement that would be otherwise imposed. All calculations with respect to percentage beneficial ownership of issued and outstanding shares of either class of Common Shares shall be based upon the number of issued and outstanding shares reported by the Company on the last to be filed of (i) the Company's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q,
(iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the SEC.

          Since the definition of Significant Stockholder is based on the beneficial ownership percentage of Class A Common Shares acquired after the Effective Time of the Recapitalization Amendment, a Person or group who is a stockholder of the Company at the Effective Time will not become a Significant Stockholder unless such Person or group acquires an additional 15% of the then outstanding Class A Common Shares, regardless of the number of shares of Existing Common Stock owned prior to the Effective Time of the Recapitalization Amendment.

          The Minority Protection Provisions do not prevent any Person or group from acquiring a significant or controlling interest in the Company, provided such Person or group acquires a proportionate percentage of the Common Stock, undertakes a Minority Protection Transaction or incurs the suspension of the voting rights of the Class A Common Shares as provided by the Minority Protection Provisions. If a Minority Protection Transaction is required, the purchase price to be paid in such offer may be higher than the price at which a Significant Stockholder might otherwise be able to acquire an identical number of shares of Common Stock. Such requirement could make an acquisition of a significant or controlling interest in the Company more expensive and, if the Minority Protection Transaction is required, more time consuming, than if such requirement did not exist. Consequently, a Person or group might be deterred from acquiring a significant or controlling interest in the Company as a result of such requirement. See "--Certain Potential Disadvantages of the Recapitalization Proposal--Change of Control Impact." Moreover, by restricting the ability of an acquiror to acquire a significant interest in the Class A Common Shares by paying a "control premium" for such shares without acquiring a similar percentage of Common Stock, the Minority Protection Provisions are designed to help reduce or eliminate any discount on either of these classes of Common Shares.

          There can be no assurance that the Company will be able to readily identify a Person or group as a Significant Stockholder. Although the 1934 Act will require Persons or groups holding 5% or more of the Class A Common Shares or the Common Stock to file reports specifying the level of their ownership with the SEC and to send a copy of such filing to the Company, there can be no assurance that a Person or group will comply with such law or that alternative methods of identifying such holders will be available. As a result, the benefits of the Minority Protection Provisions may be difficult to enforce.

          Preemptive Rights

          None of the Class A Common Shares or shares of the Common Stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of the Company's stock.

          Sales and Repurchases

          As part of the Recapitalization Amendment, Article Fourth of the Company's Restated Certificate of Incorporation will be revised to make it clear that the Board of Directors is authorized to repurchase shares of any class or series without regard to whether a lesser price could be paid for the same number of shares of any other class or series of stock. The proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation also makes it clear that the Board of Directors is permitted to authorize the sale of shares of a class or series of stock even though a higher price could be obtained by selling shares of another class or series since the two classes of Common Shares may have differing values and market prices.

          Transferability; Trading Market

          The Class A Common Shares and the Common Stock will be freely transferable, subject to the current restrictions on certain shares of the Existing Common Stock issued to certain employees of the Company. The Existing Common Stock is traded on the NYSE. It is expected that both the Class A Common Shares and the Common Stock will be listed on the NYSE. The NYSE has advised the Company that the issuance of the lesser voting Common Stock pursuant to the Recapitalization Amendment will not violate the NYSE's rules and regulations and is permitted thereunder. However, there can be no assurance that the NYSE will accept either class for trading. In the unlikely event that both classes of Common Shares are not approved for trading on the NYSE or other principal national securities exchange and are also excluded from quotation on the NASDAQ National Market System, the Company will not go forward with the recapitalization.

          Stockholder Information

          The Company will deliver to the holders of Common Shares the same proxy statements, annual reports and other information and reports as it currently delivers to holders of the Existing Common Stock.

     CERTAIN EFFECTS OF THE RECAPITALIZATION AMENDMENT

          Effect on Relative Ownership Interest and Voting Power


          Upon effectiveness of the Recapitalization Amendment, each share of Existing Common Stock (with one vote per share) would be changed into
 .33 of a Class A Common Share and .67 of a share of Common Stock. Each share of Class A Common Stock will have one vote per share, each share of Common Stock will have 1/10 vote per share, and each share of PRIDES will continue to be entitled to 4/5 vote until conversion or redemption of the PRIDES (which will occur no later than December 31, 1997). Accordingly, the relative voting power of the holders of the PRIDES will increase from 8.8% to 19.6% of the total votes and the aggregate voting power of the holders of the Common Shares will be 80.4% of the total votes (as compared to the 91.2% of total votes held by the holders of Existing Common Stock immediately prior to the Effective Time) and the voting power of the Common Shares owned by MAXXAM will be 56.1% of the total votes (as compared with 63.6% of the total votes for the Existing Common Stock held by MAXXAM) until such time as the PRIDES are converted into or redeemed for Common Shares. Following conversion or redemption of the PRIDES, the relative voting power held by former holders of the PRIDES will be approximately the same as it would have been in the absence of the Recapitalization Amendment.


          Stockholders who sell their Class A Common Shares after the Effective Time of the Recapitalization Amendment would lose a greater amount of voting power in proportion to equity than they would have prior to such time by the sale of an equal number of shares of Existing Common Stock. At the same time, stockholders desiring to maintain somewhat more than 80% of their voting rights in the Company would be free to continue to hold the Class A Common Shares and elect to sell their shares of Common Stock.


          Effect on Market Value and Price

          Based on the advice of Salomon provided to the Special Committee of the Board of Directors, the Company anticipates that combined market value of the Common Shares immediately after the Effective Time will not be materially less than the market value of the Existing Common Stock immediately prior to the announcement of the proposed recapitalization, but there can be no assurance as to the trading prices of either class. On March 15, 1996, the closing sale price of the Existing Common Stock as reported on the NYSE was $14.50. If the market price of the shares of Common Stock were to drop significantly below the price of the Class A Common Shares, the potential benefits of the Recapitalization Amendment with respect to flexibility for financings by the Company or resales by the stockholders may be limited.


          It is possible that either the Class A Common Shares or the shares of Common Stock may trade from time to time at a premium or discount to the other. The Minority Protection Provisions and the flexibility afforded by the provision permitting the Board of Directors, in its discretion, to declare larger dividends on the Common Stock may somewhat reduce the reasons for the Class A Common Shares to trade at a premium compared with the Common Stock. Should a premium on either class of the Common Shares develop, the Recapitalization Amendment permits the Board of Directors to issue and sell authorized but unissued shares of any class of common stock even if the consideration which could be obtained by issuing or selling shares of another class may be greater. The Recapitalization Amendment also expressly permits the Board of Directors to purchase shares of any class of common stock even if the consideration which would be paid for shares of another class may be less.

          Effect on Trading Market

          Upon effectiveness of the Recapitalization Amendment, based on the number of shares of Existing Common Stock issued and outstanding as of January 31, 1996, approximately 23,640,709 Class A Common Shares and 47,997,804 shares of Common Stock will be issued and outstanding. MAXXAM has advised the Company that if it decides to sell any Common Shares, it is more likely over time to sell shares of Common Stock than Class A Common Shares. Any issuance of additional shares of Common Stock by the Company or sales of shares of Common Stock by stockholders, including MAXXAM, may serve to increase market activity in Common Stock relative to the Class A Common Shares. Greater market activity may result in increased volatility in pricing and could enlarge any price differential, either higher or lower, between the Class A Common Shares and Common Stock.

          Effect on Benefit Plans

          The incentive stock plans of the Company that will be affected by the Recapitalization Amendment are the (i) Kaiser 1993 Omnibus Stock Incentive Plan (the "Omnibus Plan"), (ii) Kaiser 1995 Executive Incentive Compensation Program (the "Executive Plan"), and (iii) Kaiser 1995 Employee Incentive Compensation Program (the "Employee Plan"). As a result of the Recapitalization Amendment, each share of Existing Common Stock reserved for future issuance and each share of Existing Common Stock subject to an outstanding option will be changed into .33 of a Class A Common Share and
 .67 of a share of Common Stock . There are currently no stock appreciation rights outstanding. In addition, the Company anticipates that the Omnibus Plan, the Executive Plan and the Employee Plan will be amended to provide that options and stock appreciation rights granted thereunder after the Effective Time may relate solely to Class A Common Shares, Common Stock, or a combination of the two.

          Holders of restricted shares of Existing Common Stock issued under the Omnibus Plan or otherwise will participate in the recapitalization as any other holder of Existing Common Stock, and therefore, after the Effective Time, such holders will hold .33 of a Class A Common Share and .67 of a share of Common Stock for each share of Existing Common Stock held immediately before the Effective Time of the Recapitalization Amendment. All such shares, regardless of class, will be subject to all restrictions that applied previously to the Existing Common Stock issued under such plans or otherwise.

          Effect on Book Value and Earnings per Share

          The interest of each stockholder in the total equity of the Company would remain unchanged as a result of the Recapitalization Amendment, except as a result of the treatment of fractional shares. The Company believes that the change of each issued share of Existing Common Stock into .33 of a Class A Common Share and .67 of a share of Common Stock will not impact the Company's calculation of book value and earnings per share attributable to its common equity securities, except as a result of the treatment of fractional shares.

          Effect on Preferred Stock

          The Recapitalization Amendment will not have any effect on the number of shares of preferred stock, including the PRIDES, or the ability of the Board of Directors to issue shares of preferred stock and to fix the rights, powers or limitations thereof. The Company has no current plans to issue any additional shares of preferred stock.

          As of January 31, 1996, there were 8,673,850 shares of PRIDES issued and outstanding. At any time prior to December 31, 1997, unless previously redeemed, each share of PRIDES is convertible at the option of the holder into .8333 of a share of Existing Common Stock, subject to adjustment. On December 31, 1997, the PRIDES must be automatically converted on a share-for-share basis into Existing Common Stock, unless earlier redeemed or converted. Shares of PRIDES are not redeemable by the Company before December 31, 1996. On or after such date until December 31, 1997, the Company may redeem all or any of such shares in exchange for a number of shares of Existing Common Stock per share of PRIDES equal to the sum of (i)$11.9925 (which amount declines in stages to $11.75 on or after November 30, 1997) and (ii) all accrued and unpaid dividends per share of PRIDES (other than previously declared dividends payable to a holder of record as of a prior date) (the "Call Price"), divided by the Current Market Price (as defined) per share of Existing Common Stock; provided, however, that in no event is the number of shares of Existing Common Stock to be delivered on such redemption to be less than .8333 of a share of Existing Common Stock for each share of PRIDES.

          Pursuant to the antidilution provisions applicable to the PRIDES, upon the effectiveness of the Recapitalization Amendment, (i) each share of PRIDES will be convertible at the option of the holder into .56 of a share of Common Stock and .27 of a Class A Common Share, (ii) if not previously redeemed or converted, on December 31, 1997, each share of PRIDES will be automatically converted into .67 of a share of Common Stock and .33 of a Class A Common Share, and (iii) on or after December 31, 1996, the Company may redeem the PRIDES in exchange for (A) a number of shares of Common Stock per share of PRIDES determined by (x) multiplying the applicable Call Price by .67 and (y) dividing the amount so obtained by the Current Market Price per share of Common Stock and (B) a number of Class A Common Shares per share of PRIDES determined by (x) multiplying the applicable Call Price by .33 and (y) dividing the amount so obtained by the Current Market Price per Class A Common Share; provided, however, that in no event is the number of shares of Common Stock to be delivered on such redemption to be less than .56 of a share of Common Stock, and in no event is the number of Class A Common Shares to be delivered on such redemption to be less than
 .27 of a Class A Common Share, for each share of PRIDES.   See also, "--
Effect on Relative Ownership Interest and Voting Power."

          Credit Agreement

          In order for the recapitalization to be effected, KACC's 1994 Credit Agreement has to be amended, or a waiver from the lenders thereunder obtained, to permit the payment of cash in lieu of fractional shares. The Company expects that such amendment or waiver will be obtained.

          Subsequent Amendments

          The Recapitalization Amendment would not prevent the Company from taking any action, or otherwise affect the Company's ability, with the requisite approval of its stockholders, to adopt any future amendments to the Company's Certificate of Incorporation for the purpose of further changing the Company's capital structure or for any other lawful purpose.

          Certain United States Federal Income Tax Consequences

          The Company has been advised by the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel with respect to the principal United States federal income tax consequences resulting from the exchange (for tax law purposes) of shares of Existing Common Stock for Class A Common Shares and shares of Common Stock in connection with the Recapitalization Amendment. The following discussion is based on existing tax law, which is subject to change, possibly with retroactive effect. It does not deal with all tax consequences that may be relevant in the particular circumstances of each holder (some of which, such as dealers in securities, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules). Stockholders are urged to consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

          No taxable income, gain or loss will be recognized by a holder of shares of Existing Common Stock with respect to those shares that are exchanged for Class A Common Shares and shares of Common Stock. The basis for tax purposes of each such share of Existing Common Stock held immediately before the Recapitalization Amendment will be allocated between the Class A Common Shares and shares of Common Stock in proportion to their relative fair market values at the Effective Time of the Recapitalization Amendment. The holding period for each Class A Common Share and each share of Common Stock received in the exchange will be the same as the holding period of the Existing Common Stock given up in the exchange.

          Taxable income, gain or loss will be recognized by a holder of shares of Existing Common Stock with respect to those shares that are exchanged for cash in lieu of fractional shares. The holder will be treated as having received such fractional shares and having exchanged them for cash in a transaction subject to Section 302 of the Internal Revenue Code of 1986, as amended, and related provisions. In general, the holder will recognize a gain or loss equal to the difference between the cash received and the tax basis in the fractional shares.

          No taxable income, gain or loss would be recognized by a holder of a share of Common Stock upon the conversion of such Common Stock into a Class A Common Share pursuant to the convertibility feature described above. The cost or other basis for tax purposes of the resulting Class A Common Share will be the same as the cost or other basis for tax purposes of the Common Stock held immediately before the conversion. The holding period for such Class A Common Share would include the holding period for the corresponding Common Stock held prior thereto.

          Securities Act of 1933

          The change of each share of Existing Common Stock into .33 of a Class A Common Share and .67 of a share of Common Stock is not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Consequently, the Company has not registered the Class A Common Shares or the Common Stock under the Securities Act for purposes of the Recapitalization Amendment. Class A Common Shares and shares of Common Stock held immediately upon effectiveness of the Recapitalization Amendment, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Existing Common Stock without registration under the Securities Act. Affiliates of the Company, including MAXXAM, would continue to be subject to, among others, the restrictions specified in Rule 144 under the Securities Act with respect to sales of Class A Common Shares and shares of Common Stock.

     INTERESTS OF CERTAIN PERSONS

          MAXXAM has an interest in the implementation of the Recapitalization Amendment because, as noted above, it may retain somewhat more than 80% of its current voting power in the Company, even if it disposes of all of the shares of Common Stock received by it as a result of the adoption of the Recapitalization Amendment. In addition, as a result of the Recapitalization Amendment, MAXXAM would be able to increase its voting power without increasing its equity investment by selling or exchanging shares of Common Stock and by acquiring Class A Common Shares (subject to the Minority Protection Provisions).


     EXPENSES

          The costs associated with the Recapitalization Amendment (such as transfer agent's fees, printing and shipping costs, legal fees, financial advisory fees, and NYSE fees) are estimated to be approximately
$525,000, inclusive of fees of financial and legal advisors both to the Company and independently to the Special Committee.


     VOTE REQUIRED

          The Recapitalization Amendment must be approved by the holders of a majority of votes of the outstanding shares of Existing Common Stock and PRIDES, tabulated together as a single class, and by a majority of votes of the outstanding shares of Existing Common Stock, tabulated separately as a single class, at the Special Meeting. Unless otherwise directed thereon, proxies will be voted "FOR" the Recapitalization Amendment.


          AS NOTED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE RECAPITALIZATION AMENDMENT.


                        VOTING AND PROXY PROCEDURES

          Execution of a proxy card will not affect your right to attend the Special Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation, (ii) submitting to the Company a duly executed proxy bearing a later date, or (iii) attending and voting at the Special Meeting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of a prior proxy.

          If your shares of Existing Common Stock or PRIDES are held in the name of a brokerage firm, bank or nominee, only that entity can vote such shares and only upon receipt of your specific instructions. For further information concerning how you may ensure that your shares of Existing Common Stock or PRIDES are voted at the Special Meeting, please contact your brokerage firm, bank or nominee, or Mr. Byron Wade, Secretary of the Company, at the address set forth in this Proxy Statement or by calling
(713) 267-3670.

          Only holders of record of Existing Common Stock and PRIDES at the close of business on March 18, 1996, the record date established by the Board of Directors for the Special Meeting, will be entitled to vote at the Special Meeting.


                         FINANCIAL AND OTHER INFORMATION

          The Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations," and consolidated financial statements and the notes thereto, which have been audited by independent public accountants, appear in this Proxy Statement beginning at page F-1.


                           AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, information statements and other information with the SEC. Such reports, proxy statements, information statements and other information filed by the Company can be inspected and copied at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Reports, proxy statements, information statements and other information concerning the Company may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                               OTHER MATTERS

     INDEPENDENT PUBLIC ACCOUNTANTS

          The Company has appointed Arthur Andersen LLP as its independent accountants through the conclusion of the audit with respect to the Company's 1995 fiscal year. Representatives of Arthur Andersen LLP plan to attend the Special Meeting of Stockholders and will be available to answer appropriate questions. Such representatives will also have an opportunity to make a statement at the meeting, if they so desire.

     PROXY SOLICITATION

          The cost of soliciting proxies in connection with the Special Meeting will be borne by the Company. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. Proxies may be solicited only by directors, officers and employees of the Company without special remuneration. The Company has retained Corporate Investor Communications, Inc. ("CIC") to assist in the distribution of proxies at an estimated cost of approximately $5,500 (including expenses). CIC will not solicit proxies. In addition to the use of mails, proxies and instruction cards may be solicited only by officers and regular employees of the Company by personal interviews, telephone or telegraph.

          The persons designated to vote shares covered by management proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Special Meeting. Management knows of no other matters which will be presented at the Special Meeting other than as referred to in this Proxy Statement.


                                   By Order of the Board of
                                   Directors



                                   /s/ Byron L. Wade
                                   BYRON L. WADE
                                   Secretary



March 18, 1996
Houston, Texas

                            INDEX TO MANAGEMENT'S DISCUSSION AND
                     ANALYSIS AND TO CONSOLIDATED FINANCIAL STATEMENTS

Management's Discussion and Analysis                            F-1
Report of Independent Public Accountants                        F-10
Consolidated Balance Sheets                                     F-11
Statements of Consolidated Income (Loss)                        F-12
Statements of Consolidated Cash Flows                           F-13
Notes to Consolidated Financial Statements                      F-14
Five-Year Financial Data                                        F-38
Quarterly Financial Data                                        F-40

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Kaiser Aluminum Corporation ("Kaiser" or the "Company"), through its wholly owned subsidiary, Kaiser Aluminum & Chemical Corporation ("KACC"), operates in two business segments: bauxite and alumina, and aluminum processing. Intracompany shipments and sales are excluded from the information set forth below. The following should be read in conjunction with the Company's consolidated financial statements and the notes thereto, contained elsewhere herein.

                                                                                           Year Ended December 31,
                                                                                       ------------------------------
(In millions of dollars, except shipments and prices)                                      1995       1994       1993
---------------------------------------------------------------------------------------------------------------------

Shipments: (000 tons) (1)
  Alumina                                                                               2,040.1    2,086.7    1,997.5
  Aluminum products:
    Primary aluminum                                                                      271.7      224.0      242.5
    Fabricated aluminum products                                                          368.2      399.0      373.2
                                                                                       --------   --------   --------
      Total aluminum products                                                             639.9      623.0      615.7
                                                                                       ========   ========   ========

Average realized sales price:
  Alumina (per ton)                                                                    $    208   $    169   $    169
  Primary aluminum (per pound)                                                              .81        .59        .56

Net sales:
  Bauxite and alumina:
    Alumina                                                                            $  424.8   $  352.8   $  338.2
    Other (2)(3)                                                                           89.4       79.7       85.2
                                                                                       --------   --------   --------
      Total bauxite and alumina                                                           514.2      432.5      423.4
                                                                                       --------   --------   --------

  Aluminum processing:
    Primary aluminum                                                                      488.0      292.0      301.7
    Fabricated aluminum products                                                        1,218.6    1,043.0      981.4
    Other (3)                                                                              17.0       14.0       12.6
                                                                                       --------   --------   --------
      Total aluminum processing                                                         1,723.6    1,349.0    1,295.7
                                                                                       --------   --------   --------

        Total net sales                                                                $2,237.8   $1,781.5   $1,719.1
                                                                                       ========   ========   ========

Operating income (loss):
  Bauxite and alumina                                                                  $   54.0   $   19.8   $   (4.5)
  Aluminum processing                                                                     238.9       (8.4)     (46.3)
  Corporate                                                                               (82.3)     (67.6)     (72.6)
                                                                                       --------   --------   --------
    Total operating income (loss)                                                      $  210.6   $  (56.2)  $ (123.4)
                                                                                       ========   ========   ========


Income (loss) before extraordinary loss and cumulative effect of changes
  in accounting principles                                                             $   60.3   $ (101.4)  $ (123.1)

Extraordinary loss on early extinguishment of debt, net of tax benefit of $2.9 and
  $11.2 for 1994 and 1993, respectively                                                               (5.4)     (21.8)


Cumulative effect of changes in accounting principles, net of tax benefit of $237.7                            (507.3)
                                                                                       --------   --------   --------
Net income (loss)                                                                      $   60.3   $ (106.8)  $ (652.2)

                                                                                      ========    =======   ========

Capital expenditures                                                                   $   79.4   $   70.0   $   67.7
                                                                                       ========   ========   ========

(1)  All references to tons refer to metric tons of 2,204.6 pounds.

(2)  Includes net sales of bauxite.

(3) Includes the portion of net sales attributable to minority interests in consolidated subsidiaries.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued)


Results of Operations
---------------------

The Company's operating results are sensitive to changes in prices of alumina, primary aluminum, and fabricated aluminum products, and also depend to a significant degree on the volume and mix of all products sold and on KACC's hedging strategies. See Note 9 of the Notes to Consolidated Financial Statements for an explanation of KACC's hedging strategies. The previous table provides selected operational and financial information on a consolidated basis with respect to the Company for the years ended December 31, 1995, 1994, and 1993. As an integrated aluminum producer, the Company uses a portion of its bauxite, alumina, and primary aluminum production for additional processing at certain of its facilities.

Net Sales
Bauxite and Alumina - Revenue from net sales to third parties for the bauxite and alumina segment was 19% higher in 1995 than in 1994 and 2% higher in 1994 than in 1993. Revenue from alumina increased 20% in 1995 from 1994, due to higher average realized prices partially offset by lower shipments. The remainder of the segment's sales revenues were from sales of bauxite and the portion of sales of alumina attributable to the minority interest in the Company's 65%-owned Alumina Partners of Jamaica ("Alpart") alumina refinery in Jamaica.

Aluminum Processing - Revenue from net sales to third parties for the aluminum processing segment was 28% higher in 1995 than in 1994 and 4% higher in 1994 than in 1993. The bulk of the segment's sales represents Kaiser's primary aluminum and fabricated aluminum products, with the remainder representing the portion of sales of primary aluminum attributable to the minority interest in the Company's 90%- owned Volta Aluminium Company Limited ("Valco") aluminum smelter in Ghana. Revenue from primary aluminum increased 67% in 1995 from 1994, due primarily to higher average realized prices and higher shipments. In 1995, the Company's average realized price from sales of primary aluminum was approximately $.81 per pound, compared to the average Midwest United States transaction price of approximately $.86 per pound during the year. The higher shipments of primary aluminum were due to increased production at the Company's smelters in the Pacific Northwest and Valco, and reduced intracompany consumption of primary metal at the Company's fabricated products units. The increase in revenue for 1995 was partially offset by decreased shipments caused by the strike by the United Steelworkers of America ("USWA") discussed below. Revenue from primary aluminum decreased 3% in 1994 from 1993 as higher average realized prices were more than offset by lower shipments. Average realized prices in 1994 reflected the defensive hedging of primary aluminum prices in respect of 1994 shipments, which was initiated prior to then-recent improvements in metal prices. Shipments in 1994 reflected production curtailments at the Company's smelters in the Pacific Northwest and Valco. Shipments of primary aluminum to third parties were approximately 42% of total aluminum products shipments in 1995, compared with approximately 36% in 1994 and 39% in 1993. Revenue from fabricated aluminum products increased 17% in 1995 from 1994, due to higher average realized prices partially offset by lower shipments for most of these products. Revenue from fabricated aluminum products increased 6% in 1994 from 1993, principally due to increased shipments of most of these products.

Operating Income (Loss)
Improved operating results in 1995 were partially offset by expenses related to the Company's smelting joint venture in China, accelerated expenses on the Company's micromill technology, maintenance expenses as a result of an electrical lightning strike at the Company's Trentwood, Washington, facility, and a work slowdown at the Company's 49%-owned Kaiser Jamaica Bauxite Company prior to the signing of a new labor contract. The combined impact of these expenditures on the results for 1995 was approximately $6.0 million in the aggregate (on a pre-tax basis). Operating results in 1995 were further impacted by (i) an eight-day strike at five major domestic locations by the USWA, (ii) a six-day strike by the National Workers Union at Alpart, and (iii) a four-day disruption of alumina production at Alpart caused by a boiler failure. The combined impact of these events on the results for 1995 was approximately $17.0

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued)


million in the aggregate (on a pre-tax basis) principally from lower production volume and other related costs. In 1993, the Company recorded a pre-tax charge of $35.8 million related to restructuring charges and a pre-tax charge of $19.4 million because of a reduction in the carrying value of its inventories caused principally by prevailing lower prices for alumina, primary aluminum, and fabricated aluminum products.

Bauxite and Alumina - This segment's operating income was $54.0 million in 1995, compared with $19.8 million in 1994 and a loss of $4.5 million in 1993. The increase in operating income in 1995 compared with 1994 was principally due to higher revenue, partially offset by the effect of the strike and boiler failure. In 1994, compared with 1993, operating income was favorably affected by increased shipments and lower manufacturing costs.

Aluminum Processing - This segment's operating income was $238.9 million in 1995, compared with losses of $8.4 million in 1994 and $46.3 million in 1993. Improvement in operating results in 1995 compared with 1994 was principally due to higher revenue, partially offset by the effect of the strike by the USWA. The decrease in operating loss in 1994 compared with 1993 was caused principally by the $35.8 million restructuring charges, increased shipments of fabricated aluminum products, and higher average realized prices of primary aluminum, partially offset by lower shipments of primary aluminum.

Corporate - Corporate operating expenses of $82.3 million, $67.6 million, and $72.6 million in 1995, 1994, and 1993, respectively, represented corporate general and administrative expenses that were not allocated to segments.

Net Income (Loss)
The Company reported net income of $60.3 million or $.69 per common and common equivalent share ($.72 on a fully diluted basis) in 1995, compared with a net loss of $106.8 million or $2.18 per common and common equivalent share in 1994 and a net loss of $652.2 million or $11.47 per common and common equivalent share in 1993. The principal reason for the improvement in 1995 compared to 1994 was the improvement in operating results previously described, partially offset by other charges, principally related to the establishment of additional litigation reserves. The principal reasons for the reduced net loss in 1994 compared with 1993 were the reduction in the operating loss previously described and the cumulative effect of changes in accounting principles of $507.3 million related to adoption of Statement of Financial Accounting Standards No. 106, 109, and 112 as of January 1, 1993. See Note 1 of the Notes to Consolidated Financial Statements.

Liquidity and Capital Resources
-------------------------------

Capital Structure
On February 17, 1994, the Company and KACC entered into a credit agreement with BankAmerica Business Credit, Inc. and certain other lenders (as amended, the "1994 Credit Agreement"). The 1994 Credit Agreement consists of a $325.0 million five-year secured, revolving line of credit, scheduled to mature in 1999. KACC is able to borrow under the facility by means of revolving credit advances and letters of credit (up to $125.0 million) in an aggregate amount equal to the lesser of $325.0 million or a borrowing base relating to eligible accounts receivable plus eligible inventory. As of February 29, 1996, $174.9 million (of which $72.4 million could have been used for letters of credit) was available to KACC under the 1994 Credit Agreement. The 1994 Credit Agreement is unconditionally guaranteed by the Company and by certain significant subsidiaries of KACC. The 1994 Credit Agreement requires KACC to maintain certain financial covenants and places restrictions on the Company's and KACC's ability to, among other things, incur debt and liens, make investments, pay dividends, undertake transactions with affiliates, make capital expenditures, and enter into unrelated lines of business. The 1994 Credit Agreement is secured by, among other things, (i) mortgages on KACC's major domestic plants (excluding the Company's Gramercy alumina plant); (ii) subject to certain exceptions, liens on the accounts receivable, inventory, equipment, domestic patents and trademarks,

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued)


and substantially all other personal property of KACC and certain of its subsidiaries; (iii) a pledge of all the stock of KACC owned by Kaiser; and (iv) pledges of all of the stock of a number of KACC's wholly owned domestic subsidiaries, pledges of a portion of the stock of certain foreign subsidiaries, and pledges of a portion of the stock of certain partially owned foreign affiliates. In 1993, Kaiser issued 19,382,950 of its $.65 Depositary Shares (the "Depositary Shares"), each representing one-tenth of a share of Series A Mandatory Conversion Premium Dividend Preferred Stock (the "Series A Shares"). On September 19, 1995, the Company redeemed all 1,938,295 Series A Shares, which resulted in the simultaneous redemption of all Depositary Shares, in exchange for (i) 13,126,521 shares of the Company's common stock and
(ii) $2.8 million in cash comprised of (a) an amount equal to all accrued and unpaid dividends up to and including the day immediately prior to redemption date, and (b) cash in lieu of any fractional shares of common stock that would have otherwise been issuable.

In the first quarter of 1994, the Company consummated the public offering of 8,855,550 shares of its 8.255% PRIDES, Convertible Preferred Stock (the "PRIDES"). The net proceeds from the sale of the shares of PRIDES were approximately $100.1 million. On February 17, 1994, KACC issued $225.0 million of its 9-7/8% Senior Notes due 2002 (the "Senior Notes").

The obligations of KACC with respect to the Senior Notes and the 12-3/4% Notes (see Note 4 of the Notes to Consolidated Financial
Statements) are guaranteed, jointly and severally, by certain subsidiaries of KACC. The indentures governing the Senior Notes and the 12-3/4% Notes restrict, among other things, KACC's ability to incur debt, undertake transactions with affiliates, and pay dividends.

Management believes that the Company's existing cash resources, together with cash flows from operations and borrowings under the 1994 Credit Agreement, will be sufficient to satisfy its working capital and capital expenditure requirements for the next year. With respect to long-term liquidity, management believes that operating cash flows, together with the ability to obtain both short and long-term financing, should provide sufficient funds to meet the Company's working capital and capital expenditure requirements.

On January 5, 1996, the Company announced that it filed a "shelf" registration statement with the Securities and Exchange Commission (the "SEC") covering up to 10 million shares of the Company's common stock that are owned by MAXXAM Inc.

On February 5, 1996, the Company announced that it filed with the SEC a preliminary proxy statement relating to a proposed recapitalization and a special meeting of stockholders to consider and vote upon the proposal. The proposed recapitalization would: (i) provide for two classes of common stock: Class A Common Shares, $.01 par value, with one vote per share and a new lesser-voting class designated as Common
Stock, $.01 par value, with 1/10 vote per share; (ii) redesignate as Class A Common Shares the 100 million currently authorized shares of existing common stock and authorize an additional 250 million shares to be designated as Common Stock; and (iii) change each issued share of the Company's existing common stock, par value $.01 per share, into
(a) .33 of a Class A Common Share and (b) .67 of a share of Common Stock. The Company would pay cash in lieu of fractional shares. The Company anticipates that both the Class A Common Shares and the Common Stock will be approved for trading on the New York Stock Exchange. Upon the effective date of the recapitalization, approximately 23.6 million
Class A Common Shares and 48.0 million shares of Common Stock would be issued and outstanding. The proportionate voting power of the holders of the PRIDES will increase immediately after the effectiveness of the recapitalization until such shares are redeemed or converted, which will occur on or before December 31, 1997. As of January 31, 1996, holders of the existing common stock and the PRIDES had 91.2% and 8.8%, respectively, of the total voting power of

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued)


all stockholders. Immediately after the recapitalization, the voting power of such holders of the PRIDES will increase to 19.6% in the aggregate, with a corresponding reduction in the voting power of such holders of the existing common stock. At such time as the PRIDES are redeemed or converted, the relative voting power of such holders of the PRIDES will decrease and the relative voting power for both such holders of the PRIDES and the existing common stock will be approximately the same as it would have been had the recapitalization not occurred.

See Note 4 of the Notes to Consolidated Financial Statements.

Operating Activities
Cash provided by operations was $118.7 million in 1995, compared with cash used for operations of $22.1 million in 1994 and cash provided by operations of $36.9 million in 1993. The improvement in cash flows from operations in 1995 compared with 1994 was primarily due to higher earnings and a refund of margin deposits of $50.5 million under certain hedging contracts.

At December 31, 1995, the Company had working capital of $331.7 million, compared with working capital of $259.7 million at December 31, 1994. The increase in working capital was due primarily to an increase in Receivables and Inventories and a decrease in Other accrued liabilities, partially offset by a decrease in Prepaid expenses and other current assets (principally due to a refund of margin deposits related to hedging activities) and an increase in Accounts payable and Accrued salaries, wages, and related expense.

Postretirement benefits other than pensions are provided through contracts with various insurance carriers. The Company has not funded the liability for these benefits, which are expected to be paid out of cash generated by operations.

Investing Activities
The Company's capital expenditures of $217.1 million (of which $25.2 million was funded by the Company's minority partners in certain foreign joint ventures) during the three years ended December 31, 1995, were made primarily to improve production efficiency, reduce operating costs, expand capacity at existing facilities, and construct new facilities. Total consolidated capital expenditures were $79.4 million in 1995, compared with $70.0 million in 1994 and $67.7 million in 1993 (of which $8.3, $7.5, and $9.4 million were funded by the minority partners in certain foreign joint ventures in 1995, 1994, and 1993, respectively). Total consolidated capital expenditures (of which approximately 10% is expected to be funded by the minority partners in certain foreign joint ventures) are expected to be between $123.0 and $143.0 million per year in the years 1996-1998, subject to necessary approvals, if required, from the lenders under the 1994 Credit Agreement.

The Company has developed a unique micromill for the production of can sheet from molten metal based on a proprietary thin-strip, high-speed, continuous-belt casting technique linked directly to hot rolling and cold rolling mills. The first micromill will be constructed in Nevada in 1996 as a demonstration production facility. KACC currently intends to finance the cost of the construction of the Nevada micromill, estimated to be $45.0 million, from general corporate funds, including possible borrowings under the 1994 Credit Agreement, although KACC is in discussions with third parties which might provide some or all of such funding.

In 1995, Kaiser Yellow River Investment Limited ("KYRIL") was formed to participate in the privatization, modernization, and operation of aluminum smelting facilities in the People's Republic of China (the "PRC"). KYRIL has entered into a Joint Venture Agreement and related agreements with the Lanzhou Aluminum Smelters of the China National Nonferrous Metals Industry Corporation relating to the formation and operation of Yellow River Aluminum Industry Company Limited, a Sino-foreign joint equity enterprise organized under the laws of the PRC

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued)



(the "Joint Venture"). KYRIL contributed $9.0 million as a contribution to the capital of the Joint Venture in July 1995. The parties to the Joint Venture are currently engaged in discussion concerning the amount, timing, and other conditions relating to KYRIL's additional contributions to the Joint Venture. Governmental approval in the PRC will be necessary in order to implement certain arrangements agreed to by the parties, and there can be no assurance such approvals will be obtained.

Financing Activities
The declaration and payment of dividends by the Company and KACC on shares of their common stock are subject to certain covenants contained in the 1994 Credit Agreement and, in the case of KACC, the Senior Note Indenture and the 12-3/4% Note Indenture. The 1994 Credit Agreement does not permit the Company or KACC to pay any dividends on their common stock. The declaration and payment of dividends by the Company on the PRIDES is expressly permitted by the terms of the 1994 Credit Agreement to the extent the Company receives payments on certain intercompany notes or certain other permitted distributions from KACC.

Environmental Contingencies
The Company and KACC are subject to a number of environmental laws, to fines or penalties assessed for alleged breaches of the environmental laws, and to claims and litigation based upon such laws. KACC currently is subject to a number of lawsuits under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments Reauthorization Act of 1986 ("CERCLA"), and, along with certain other entities, has been named as a potentially responsible party for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA.

Based on the Company's evaluation of these and other environmental matters, the Company has established environmental accruals, primarily related to potential solid waste disposal and soil and groundwater remediation matters. At December 31, 1995, the balance of such accruals, which are primarily included in Long-term liabilities, was $38.9 million. These environmental accruals represent the Company's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts, existing technology, and the Company's assessment of the likely remediation action to be taken. The Company expects that these remediation actions will be taken over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $3.0 to $9.0 million for the years 1996 through 2000 and an aggregate of approximately $10.0 million thereafter.

As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. The Company believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $23.0 million and that the factors upon which a substantial portion of this estimate is based are expected to be resolved over the next twelve months. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity. See Note 8 of the Notes to Consolidated Financial Statements for further description of these contingencies.

Asbestos Contingencies
KACC is a defendant in a number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with KACC or exposure to products containing asbestos produced or sold by KACC.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued)


The lawsuits generally relate to products KACC has not manufactured for at least 15 years. At December 31, 1995, the number of such claims pending was approximately 59,700, as compared with 25,200 at December 31, 1994. In 1995, approximately 41,700 of such claims were received and 7,200 settled or dismissed. KACC has been advised by its regional counsel that, although there can be no assurance, the recent increase in pending claims may be attributable in part to tort reform legislation in Texas which was passed by the legislature in March 1995 and which became effective on September 1, 1995. The legislation, among other things, is designed to restrict, beginning September 1, 1995, the filing of cases in Texas that do not have a sufficient nexus to that jurisdiction, and to impose, generally as of September 1, 1996, limitations relating to joint and several liability in tort cases.
A substantial portion of the asbestos-related claims that were filed and served on KACC between June 30, 1995, and November 30, 1995, were filed in Texas prior to September 1, 1995.

Based on past experience and reasonably anticipated future activity, the Company has established an accrual for estimated asbestos-related costs for claims filed and estimated to be filed and settled through 2008. There are inherent uncertainties involved in estimating asbestos-related costs, and the Company's actual costs could exceed these estimates. The Company's accrual was calculated based on the current and anticipated number of asbestos-related claims, the prior timing and amounts of asbestos-related payments, and the advice of Wharton, Levin, Ehrmantraut, Klein & Nash, P.A. with respect to the current state of the law related to asbestos claims. Accordingly, an asbestos-related cost accrual of $160.1 million, before consideration of insurance recoveries, is included primarily in Long-term liabilities at December 31, 1995. The Company estimates that annual future cash payments in connection with such litigation will be approximately $13.0 to $20.0 million for each of the years 1996 through 2000, and an aggregate of approximately $78.0 million thereafter through 2008. While the Company does not presently believe there is a reasonable basis for estimating such costs beyond 2008 and, accordingly, no accrual has been recorded for such costs which may be incurred beyond 2008, there is a reasonable possibility that such costs may continue beyond 2008, and such costs may be substantial.

The Company believes that KACC has insurance coverage available to recover a substantial portion of its asbestos-related costs. Claims for recovery from some of KACC's insurance carriers are currently subject to pending litigation and other carriers have raised certain defenses, which have resulted in delays in recovering costs from the insurance carriers. The timing and amount of ultimate recoveries from these insurance carriers are dependent upon the resolution of these disputes. The Company believes, based on prior insurance-related recoveries in respect of asbestos-related claims, existing insurance policies, and the advice of Thelen, Marrin, Johnson & Bridges with respect to applicable insurance coverage law relating to the terms and conditions of those policies, that substantial recoveries from the insurance carriers are probable. Accordingly, an estimated aggregate insurance recovery of $137.9 million, determined on the same basis as the asbestos-related cost accrual, is recorded primarily in Other assets at December 31, 1995.

While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and insurance recoveries that will be received, management currently believes that, based on the factors discussed in the preceding paragraphs, the resolution of asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity. See Note 8 of the Notes to Consolidated Financial Statements for further description of this contingency.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued)


Trends
------

Merger with Alumax
On February 22, 1996, the Company announced that it had proposed to acquire all of the outstanding shares of Alumax Inc. and made public a letter urging the Board of Directors of Alumax to seriously consider the proposal. The Company's proposal to Alumax is for a combination of cash and equity securities of the Company at a combined value of $40 to $45 per common share, of which $30 would be paid in cash and the balance in Kaiser shares. The proposal was first made to Alumax on February 8, 1996. Alumax subsequently rejected the proposal. On March 2, 1996, the Company announced that it decided to withdraw its proposal.

Sensitivity to Prices and Hedging Programs
KACC enters into primary aluminum hedging transactions in the normal course of business. The prices realized by KACC under certain sales contracts for alumina, primary aluminum, and fabricated aluminum products, as well as the costs incurred by KACC for certain items, such as aluminum scrap, rolling ingot, power, and bauxite, fluctuate with the market price of primary aluminum, together resulting in a "net exposure" of earnings. The primary aluminum hedging transactions are designed to mitigate the net exposure of earnings to declines in the market price of primary aluminum, while retaining the ability to participate in favorable pricing environments that may materialize. KACC has employed strategies which include forward sales of primary aluminum at fixed prices and the purchase or sale of options for primary aluminum. In respect of its 1996 anticipated net exposure, at December 31, 1995, KACC had purchased approximately 53,300 tons of primary aluminum at fixed prices as a partial hedge against approximately 161,100 tons of fabricated aluminum products sold to customers at fixed or capped prices and had sold forward 15,750 tons of primary aluminum at fixed prices.

In addition, as of December 31, 1995, KACC had sold approximately 75% and 45% of the alumina available to it in excess of its projected internal smelting requirements for 1996 and 1997, respectively. Approximately 56% of such alumina sold for 1996 and all of such alumina sold for 1997 has been sold at prices linked to the future prices of primary aluminum as a percentage of the price of primary aluminum ("Variable Price Contracts"), and approximately 44% of such alumina sold for 1996 has been sold at fixed prices ("Fixed Price Contracts"). The average realized prices of alumina sold under Variable Price Contracts will depend on future prices of primary aluminum, and the average realized prices of alumina sold under Fixed Price Contracts will substantially exceed the Company's manufacturing cost of alumina.

KACC also enters into hedging transactions in the normal course of business that are designed to reduce its exposure to fluctuations in foreign exchange rates. At December 31, 1995, KACC had net forward foreign exchange contracts totaling approximately $102.8 million for the purchase of 142.4 million Australian dollars through April 30, 1997.

KACC has established margin accounts with its counterparties related to forward aluminum sales and option contracts. KACC is entitled to receive advances from counterparties related to unrealized gains and, in turn, is required to make margin deposits with counterparties to cover unrealized losses related to these contracts. At December 31, 1995, KACC had nil, compared with $50.5 million at December 31, 1994, on deposit with counterparties in respect of such contracts. These amounts are recorded in Prepaid expenses and other current assets.

Since December 31, 1995, KACC has entered into:

     . Additional hedge positions in respect of its anticipated 1996, 1997, and 1998 production. As of February 29, 1996, KACC had sold forward an additional 19,500 metric tons of primary aluminum at fixed prices,

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued)


        had purchased 20,150 metric tons of primary aluminum under forward purchase contracts at fixed prices, and had purchased put options to establish a minimum price for 45,000 metric tons of primary aluminum.

     . Additional forward foreign exchange contracts totaling approximately $12.8 million for the purchase of 18.0 million Australian dollars from March 1996 through December 1997 in respect of its commitments for 1996 and 1997 expenditures denominated in Australian dollars.

At February 29, 1996, the net unrealized gain on KACC's position in aluminum forward sales and option contracts, based on an average price of $1,747 per metric ton ($.79 per pound) of primary aluminum, and forward foreign exchange contracts was $13.3 million.


Income Tax Matters
------------------

The Company's net deferred income tax assets as of December 31, 1995, were $291.8 million, net of valuation allowances of $128.5 million. Approximately $97.7 million of these net deferred income tax assets relate to the benefit of loss and credit carryforwards, net of valuation allowances. The Company believes a long-term view of profitability is appropriate and has concluded that this net deferred income tax asset will more likely than not be realized despite the operating losses incurred in recent years. See Note 5 of the Notes to Consolidated Financial Statements for a discussion of these and other income tax matters.

Recent Accounting Pronouncements
--------------------------------

In March 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company is required to adopt SFAS 121 no later than January 1, 1996. The Company does not expect that the adoption of SFAS 121 will have a material impact on the Company's consolidated financial statements.

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans, and provides for alternative methods for an employer to recognize stock-based compensation costs.
Under the first method, an employer may continue to account for compensation costs for stock, stock options, and other equity instruments issued to employees, as it has historically, using the "intrinsic value based method" (as described in SFAS 123), and such compensation costs would be the excess, if any, of the quoted market price of the stock subject to an option at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The intrinsic value based method generally would not result in the recognition of compensation costs upon the grant of stock options. Under the second method, an employer may adopt the "fair value based method" (as described in SFAS 123). Under the fair value based method, such compensation costs would be valued using an option-pricing model, and such amount would be charged to expense over the option's vesting period. Employers which elect to continue to account for stock-based compensation under the intrinsic value based method will be required by SFAS 123 to disclose in the notes to their financial statements the amount of net income and the earnings per share which would have been reported had the employer elected to use the fair value based method.
The Company has elected to continue to account for stock-based compensation under the intrinsic value based method, and will comply with the disclosure requirement of SFAS 123 as of January 1, 1996.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and the Board of Directors of Kaiser Aluminum
Corporation:

We have audited the accompanying consolidated balance sheets of Kaiser Aluminum Corporation (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related statements of consolidated income and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kaiser Aluminum Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


Houston, Texas
February 16, 1996

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

                                                                                         December 31,
                                                                                     -------------------
(In millions of dollars, except share amounts)                                           1995       1994
--------------------------------------------------------------------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                                          $   21.9   $   17.6
  Receivables:
    Trade, less allowance for doubtful receivables of $5.0 in 1995 and $4.2 in 1994     222.9      150.7
    Other                                                                                85.7       48.5
  Inventories                                                                           525.7      468.0
  Prepaid expenses and other current assets                                              76.6      158.0
                                                                                     --------   --------
    Total current assets                                                                932.8      842.8

Investments in and advances to unconsolidated affiliates                                178.2      169.7
Property, plant, and equipment - net                                                  1,109.6    1,133.2
Deferred income taxes                                                                   269.1      271.2
Other assets                                                                            323.5      281.2
                                                                                     --------   --------
    Total                                                                            $2,813.2   $2,698.1
                                                                                     ========   ========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                                                   $  184.5   $  152.1
  Accrued interest                                                                       32.0       32.6
  Accrued salaries, wages, and related expenses                                         105.3       77.7
  Accrued postretirement medical benefit obligation - current portion                    46.8       47.0
  Other accrued liabilities                                                             129.4      176.9
  Payable to affiliates                                                                  94.2       85.3
  Long-term debt - current portion                                                        8.9       11.5
                                                                                     --------   --------
    Total current liabilities                                                           601.1      583.1

Long-term liabilities                                                                   548.5      495.5
Accrued postretirement medical benefit obligation                                       734.0      734.9
Long-term debt                                                                          749.2      751.1
Minority interests                                                                      122.7      116.2
Stockholders' equity:
  Preferred stock, par value $.05, authorized 20,000,000 shares:
    Series A Convertible, stated value $.10, issued and outstanding,
      nil and 1,938,295 in 1995 and 1994                                                              .2
    PRIDES Convertible, par value $.05, issued and outstanding,
      8,673,850 and 8,855,550 in 1995 and 1994                                             .4         .4
  Common stock, par value $.01, authorized 100,000,000 shares; issued and
    outstanding, 71,638,514 and 58,205,083 in 1995 and 1994                                .7         .6
  Additional capital                                                                    530.3      527.8
  Accumulated deficit                                                                  (459.9)    (502.6)
  Additional minimum pension liability                                                  (13.8)      (9.1)
                                                                                     --------   --------
    Total stockholders' equity                                                           57.7       17.3
                                                                                     --------   --------
    Total                                                                            $2,813.2   $2,698.1
                                                                                     ========   ========


The accompanying notes to consolidated financial statements are an integral part of these statements.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED INCOME (LOSS)

                                                                                           Year Ended December 31,
                                                                                        ------------------------------
(In millions of dollars, except share amounts)                                              1995       1994       1993
----------------------------------------------------------------------------------------------------------------------
Net sales                                                                               $2,237.8   $1,781.5   $1,719.1
                                                                                        --------   --------   --------

Costs and expenses:
  Cost of products sold                                                                  1,798.4    1,625.5    1,587.7
  Depreciation                                                                              94.3       95.4       97.1
  Selling, administrative, research and development, and general                           134.5      116.8      121.9
  Restructuring of operations                                                                                     35.8
                                                                                        --------   --------   --------
    Total costs and expenses
                                                                                         2,027.2    1,837.7    1,842.5
                                                                                        --------   --------   --------

Operating income (loss):                                                                   210.6      (56.2)    (123.4)

Other expense:
  Interest expense                                                                         (93.9)     (88.6)     (84.2)
  Other - net                                                                              (14.1)      (7.3)       (.9)
                                                                                        --------   --------    --------
Income (loss) before income taxes, minority interests, extraordinary loss, and
  cumulative effect of changes in accounting principles                                    102.6     (152.1)    (208.5)

(Provision) credit for income taxes                                                        (37.2)      53.8       86.9

Minority interests                                                                          (5.1)      (3.1)      (1.5)
                                                                                        --------   --------    --------

Income (loss) before extraordinary loss and cumulative effect of changes in
  accounting principles                                                                     60.3     (101.4)    (123.1)

Extraordinary loss on early extinguishment of debt, net of tax benefit
  of $2.9 and $11.2 for 1994 and 1993, respectively                                                   (5.4)     (21.8)

Cumulative effect of changes in accounting principles, net of tax benefit of $237.7                             (507.3)
                                                                                        --------   --------   --------

Net income (loss)                                                                           60.3     (106.8)    (652.2)

Dividends on preferred stock                                                               (17.6)     (20.1)      (6.3)
                                                                                        --------   --------   --------

Net income (loss) available to common shareholders                                      $   42.7   $ (126.9)  $ (658.5)
                                                                                        ========   ========   ========

Earnings (loss) per common and common equivalent share:
  Primary:
    Income (loss) before extraordinary loss and cumulative effect of changes
      in accounting principles                                                          $    .69   $  (2.09)  $  (2.25)
    Extraordinary loss                                                                                 (.09)      (.38)
    Cumulative effect of changes in accounting principles                                                        (8.84)
                                                                                        --------   --------   --------
    Net income (loss)                                                                   $    .69   $  (2.18)  $ (11.47)
                                                                                        ========   ========   ========

  Fully diluted                                                                         $    .72
                                                                                        ========

Weighted average common and common equivalent shares outstanding (000):
  Primary                                                                                 62,264     58,139     57,423
                                                                                        ========   ========   ========

  Fully diluted                                                                           71,809
                                                                                        ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                                         Year Ended December 31,
                                                                                     ------------------------------
(In millions of dollars)                                                                 1995       1994       1993
-------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss)                                                                  $   60.3   $ (106.8)  $ (652.2)
  Adjustments to reconcile net income (loss) to net cash provided by (used for)
    operating activities:
      Depreciation                                                                       94.3       95.4       97.1
      Amortization of excess investment over equity in unconsolidated affiliates         11.4       11.6       11.9
      Amortization of deferred financing costs and discount on long-term debt             5.4        6.2       11.2
      Equity in (income) losses of unconsolidated affiliates                            (19.2)       1.9        3.3
      Restructuring of operations                                                                              35.8
      Minority interests                                                                  5.1        3.1        1.5
      Extraordinary loss on early extinguishment of debt - net                                       5.4       21.8
      Cumulative effect of changes in accounting principles - net                                             507.3
      (Increase) decrease in receivables                                               (109.7)      36.4       (6.1)
      (Increase) decrease in inventories                                                (57.7)     (41.1)      13.0
      Decrease (increase) in prepaid expenses and other assets                           82.9      (60.6)      (5.2)
      Increase (decrease) in accounts payable                                            32.4       25.8      (10.3)
      (Decrease) increase in accrued interest                                             (.6)       9.3       19.2
      Increase in payable to affiliates and accrued liabilities                          10.6       50.8       76.9
      Decrease in accrued and deferred income taxes                                      (7.4)     (68.8)     (96.4)
      Other                                                                              10.9        9.3        8.1
                                                                                     --------   --------   --------
        Net cash provided by (used for) operating activities                            118.7      (22.1)      36.9
                                                                                     --------   --------   --------

Cash flows from investing activities:
  Net proceeds from disposition of property and investments                               8.6        4.1       13.1
  Capital expenditures                                                                  (79.4)     (70.0)     (67.7)
  Investments in joint ventures                                                          (9.0)
                                                                                     --------   --------   --------
        Net cash used for investing activities                                          (79.8)     (65.9)     (54.6)
                                                                                     --------   --------   --------

Cash flows from financing activities:
  Repayments of long-term debt, including revolving credit                             (537.7)    (345.1)  (1,134.5)
  Borrowings of long-term debt, including revolving credit                              532.3      378.9    1,068.1
  Borrowings from MAXXAM Group Inc. (see supplemental disclosure below)                                        15.0
  Tender premiums and other costs of early extinguishment of debt                                             (27.1)
  Net short-term debt repayments                                                                     (.5)      (4.3)
  Incurrence of financing costs                                                           (.8)     (19.2)     (12.7)
  Dividends paid                                                                        (20.8)     (14.8)      (6.3)
  Capital stock issued                                                                    1.2      100.1      119.3
  Redemption of minority interests' preference stock                                     (8.8)      (8.5)      (4.2)
                                                                                     --------   --------   --------
        Net cash (used for) provided by financing activities                            (34.6)      90.9       13.3
                                                                                     --------   --------   --------

Net increase (decrease) in cash and cash equivalents during the year                      4.3        2.9       (4.4)
Cash and cash equivalents at beginning of year                                           17.6       14.7       19.1
                                                                                     --------   --------   --------
Cash and cash equivalents at end of year                                             $   21.9   $   17.6   $   14.7
                                                                                     ========   ========   ========

Supplemental disclosure of cash flow information:
  Interest paid, net of capitalized interest                                         $   88.8   $   73.1   $   53.7
  Income taxes paid                                                                      35.7       16.0       13.5
  Tax allocation payments from MAXXAM Inc.                                                          (3.9)

Supplemental disclosure of non-cash financing activities:
  Exchange of the borrowings from MAXXAM Group Inc. for capital stock                                      $   15.0


The accompanying notes to consolidated financial statements are an integral part of these statements.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In millions of dollars, except share amounts)

1.  Summary of Significant Accounting Policies
----------------------------------------------

Principles of Consolidation
The consolidated financial statements include the statements of Kaiser Aluminum Corporation ("Kaiser" or the "Company") and its majority-owned subsidiaries. The Company is a direct subsidiary of MAXXAM Inc. ("MAXXAM") and conducts its operations through its wholly owned subsidiary, Kaiser Aluminum & Chemical Corporation ("KACC"). KACC operates in all principal aspects of the aluminum industry - the mining of bauxite (the major aluminum-bearing ore), the refining of bauxite into alumina (the intermediate material), the production of primary aluminum, and the manufacture of fabricated and semi-fabricated aluminum products. Kaiser's production levels of alumina and primary aluminum exceed its internal processing needs, which allows it to be a major seller of alumina and primary aluminum to domestic and international third parties (see Note 10).

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amount of revenues and expenses during the reporting period. Uncertainties, with respect to such estimates and assumptions, are inherent in the preparation of the Company's consolidated financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions, which could have a material effect on the reported amounts of the Company's consolidated financial position and results of operation.

Investments in 50%-or-less-owned entities are accounted for primarily by the equity method. Intercompany balances and transactions are eliminated. Certain reclassifications of prior-year information were made to conform to the current presentation.

Changes in Accounting Principles
The Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106"), and Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS 112"), as of January 1, 1993. The costs of postretirement benefits other than pensions and postemployment benefits are now accrued over the period employees provide services to the date of their full eligibility for such benefits. Previously, such costs were expensed as actual claims were incurred. The cumulative effect of the changes in accounting principles for the adoption of SFAS 106 and SFAS 112 were recorded as charges to results of operations of $497.7 and $7.3, net of related income taxes of $234.2 and $3.5, respectively. These deferred income tax benefits were recorded at the federal statutory rate in effect on the date the accounting standards were adopted, before giving effect to certain valuation allowances. The new accounting standards had no effect on the Company's cash outlays for postretirement or postemployment benefits, nor did these one-time charges affect the Company's compliance with its existing debt covenants. The Company reserves the right, subject to applicable collective bargaining agreements and applicable legal requirements, to amend or terminate these benefits.

The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), as of January 1, 1993. The adoption of SFAS 109 changed the Company's method of accounting for income taxes to an asset and liability approach from the deferral method prescribed by Accounting Principles Board Opinion No. 11, "Accounting for Income Taxes". The asset and liability approach requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. The

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In millions of dollars, except share amounts) (continued)


cumulative effect of the change in accounting principle reduced the Company's results of operations by $2.3. The adoption of SFAS 109 required the Company to restate certain assets and liabilities to their pre-tax amounts from their net-of-tax amounts originally recorded in connection with the acquisition by MAXXAM in October 1988. As a result of restating these assets and liabilities, the loss before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles for the year ended December 31, 1993, was increased by $9.3.

Cash and Cash Equivalents
The Company considers only those short-term, highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Inventories
Substantially all product inventories are stated at last-in, first-out ("LIFO") cost, not in excess of market value. Replacement cost is not in excess of LIFO cost. Other inventories, principally operating supplies and repair and maintenance parts, are stated at the lower of average cost or market. Inventory costs consist of material, labor, and manufacturing overhead, including depreciation. Inventories consist of the following:

                                                             December 31,
                                                           ---------------
                                                             1995     1994
--------------------------------------------------------------------------
Finished fabricated products                               $ 91.5   $ 49.4
Primary aluminum and work in process                        195.9    203.1
Bauxite and alumina                                         119.6    102.3
Operating supplies and repair and maintenance parts         118.7    113.2
                                                           ------   ------
                                                           $525.7   $468.0
                                                           ======   ======

Depreciation
Depreciation is computed principally by the straight-line method at rates based on the estimated useful lives of the various classes of assets. The principal estimated useful lives by class of assets are:

----------------------------------------------------------------------
Land improvements                                        8 to 25 years
Buildings                                               15 to 45 years
Machinery and equipment                                 10 to 22 years

Stock-Based Compensation
The Company applies Accounting Principles Board Opinion No. 25,
"Accounting for Stock Issued to Employees," and related interpretations in accounting for a stock-based compensation plan. Accordingly, no compensation cost has been recognized for this plan (see Note 6).

Other Expense
Other expense in 1995, 1994, and 1993 includes $17.8, $16.5, and $17.9 of pre-tax charges related principally to establishing additional:
(i) litigation reserves for asbestos claims and (ii) environmental reserves for potential soil and groundwater remediation matters, each pertaining to operations which were discontinued prior to the acquisition of the Company by MAXXAM in 1988.

Deferred Financing Costs
Costs incurred to obtain debt financing are deferred and amortized over the estimated term of the related borrowing. Amortization of deferred financing costs of $5.3, $6.0, and $11.2 for the years ended
December 31, 1995, 1994, and 1993, respectively, are included in interest expense.




                                 F-15



KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(In millions of dollars, except share amounts)


Foreign Currency
The Company uses the United States dollar as the functional currency for its foreign operations.

Derivative Financial Instruments
Gains and losses arising from the use of derivative financial instruments are reflected in the Company's operating results concurrently with the consummation of the underlying hedged transactions. Deferred gains or losses as of December 31, 1995, are included in Prepaid expenses and other current assets and Other accrued liabilities. The Company does not hold or issue derivative financial instruments for trading purposes (see Note 9).

Fair Value of Financial Instruments
The following table presents the estimated fair value of the Company's financial instruments, together with the carrying amounts of the related assets or liabilities. Unless otherwise noted, the carrying amount of all financial instruments is a reasonable estimate of fair value.


                              December 31, 1995        December 31, 1994
                             --------------------     --------------------
                             Carrying   Estimated     Carrying   Estimated
                               Amount  Fair Value       Amount  Fair Value
---------------------------------------------------------------------------------

Debt                           $758.1      $806.3       $762.6      $747.6
Foreign currency contracts                    1.9                      3.5

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Debt - The quoted market prices were used for the Senior Notes and 12-3/4% Notes (see Note 4). The fair value of all other debt is based on discounting the future cash flows using the current rate for debt of similar maturities and terms.

Foreign Currency Contracts - The fair value generally reflects the estimated amounts that the Company would receive to enter into similar contracts at the reporting date, thereby taking into account unrealized gains or losses on open contracts (see Note 9).

Earnings (Loss) per Common and Common Equivalent Share
Primary earnings (loss) per common and common equivalent share are computed by dividing net income (loss) available to common shareholders by the weighted average number of common and common equivalent shares outstanding during the period. Fully diluted earnings per common and common equivalent share are computed as if the Series A Shares and 181,700 shares of PRIDES (the "Converted PRIDES") had been converted to common shares at the beginning of the period. Accordingly, for purposes of the fully diluted calculations, the dividends attributable to the Series A shares and the Converted PRIDES ($9.2 for the year ended December 31, 1995) have not been deducted from net income, and the weighted average number of common and common equivalent shares outstanding includes the shares issued upon conversion of the Series A Shares and the Converted PRIDES as if they had been outstanding for the entire period. As a result of the redemption of the Series A Shares and conversion of the Converted PRIDES during the 1995 period, fully diluted earnings per share are presented for such period, even though the result is antidilutive. For the years ended December 31, 1994 and 1993, common equivalent shares attributable to the preferred stock and non-qualified stock options were excluded from the calculation of weighted average shares because they were antidilutive.

2.  Investments In and Advances To Unconsolidated Affiliates
------------------------------------------------------------

Summary combined financial information is provided below for unconsolidated aluminum investments, most of which supply and process raw materials. The investees are Queensland Alumina Limited ("QAL") (28.3% owned), Anglesey

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)

Aluminium Limited ("Anglesey") (49.0% owned), and Kaiser Jamaica Bauxite Company (49.0% owned). The equity in earnings (losses) before income taxes of such operations is treated as a reduction (increase) in cost of products sold. At December 31, 1995 and 1994, KACC's net receivables from these affiliates were not material.

Summary of Combined Financial Position

                                                    December 31,
                                                  ---------------
                                                    1995     1994
-----------------------------------------------------------------
Current assets                                    $429.0   $342.3
Property, plant, and equipment - net               330.8    349.4
Other assets                                        39.3     42.4
                                                  ------   ------
  Total assets                                    $799.1   $734.1
                                                  ======   ======

Current liabilities                               $125.4   $122.4
Long-term debt                                     331.8    307.6
Other liabilities                                   35.6     31.0
Stockholders' equity                               306.3    273.1
                                                  ------   ------
  Total liabilities and stockholders' equity      $799.1   $734.1
                                                  ======   ======

Summary of Combined Operations

                                                    Year Ended December 31,
                                                  ---------------------------
                                                     1995      1994      1993
                                                  -------   -------   -------
Net sales                                         $ 685.9   $ 489.8   $ 510.3
Costs and expenses                                 (618.7)   (494.8)   (527.2)
(Provision) credit for income taxes                 (18.7)     (6.3)      1.9
                                                  -------   -------   -------
Net income (loss)                                 $  48.5   $ (11.3)  $ (15.0)
                                                  =======   =======   =======

Company's equity in income (loss)                 $  19.2   $  (1.9)  $  (3.3)
                                                  =======   =======   =======

The Company's equity in income (loss) differs from the summary net income (loss) due to various percentage ownerships in the entities and equity method accounting adjustments. At December 31, 1995, KACC's investment in its unconsolidated affiliates exceeded its equity in their net assets by approximately $54.9. The Company is amortizing this amount over a 12-year period, which results in an annual amortization charge of approximately $11.4.

The Company and its affiliates have interrelated operations. KACC provides some of its affiliates with services such as financing, management, and engineering. Significant activities with affiliates include the acquisition and processing of bauxite, alumina, and primary aluminum. Purchases from these affiliates were $284.4, $219.7, and $206.6 in the years ended December 31, 1995, 1994, and 1993, respectively. Dividends of $8.1, nil, and nil were received from investees in the years ended December 31, 1995, 1994, and 1993, respectively.

In 1995, a subsidiary of the Company invested $9.0 in a foreign joint venture. This amount is included in Investments in and advances to unconsolidated affiliates.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


3.  Property, Plant, and Equipment
----------------------------------

The major classes of property, plant, and equipment are as follows:

                                                      December 31,
                                                  -------------------
                                                      1995       1994
---------------------------------------------------------------------
Land and improvements                             $  151.8   $  153.5
Buildings                                            198.5      196.8
Machinery and equipment                            1,337.6    1,285.0
Construction in progress                              59.6       45.0
                                                  --------   --------
                                                   1,747.5    1,680.3
Accumulated depreciation                             637.9      547.1
                                                  --------   --------
  Property, plant, and equipment - net            $1,109.6   $1,133.2
                                                  ========   ========


4.  Long-Term Debt
------------------

Long-term debt and its maturity schedule are as follows:

                                                                                              December 31,
                                                                                       2001  --------------
                                                                                        and    1995    1994
                                               1996    1997    1998    1999    2000   After   Total   Total
-----------------------------------------------------------------------------------------------------------

1994 Credit Agreement (9.00% at December 31,
 1995                                                                $ 13.1                  $ 13.1  $  6.7
9-7/8% Senior Notes, net                                                             $223.8   223.8   223.6
Pollution Control and Solid Waste Disposal
  Facilities Obligations (6.00% - 7.75%)     $  1.2  $  1.3  $  1.4      .2  $   .2    32.6    36.9    38.1
Alpart CARIFA Loan (fixed and variable rates)                                          60.0    60.0    60.0
Alpart Term Loan (8.95%)                        6.3     6.2                                    12.5    18.7
12-3/4% Senior Subordinated Notes                                                     400.0   400.0   400.0
Other borrowings (fixed and variable rates)     1.4     1.4     7.7      .3      .2      .8    11.8    15.5
                                             ------  ------  ------  ------  ------  ------  ------  ------
Total                                        $  8.9  $  8.9  $  9.1  $ 13.6  $   .4  $717.2   758.1   762.6
                                             ======  ======  ======  ======  ======  ======
Less current portion                                                                            8.9    11.5
                                                                                             ------  ------
  Long-term debt                                                                             $749.2  $751.1
                                                                                             ======  ======

1994 Credit Agreement
On February 17, 1994, the Company and KACC entered into a credit agreement with BankAmerica Business Credit, Inc. and certain other lenders (as amended, the "1994 Credit Agreement"). The 1994 Credit Agreement consists of a $325.0 five-year secured, revolving line of credit, scheduled to mature in 1999. KACC is able to borrow under the facility by means of revolving credit advances and letters of credit (up to $125.0) in an aggregate amount equal to the lesser of $325.0 or a borrowing base relating to eligible accounts receivable plus eligible inventory. The Company recorded a pre-tax extraordinary loss of $8.3 ($5.4 after taxes) in the first quarter of 1994, consisting primarily of the write-off of unamortized deferred financing costs related to the previous credit agreement. As of December 31, 1995, $259.3 (of which $72.4 could have been used for letters of credit) was available to KACC under the 1994 Credit Agreement. The 1994 Credit Agreement is unconditionally guaranteed by the Company and by certain significant subsidiaries of KACC. Loans under the 1994 Credit Agreement bear interest at a rate per annum, at KACC's election, equal to a Reference Rate (as defined) plus 1-1/2% or LIBO Rate (Reserve Adjusted) (as defined) plus 3-1/4%. After June 30, 1995, the interest rate margins applicable to borrowings under the 1994 Credit Agreement may be reduced by up to 1-1/2% (non-cumulatively), based on a financial

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


test, determined quarterly. As of December 31, 1995, the financial test permitted a reduction of 1-1/2% per annum in margins effective January 1, 1996.

The 1994 Credit Agreement requires KACC to maintain certain financial covenants and places restrictions on the Company's and KACC's ability to, among other things, incur debt and liens, make investments, pay dividends, undertake transactions with affiliates, make capital expenditures, and enter into unrelated lines of business. Neither the Company nor KACC currently is permitted to pay dividends on its common stock. The 1994 Credit Agreement is secured by, among other things,
(i) mortgages on KACC's major domestic plants (excluding the Gramercy plant); (ii) subject to certain exceptions, liens on the accounts receivable, inventory, equipment, domestic patents and trademarks, and substantially all other personal property of KACC and certain of its subsidiaries; (iii) a pledge of all the stock of KACC owned by Kaiser; and (iv) pledges of all of the stock of a number of KACC's wholly owned domestic subsidiaries, pledges of a portion of the stock of certain foreign subsidiaries, and pledges of a portion of the stock of certain partially owned foreign affiliates.

Senior Notes
Concurrent with the offering by the Company of its 8.255% PRIDES, Convertible Preferred Stock (the "PRIDES") (see Note 7), KACC issued $225.0 of its 9-7/8% Senior Notes due 2002 (the "Senior Notes"). The net proceeds of the offering of the Senior Notes were used to reduce outstanding borrowings under the revolving credit facility of the 1989 Credit Agreement immediately prior to the effectiveness of the 1994 Credit Agreement and for working capital and general corporate purposes.

Gramercy Solid Waste Disposal Revenue Bonds
In December 1992, KACC entered into an installment sale agreement (the "Sale Agreement") with the Parish of St. James, Louisiana (the "Louisiana Parish"), pursuant to which the Louisiana Parish issued $20.0 aggregate principal amount of its 7-3/4% Bonds due August 1, 2022 (the "Bonds") to finance the construction of certain solid waste disposal facilities at KACC's Gramercy plant. The proceeds from the sale of the Bonds were deposited into a construction fund and may be withdrawn, from time to time, pursuant to the terms of the Sale Agreement and the Bond indenture. At December 31, 1995, $3.8 remained in the construction fund. The Sale Agreement requires KACC to make payments to the Louisiana Parish in installments due on the dates and in the amounts required to permit the Louisiana Parish to satisfy all of its payment obligations under the Bonds.

Alpart CARIFA Loan
In December 1991, Alpart entered into a loan agreement with the Caribbean Basin Projects Financing Authority ("CARIFA") under which CARIFA loaned Alpart the proceeds from the issuance of CARIFA's industrial revenue bonds. The terms of the loan parallel the bonds' repayment terms. The $38.0 aggregate principal amount of Series A bonds matures on June 1, 2008. Substantially all of the Series A bonds bear interest at a floating rate of 87% of the applicable LIBID Rate (LIBOR less 1/8 of 1%). The $22.0 aggregate principal amount of Series B bonds matures on June 1, 2007, and bears interest at a fixed rate of 8.25%.

Proceeds from the sale of the bonds were used by Alpart to refinance interim loans from the partners in Alpart, to pay eligible project costs for the expansion and modernization of its alumina refinery and related port and bauxite mining facilities, and to pay certain costs of issuance. Under the terms of the loan agreement, Alpart must remain a qualified recipient for Caribbean Basin Initiative funds as defined in applicable laws. Alpart has agreed to indemnify bondholders of CARIFA for certain tax payments that could result from events, as defined, that adversely affect the tax treatment of the interest income on the bonds. Alpart's obligations under the loan agreement are secured by a $64.2 letter of credit guaranteed by the partners in Alpart (of which $22.5 is guaranteed by the Company's minority partner in Alpart).

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


Senior Subordinated Notes
On February 1, 1993, KACC issued $400.0 of its 12-3/4% Senior Subordinated Notes due 2003 (the "12-3/4% Notes"). The net proceeds from the sale of the 12-3/4% Notes were used to retire the 14-1/4% Senior Subordinated Notes due 1995 (the "14-1/4% Notes"), to prepay $18.0 of the term loan, and to reduce outstanding borrowings under the revolving credit facility of the 1989 Credit Agreement. These transactions resulted in a pre-tax extraordinary loss of $33.0 in the first quarter of 1993, consisting primarily of the write-off of unamortized discount and deferred financing costs related to the 14-1/4% Notes.

The obligations of KACC with respect to the Senior Notes and the 12-3/4% Notes are guaranteed, jointly and severally, by certain subsidiaries of KACC. The indentures governing the Senior Notes and the 12-3/4% Notes (the "Indentures") restrict, among other things, KACC's ability, and the 1994 Credit Agreement restricts, among other things, Kaiser's and KACC's ability, to incur debt, undertake transactions with affiliates, and pay dividends. Further, the Indentures provide that KACC must offer to purchase the Senior Notes and the 12-3/4% Notes, respectively, upon the occurrence of a Change of Control (as defined therein), and the 1994 Credit Agreement provides that the occurrence of a Change in Control (as defined therein) shall constitute an Event of Default thereunder.

Capitalized Interest
Interest capitalized in 1995, 1994, and 1993 was $2.8, $2.7, and $3.4, respectively.

Restricted Net Assets of Subsidiary
Certain debt instruments restrict the ability of KACC to transfer assets, make loans and advances, and pay dividends to the Company. The restricted net assets of KACC totaled $24.0 at December 31, 1995.

5.  Income Taxes
----------------

Income (loss) before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles by geographic area is as follows:

                                          Year Ended December 31,
                                        ---------------------------
                                           1995      1994      1993
-------------------------------------------------------------------
Domestic                                $ (55.9)  $(168.4)  $(232.0)
Foreign                                   158.5      16.3      23.5
                                        -------   -------   -------
         Total                          $ 102.6   $(152.1)  $(208.5)
                                        =======   =======   =======

Income taxes are classified as either domestic or foreign, based on whether payment is made or due to the United States or a foreign country. Certain income classified as foreign is also subject to domestic income taxes.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


The (provision) credit for income taxes on income (loss) before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles consists of:

                              Federal   Foreign     State     Total
-------------------------------------------------------------------
1995  Current                 $  (4.3)  $ (40.2)  $   (.1)  $ (44.6)
      Deferred                   15.2      (4.9)     (2.9)      7.4
                              -------   -------   -------   -------
        Total                 $  10.9   $ (45.1)  $  (3.0)  $ (37.2)
                              =======   =======   =======   =======

1994  Current                           $ (18.0)  $   (.1)  $ (18.1)
      Deferred                $  71.2        .6        .1      71.9
                              -------   -------   -------   -------
        Total                 $  71.2   $ (17.4)            $  53.8
                              =======   =======   =======   =======

1993  Current                 $  12.6   $  (7.9)  $   (.1)  $   4.6
      Deferred                   68.5      12.0       1.8      82.3
                              -------   -------   -------   -------
        Total                 $  81.1   $   4.1   $   1.7   $  86.9
                              =======   =======   =======   =======

The 1994 federal deferred credit for income taxes of $71.2 includes $29.3 for the benefit of operating loss carryforwards generated in 1994. The 1993 federal deferred credit for income taxes of $68.5 includes $29.2 for the benefit of operating loss carryforwards generated in 1993 and a $3.4 benefit for increasing net deferred income tax assets (liabilities) as of the date of enactment (August 10, 1993) of the Omnibus Budget Reconciliation Act of 1993, which retroactively increased the federal statutory income tax rate from 34% to 35% for periods beginning on or after January 1, 1993.

A reconciliation between the (provision) credit for income taxes and the amount computed by applying the federal statutory income tax rate to income (loss) before income taxes, minority interests, extraordinary loss, and cumulative effect of changes in accounting principles is as follows:

                                                                                      Year Ended December 31,
                                                                                     ------------------------
                                                                                       1995     1994     1993
-------------------------------------------------------------------------------------------------------------
Amount of federal income tax (provision) credit based on the statutory rate          $(35.9)  $ 53.2   $ 73.0
Percentage depletion                                                                    4.2      5.6      6.4
Revision of prior years' tax estimates and other changes in valuation allowances        1.5       .2      3.9
Foreign taxes, net of federal tax benefit                                              (5.4)    (5.3)    (2.6)
Increase in net deferred income tax assets due to tax rate change                                1.8      3.4
Other                                                                                  (1.6)    (1.7)     2.8
                                                                                     ------   ------   ------
(Provision) credit for income taxes                                                  $(37.2)  $ 53.8   $ 86.9
                                                                                     ======   ======   ======

As shown in the Statements of Consolidated Income (Loss) for the years ended December 31, 1994 and 1993, the Company reported extraordinary losses related to the early extinguishment of debt. The Company reported the 1994 extraordinary loss net of related deferred federal income taxes of $2.9 and reported the 1993 extraordinary loss net of related current federal income taxes of $11.2, which approximated the federal statutory rate in effect on the dates the transactions occurred.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


The Company adopted SFAS 109 as of January 1, 1993, as discussed in
Note 1. The components of the Company's net deferred income tax assets are as follows:

                                                                  December 31,
                                                               ------------------
                                                                  1995       1994
---------------------------------------------------------------------------------
Deferred income tax assets:
  Postretirement benefits other than pensions                  $ 289.9    $ 293.7
  Loss and credit carryforwards                                  156.1      187.6
  Other liabilities                                              107.8      109.6
  Pensions                                                        56.0       51.0
  Foreign and state deferred income tax liabilities               30.8       28.1
  Property, plant, and equipment                                  22.9       23.1
  Inventories                                                      1.8
  Other                                                           10.7        3.5
  Valuation allowances                                          (128.5)    (133.9)
                                                               -------    -------
    Total deferred income tax assets - net                       547.5      562.7
                                                               -------    -------
Deferred income tax liabilities:
  Property, plant, and equipment                                (179.8)    (203.2)
  Investments in and advances to unconsolidated affiliates       (66.4)     (63.8)
  Inventories                                                                (8.3)
  Other                                                           (9.5)      (6.4)
                                                               -------    -------
    Total deferred income tax liabilities                       (255.7)    (281.7)
                                                               -------    -------

Net deferred income tax assets                                 $ 291.8    $ 281.0
                                                               =======    =======

The valuation allowances listed above relate primarily to loss and credit carryforwards and postretirement benefits other than pensions. As of December 31, 1995, approximately $97.7 of the net deferred income tax assets listed above relate to the benefit of loss and credit carryforwards, net of valuation allowances. The Company evaluated all appropriate factors to determine the proper valuation allowances for these carryforwards, including any limitations concerning their use and the year the carryforwards expire, as well as the levels of taxable income necessary for utilization. For example, full valuation allowances were provided for certain credit carryforwards that expire in the near term. With regard to future levels of income, the Company believes, based on the cyclical nature of its business, its history of prior operating earnings, and its expectations for future years, that it will more likely than not generate sufficient taxable income to realize the benefit attributable to the loss and credit carryforwards for which valuation allowances were not provided. The remaining portion of the Company's net deferred income tax assets at December 31, 1995, is approximately $194.1. A principal component of this amount is the tax benefit associated with the accrual for postretirement benefits other than pensions. The future tax deductions with respect to the turnaround of this accrual will occur over a 30- to 40-year period. If such deductions create or increase a net operating loss in any one year, the Company has the ability to carry forward such loss for 15 taxable years. For these reasons, the Company believes a long-term view of profitability is appropriate and has concluded that this net deferred income tax asset will more likely than not be realized, despite the operating losses incurred in recent years.

As of December 31, 1995 and 1994, $53.5 and $37.9, respectively, of the net deferred income tax assets listed above are included on the Consolidated Balance Sheets in the caption entitled Prepaid expenses and other current assets. Certain other portions of the deferred income tax assets and liabilities listed above are included on the Consolidated Balance Sheets in the captions entitled Other accrued liabilities and Long-term liabilities.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


The Company and its subsidiaries were included in the consolidated federal income tax returns of MAXXAM for the period from October 28, 1988, through June 30, 1993. As a consequence of the issuance of the Depositary Shares on June 30, 1993, as discussed in Note 7, the Company and its subsidiaries are no longer included in the consolidated federal income tax returns of MAXXAM. The Company and its subsidiaries have become members of a new consolidated return group of which the Company is the common parent corporation (the "New Kaiser Tax Group"). The New Kaiser Tax Group files consolidated federal income tax returns for taxable periods beginning on or after July 1, 1993.

The tax allocation agreement between the Company and MAXXAM (the "Company Tax Allocation Agreement") and the tax allocation agreement between KACC and MAXXAM (the "KACC Tax Allocation Agreement") (collectively, the "Tax Allocation Agreements"), terminated pursuant to their terms, effective for taxable periods beginning after June 30, 1993. Any unused federal income tax attribute carryforwards under the terms of the Tax Allocation Agreements were eliminated and are not available to offset federal income tax liabilities for taxable periods beginning on or after July 1, 1993. Upon the filing of MAXXAM's 1993 consolidated federal income tax return, the tax attribute carryforwards of the MAXXAM consolidated return group as of December 31, 1993, were apportioned in part to the New Kaiser Tax Group, based on the provisions of the relevant consolidated return regulations. The benefit of such tax attribute carryforwards apportioned to the New Kaiser Tax Group approximated the benefit of tax attribute carryforwards eliminated under the Tax Allocation Agreements. To the extent the New Kaiser Tax Group generates unused tax losses or tax credits for periods beginning on or after July 1, 1993, such amounts will not be available to obtain refunds of amounts paid by the Company or KACC to MAXXAM for periods ending on or before June 30, 1993, pursuant to the Tax Allocation Agreements.

KACC and MAXXAM entered into the KACC Tax Allocation Agreement, which became effective as of October 28, 1988. Under the terms of the KACC Tax Allocation Agreement, MAXXAM computed the federal income tax liability for KACC and its subsidiaries (collectively, the "Subgroup") as if the Subgroup were a separate affiliated group of corporations which was never connected with MAXXAM. During 1991, the Company and MAXXAM entered into the Company Tax Allocation Agreement, which became effective as of January 1, 1991. Under the terms of the Company Tax Allocation Agreement, MAXXAM computed a tentative federal income tax liability for the Company as if it and its subsidiaries, including KACC and its subsidiaries, were a separate affiliated group of corporations which was never connected with MAXXAM. The federal income tax liability of the Company was the difference between the tentative federal income tax liability and the liability computed under the KACC Tax Allocation Agreement.

The provisions of the Tax Allocation Agreements will continue to govern for periods ended prior to July 1, 1993. Therefore, payments or refunds may still be required by or payable to the Company or KACC under the terms of their respective tax allocation agreements for these periods due to the final resolution of audits, amended returns, and related matters. However, the 1994 Credit Agreement prohibits the payment by KACC to MAXXAM of any amounts due under the KACC Tax Allocation Agreement, except for certain payments that are required as a result of audits and only to the extent of any amounts paid after February 17, 1994, by MAXXAM to KACC under the KACC Tax Allocation Agreement.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


The following table presents the Company's tax attributes for federal income tax purposes as of December 31, 1995. The utilization of certain of these tax attributes is subject to limitations:

                                                                  Expiring
                                                                   Through
--------------------------------------------------------------------------
Regular tax attribute carryforwards:
  Net operating losses                                 $ 32.9         2007
  General business tax credits                           28.4         2008
  Foreign tax credits                                    89.7         2000
  Alternative minimum tax credits                        19.4   Indefinite
Alternative minimum tax attribute carryforwards:
  Net operating losses                                 $ 17.1         2002
  Foreign tax credits                                    83.5         2000

6.  Employee Benefit and Incentive Plans
----------------------------------------

Retirement Plans
Retirement plans are non-contributory for salaried and hourly employees and generally provide for benefits based on a formula which considers length of service and earnings during years of service. The Company's funding policies meet or exceed all regulatory requirements.

The funded status of the employee pension benefit plans and the corresponding amounts that are included in the Company's Consolidated Balance Sheets are as follows:

                                                                                      Plans with Accumulated
                                                                                     Benefits Exceeding Assets (1)
                                                                                           December 31,
                                                                                     -------------------------
                                                                                          1995         1994
--------------------------------------------------------------------------------------------------------------
Accumulated benefit obligation:
  Vested employees                                                                     $ 753.0         $ 663.9
  Nonvested employees                                                                     28.7            41.1
                                                                                       -------         -------
  Accumulated benefit obligation                                                         781.7           705.0
Additional amounts related to projected salary increases                                  34.2            30.0
                                                                                       -------         -------
Projected benefit obligation                                                             815.9           735.0
Plan assets (principally common stocks and fixed income obligations) at fair value      (592.3)         (524.6)
                                                                                       -------         -------
Plan assets less than projected benefit obligation                                       223.6           210.4
Unrecognized net losses                                                                  (54.7)          (42.5)
Unrecognized net obligations                                                               (.5)            (.8)
Unrecognized prior-service cost                                                          (28.2)          (30.9)
Adjustment required to recognize minimum liability                                        49.8            42.9
                                                                                       -------         -------
Accrued pension obligation included in the Consolidated Balance Sheets
  (principally in Long-term liabilities)                                               $ 190.0         $ 179.1
                                                                                       =======         =======

(1) Includes plans with assets exceeding accumulated benefits by approximately $.1 and $.3 in 1995 and 1994, respectively.

As required by Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions," the Company recorded an after-tax credit (charge) to equity of $(4.7) and $12.5 at December 31, 1995 and 1994, respectively, for the reduction (excess) of the minimum liability over the unrecognized net obligation and prior-service cost. These amounts

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


were recorded net of the related income tax (provision) credit of $2.8 and $(7.3) as of December 31, 1995 and 1994, respectively, which approximated the federal and state statutory rates.

The components of net periodic pension cost are:

                                                        Year Ended December 31,
                                                      ---------------------------
                                                         1995      1994      1993
---------------------------------------------------------------------------------
Service cost - benefits earned during the period      $  10.0    $ 11.2   $  10.8
Interest cost on projected benefit obligation            59.8      57.3      59.2
Return on assets:
  Actual gain                                          (112.2)      (.8)    (70.3)
  Deferred gain (loss)                                   64.6     (53.0)     15.9
Net amortization and deferral                             4.2       4.1       2.3
                                                      -------   -------   -------
Net periodic pension cost                             $  26.4   $  18.8   $  17.9
                                                      =======   =======   =======

Assumptions used to value obligations at year-end, and to determine the net periodic pension cost in the subsequent year are:

                                                   1995     1994     1993
------------------------------------------------------------------------
Discount rate                                      7.5%     8.5%     7.5%
Expected long-term rate of return on assets        9.5%     9.5%    10.0%
Rate of increase in compensation levels            5.0%     5.0%     5.0%

Postretirement Benefits Other Than Pensions
The Company and its subsidiaries provide postretirement health care and life insurance benefits to eligible retired employees and their dependents. Substantially all employees may become eligible for those benefits if they reach retirement age while still working for the Company or its subsidiaries. These benefits are provided through contracts with various insurance carriers. The Company has not funded the liability for these benefits, which are expected to be paid out of cash generated by operations. The Company adopted SFAS 106 to account for Postretirement benefits other than pensions as of January 1, 1993, as discussed in Note 1.

In 1995, the Company adopted the Kaiser Aluminum Medicare Program ("KAMP"). KAMP is mandatory for all salaried retirees over 65 and for USWA retirees who retire after December 31, 1995, when they become 65, and voluntary for other hourly retirees of the Company's operations in the states of California, Louisiana, and Washington. The USWA contract, ratified on February 28, 1995, also contained changes to the retiree health benefits. These changes included increased retirees' copayments, deductibles, and coinsurance, and restricted Medicare Part B premium reimbursement to the 1995 level for employees retiring after November 1, 1994. These changes will lower the Company's expenses for retiree medical care.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


The Company's accrued postretirement benefit obligation is composed of the following:

                                                                  December 31,
                                                                ----------------
                                                                  1995      1994
--------------------------------------------------------------------------------
Accumulated postretirement benefit obligation:
  Retirees                                                      $557.6    $566.2
  Active employees eligible for postretirement benefits           30.7      30.2
  Active employees not eligible for postretirement benefits       61.1      98.7
                                                                ------    ------
  Accumulated postretirement benefit obligation                  649.4     695.1
Unrecognized net gains                                            20.5      55.0
Unrecognized gains related to prior-service costs                110.9      31.8
                                                                ------    ------
Accrued postretirement benefit obligation                       $780.8    $781.9
                                                                ======    ======

The components of net periodic postretirement benefit cost are:

                                                    Year Ended December 31,
                                                  --------------------------
                                                    1995      1994      1993
----------------------------------------------------------------------------
Service cost                                      $  4.5    $  8.2    $  7.1
Interest cost                                       52.3      56.9      58.5
Amortization of prior service cost                  (8.9)     (3.2)
                                                  ------    ------    ------
Net periodic postretirement benefit cost          $ 47.9    $ 61.9    $ 65.6
                                                  ======    ======    ======

The 1996 annual assumed rates of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) are 8.0% and 7.5% for retirees under 65 and over 65, respectively, and are assumed to decrease gradually to 5.0% in 2007 and remain at that level thereafter. The health care cost trend rate has a significant effect on the amounts reported. A one percentage point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation as of December 31, 1995, by approximately $68.7 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1995 by approximately $7.8. The weighted average discount rate used to determine the accumulated postretirement benefit obligation at December 31, 1995 and 1994, was 7.5% and 8.5%, respectively.

Postemployment Benefits
The Company provides certain benefits to former or inactive employees after employment but before retirement. The Company adopted SFAS 112 to account for postemployment benefits as of January 1, 1993, as discussed in Note 1.

Incentive Plans
Effective January 1, 1989, the Company and KACC adopted an unfunded Long-Term Incentive Plan (the "LTIP") for certain key employees of the Company, KACC, and their consolidated subsidiaries. All compensation vested as of December 31, 1992, under the LTIP, as amended in 1991 and 1992, has been paid to the participants in cash or common stock of the Company as of December 31, 1993. Under the LTIP, as amended, 764,092 restricted shares were distributed to six Company executives during 1993 for benefits generally earned but not vested as of December 31, 1992. These shares generally will vest at the rate of 25% per year. The Company will record the related expense of $6.5 over the four-year period ending December 31, 1996. In 1993, the Company adopted the Kaiser 1993 Omnibus Stock Incentive Plan. A total of 2,500,000 shares of Kaiser common stock were reserved for awards or for payment of rights granted under the Plan, of which 544,839 shares were available to be awarded at December 31, 1995. Under the Kaiser 1993 Omnibus Stock Incentive Plan, 102,564 restricted shares were distributed to two Company executives during 1994, which will vest at the

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


rate of 25% per year. The Company will record the related expense of $1.0 over the four-year period ending December 31, 1998.

In 1993 and 1994, the Compensation Committee of the Board of Directors approved the award of "nonqualified stock options" to members of management other than those participating in the LTIP. These options generally will vest at the rate of 20-25% per year. Information relating to nonqualified stock options is shown below:

                                                                                1995        1994      1993
----------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                                           1,119,680     664,400
Granted                                                                                  494,800   664,400
Exercised (at $7.25 and $9.75 per share)                                    (155,500)     (6,920)
Expired or forfeited                                                         (38,095)    (32,600)
                                                                           ---------   ---------   -------
Outstanding at end of year (prices ranging from $7.25 to $12.75 per share)   926,085   1,119,680   664,400
                                                                           =========   =========   =======

Exercisable at end of year                                                   211,755     120,180
                                                                           =========   =========

In 1995, the Company adopted the Kaiser Aluminum Total Compensation System, an unfunded incentive compensation program. The program provides incentive pay based on performance against plan over a three-year period. KACC also has a supplemental savings and retirement plan for salaried employees, under which the participants contribute a percentage of their base salaries.

The Company's expense for the above plans was $11.9, $6.1, and $5.3 for the years ended December 31, 1995, 1994, and 1993, respectively.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(In millions of dollars, except share amounts)


7.  Stockholders' Equity and Minority Interests
-----------------------------------------------

Changes in stockholders' equity and minority interests were:

                                                   Minority Interests                    Stockholders' Equity
                                                  -------------------      -----------------------------------------------
                                                                                                      Retained
                                                                                                      Earnings  Additional
                                                  Redeemable                                            (Accu-     Minimum
                                                  Preference           Preferred  Common  Additional   mulated     Pension
                                                       Stock    Other      Stock   Stock     Capital  Deficit)   Liability
--------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1992                            $ 32.8   $ 72.1              $  .6      $288.5   $ 282.8      $ (6.7)
  Net loss                                                                                              (652.2)
  Redeemable preference stock:
    Accretion                                            4.8
    Stock redemption                                    (4.0)
  Conversions (1,967 preference shares into cash)                (.2)
  Common stock issued                                                                            3.3
  Preferred stock issued                                                   $  .2               134.1
  Dividends on preferred stock                                                                            (6.3)
  Minority interest in majority-owned subsidiaries                (.5)
  Additional minimum pension liability                                                                               (14.9)
                                                      ------   ------      -----   -----       -----   -------      ------
BALANCE, DECEMBER 31, 1993                              33.6     71.4         .2      .6       425.9    (375.7)      (21.6)
  Net loss                                                                                              (106.8)
  Redeemable preference stock:
    Accretion                                            4.0
    Stock redemption                                    (8.5)
  Common stock issued                                                                            2.2
  Preferred stock issued                                                      .4                99.7
  Dividends on preferred stock                                                                           (20.1)
  Minority interest in majority-owned subsidiaries               15.7
  Reduction of minimum pension liability                                                                              12.5
                                                      ------   ------      -----   -----       -----   -------      ------
BALANCE, DECEMBER 31, 1994                              29.1     87.1         .6      .6       527.8    (502.6)       (9.1)
  Net income                                                                                              60.3
  Redeemable preference stock:
    Accretion                                            3.9
    Stock redemption                                    (8.7)
    Stock repurchase                                     5.4
  Conversions (1,222 preference shares into cash)                 (.1)
  Common stock issued upon redemption and
    conversion of preferred stock                                            (.2)     .1         1.1
  Dividends on preferred stock                                                                           (17.6)
  Minority interest in majority-owned subsidiaries                6.0
  Incentive plans accretion                                                                      1.4
  Additional minimum pension liability                                                                                (4.7)
                                                      ------   ------      -----   -----       -----   -------      ------
BALANCE, DECEMBER 31, 1995                            $ 29.7   $ 93.0      $  .4   $  .7      $530.3   $(459.9)     $(13.8)
                                                      ======   ======      =====   =====      ======   =======      ======

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


Redeemable Preference Stock
In March 1985, KACC entered into a three-year agreement with the USWA whereby shares of a new series of "Cumulative (1985 Series A) Preference Stock" would be issued to an employee stock ownership plan in exchange for certain elements of wages and benefits. Concurrently, a similar plan was established for certain nonbargaining employees which provided for the issuance of "Cumulative (1985 Series B) Preference Stock." Series A Stock and Series B Stock ("Series A and B Stock") each have a par value of $1 per share and a liquidation and redemption value of $50 per share plus accrued dividends, if any.

For financial reporting purposes, Series A and B Stock were recorded at fair market value when issued, based on independent appraisals, with a corresponding charge to compensation cost. Carrying values have been increased each year to recognize accretion of redemption values and, in certain years, there have been other increases for reasons described below. Changes in Series A and B Stock are shown below.

                                            1995        1994        1993
------------------------------------------------------------------------
Shares:
  Beginning of year                      912,167   1,081,548   1,163,221
  Redeemed                              (174,804)   (169,381)    (81,673)
                                        --------   ---------   ---------
  End of year                            737,363     912,167   1,081,548
                                        ========   =========   =========

No additional Series A or B Stock will be issued. While held by the plan trustee, Series B Stock is entitled to cumulative annual dividends, when and as declared by the Board of Directors, payable in stock or in cash at the option of KACC on or after March 1, 1991, in respect to years commencing January 1, 1990, based on a formula tied to KACC's income before tax from aluminum operations. When distributed to plan participants (generally upon separation from KACC), the Series A and B Stocks are entitled to an annual cash dividend of $5 per share, payable quarterly, when and as declared by the Board of Directors.

Redemption fund agreements require KACC to make annual payments by March 31 each year based on a formula tied to consolidated net income until the redemption funds are sufficient to redeem all Series A and B Stock. On an annual basis, the minimum payment is $4.3 and the maximum payment is $7.3. In March 1994 and 1995, KACC contributed $4.3 for each of the years 1993 and 1994, and will contribute $4.3 in March 1996 for 1995.

Under the USWA labor contract effective November 1, 1994, KACC is obligated to offer to purchase up to 40 shares of Series A Stock from each active participant in 1995 at a price equal to its redemption value of $50 per share. KACC also agreed to offer to purchase up to an additional 80 shares from each participant in 1998. In addition, a profitability test was satisfied for 1995; therefore, KACC will offer to purchase from each active participant an additional 20 shares of such preference stock held in the stock ownership plan for the benefit of substantially the same employees in 1996. The employees could elect to receive their shares, accept cash, or place the proceeds into KACC's 401(k) savings plan. KACC will provide comparable purchases of Series B Stock from active participants.

The Series A and B Stock is distributed in the event of death, retirement, or in other specified circumstances. KACC also may redeem such stock at $50 per share plus accrued dividends, if any. At the option of the plan participant, the trustee shall redeem stock distributed from the plans at redemption value to the extent funds are available in the redemption fund. Under the Tax Reform Act of 1986, at the option of the plan participant, KACC must purchase distributed shares earned after December 31, 1985, at redemption value on a five-year installment basis, with interest at market rates. The obligation of KACC to make such installment payments must be secured.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)



The Series A and B Stock is entitled to the same voting rights as KACC common stock and to certain additional voting rights under certain circumstances, including the right to elect, along with other KACC preference stockholders, two directors whenever accrued dividends have not been paid on two annual dividend payment dates or when accrued dividends in an amount equivalent to six full quarterly dividends are in arrears. The Series A and B Stock restricts the ability of KACC to redeem or pay dividends on common stock if KACC is in default on any dividends payable on the Series A and B Stock.

Preference Stock
KACC Cumulative Convertible Preference Stock, $100 par value ("$100 Preference Stock"), restricts acquisition of junior stock and payment of dividends. At December 31, 1995, such provisions were less restrictive as to the payment of cash dividends than the 1994 Credit Agreement provisions. KACC has the option to redeem the $100 Preference Stocks at par value plus accrued dividends. KACC does not intend to issue any additional shares of the $100 Preference Stocks.

The 4-1/8% and 4-3/4% (1957 Series, 1959 Series, and 1966 Series) $100
Preference Stock can be exchanged for per share cash amounts of $69.30, $77.84, $78.38, and $76.46, respectively. KACC records the $100 Preference Stock at their exchange amounts for financial statement presentation and the Company includes such amounts in minority interests. The outstanding shares of KACC preference stock were:

                                                    December 31,
                                                  ---------------
                                                    1995     1994
-----------------------------------------------------------------
4-1/8%                                             3,237    3,657
4-3/4% (1957 Series)                               2,342    2,605
4-3/4% (1959 Series)                              13,162   13,534
4-3/4% (1966 Series)                               3,473    3,640

Preferred Stock
Series A Convertible - In 1993, Kaiser issued 19,382,950 of its $.65 Depositary Shares (the "Depositary Shares"), each representing one-tenth of a share of Series A Mandatory Conversion Premium Dividend Preferred Stock (the "Series A Shares"). On September 19, 1995, the Company redeemed all 1,938,295 Series A Shares, which resulted in the simultaneous redemption of all Depositary Shares in exchange for (i) 13,126,521 shares of the Company's common stock and (ii) $2.8 in cash comprised of (a) an amount equal to all accrued and unpaid dividends up to and including the day immediately prior to redemption date and
(b) cash in lieu of any fractional shares of common stock that would have otherwise been issuable.

PRIDES Convertible - In the first quarter of 1994, the Company consummated the public offering of 8,855,550 shares of the PRIDES. The net proceeds from the sale of the shares of PRIDES were approximately $100.1. The Company used such net proceeds to make non-interest-bearing loans to KACC in the aggregate principal amount of $33.2 (the aggregate dividends scheduled to accrue on the shares of PRIDES from the issuance date until December 31, 1997, the date on which the outstanding PRIDES will be mandatorily converted into shares of the Company's common stock), evidenced by intercompany notes, and used the balance of such net proceeds to make capital contributions to KACC in the aggregate amount of $66.9.

Holders of shares of PRIDES are entitled to receive (when, as, and if the Board of Directors declares dividends on the PRIDES) cumulative preferential cash dividends at a rate per annum of 8.255% of the per share offering price (equivalent to $.97 per annum for each share of PRIDES), from the date of initial issuance, payable quarterly in arrears on the last day of March, June, September, and December of each year. Holders of shares of PRIDES have a 4/5 vote for each share held of record and, except as required by law, are entitled to vote together with the holders of common stock and together with

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(In millions of dollars, except share amounts)


the holders of any other classes or series of stock who are entitled to vote in such manner on all matters submitted to a vote of common stockholders.

On December 31, 1997, unless either previously redeemed or converted at the option of the holder, each of the outstanding shares of PRIDES will mandatorily convert into one share of the Company's common stock, subject to adjustment in certain events, and the right to receive an amount in cash equal to all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record on a prior date).

Shares of PRIDES are not redeemable, at the election of the Company, prior to December 31, 1996. At any time and from time to time on or after December 31, 1996, the Company may redeem any or all of the outstanding shares of PRIDES. Upon any such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of common stock equal to (A) the sum of $11.9925, declining after December 31, 1996, to $11.75 until December 31, 1997, plus, in the event the Company does not elect to pay cash dividends to the redemption date, all accrued and unpaid dividends thereon divided by
(B) the Current Market Price (as defined) on the applicable date of determination, but in no event less than .8333 of a share of common stock, subject to adjustment in certain events. At any time prior to December 31, 1997, unless previously redeemed, each share of PRIDES is convertible at the option of the holder thereof into .8333 of a share of common stock (equivalent to a conversion price of $14.10 per share of common stock), subject to adjustment in certain events. The number of shares of common stock a holder will receive upon redemption, and the value of the shares received upon conversion, will vary depending on the market price of the common stock from time to time.

Dividends on Common Stock
The indentures governing the Senior Notes and the 12-3/4% Notes restrict, among other things, KACC's ability, and the 1994 Credit Agreement restricts, among other things, Kaiser's and KACC's ability, to incur debt, undertake transactions with affiliates, and pay dividends. Under the most restrictive of these covenants, neither the Company nor KACC currently is permitted to pay dividends on its common stock.

At December 31, 1995, 28,000,000 shares of the Company's common stock owned by MAXXAM were pledged as security for debt of a wholly owned subsidiary of MAXXAM, consisting of $100.0 aggregate principal amount of 11-1/4% Senior Secured Notes due 2003 and $125.7 aggregate principal amount of 12-1/4% Senior Secured Discount Notes due 2003.

Proposed Recapitalization
On February 5, 1996, the Company announced that it filed with the SEC a preliminary proxy statement relating to a proposed recapitalization and a special meeting of stockholders to consider and vote upon the proposal. The proposed recapitalization would: (i) provide for two classes of common stock: Class A Common Shares, $.01 par value, with one vote per share and a new lesser-voting class designated as Common Stock, $.01 par value, with 1/10 vote per share; (ii) redesignate as Class A Common Shares the 100 million currently authorized shares of existing common stock and authorize an additional 250 million shares to be designated as Common Stock; and (iii) change each issued share of the Company's existing common stock, par value $.01 per share, into
(a) .33 of a Class A Common Share and (b) .67 of a share of Common Stock. The Company would pay cash in lieu of fractional shares. The Company anticipates that both the Class A Common Shares and the Common Stock will be approved for trading on the New York Stock Exchange. Upon the effective date of the recapitalization, approximately 23,640,000 Class A Common Shares and 47,998,000 shares of Common Stock would be issued and outstanding. The proportionate voting power of the holders of the PRIDES will increase immediately after the effectiveness of the recapitalization until such shares are redeemed or converted, which will occur on or before December 31, 1997. As of January 31, 1996, holders of the existing common stock and the PRIDES had 91.2% and 8.8%, respectively, of the total voting power of all stockholders. Immediately after the recapitalization, the

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


voting power of such holders of the PRIDES will increase to 19.6% in the aggregate, with a corresponding reduction in the voting power of such holders of the existing common stock. At such time as the PRIDES are redeemed or converted, the relative voting power of such holders of the PRIDES will decrease and the voting power for both such holders of the PRIDES and the existing common stock will be approximately the same as it would have been had the recapitalization not occurred.

8.  Commitments and Contingencies
---------------------------------

Commitments
KACC has financial commitments, including purchase agreements, tolling arrangements, forward foreign exchange and forward sales contracts (see Note 9), letters of credit, and guarantees. Such purchase agreements and tolling arrangements include long-term agreements for the purchase and tolling of bauxite into alumina in Australia by QAL. These obligations expire in 2008. Under the agreements, KACC is unconditionally obligated to pay its proportional share of debt, operating costs, and certain other costs of QAL. The aggregate minimum amount of required future principal payments at December 31, 1995, is $88.9, of which $26.7 is due in 1997 and the rest is due in 2002. The KACC share of payments, including operating costs and certain other expenses under the agreement, was $77.5, $85.6, and $86.7 for the years ended December 31, 1995, 1994, and 1993, respectively. KACC also has agreements to supply alumina to and to purchase aluminum from Anglesey.

Minimum rental commitments under operating leases at December 31, 1995, are as follows: years ending December 31, 1996 - $22.7; 1997 - $21.6; 1998 - $24.6; 1999 - $29.7; 2000 - $27.3; thereafter - $187.0.
The future minimum rentals receivable under noncancelable subleases was $67.0 at December 31, 1995.

Rental expenses were $29.0, $26.8, and $29.0 for the years ended
December 31, 1995, 1994, and 1993, respectively.

Environmental Contingencies
The Company and KACC are subject to a number of environmental laws, to fines or penalties assessed for alleged breaches of the environmental laws, and to claims and litigation based upon such laws. KACC currently is subject to a number of lawsuits under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments Reauthorization Act of 1986 ("CERCLA"), and, along with certain other entities, has been named as a potentially responsible party for remedial costs at certain third-party sites listed on the National Priorities List under CERCLA.

Based on the Company's evaluation of these and other environmental matters, the Company has established environmental accruals, primarily related to potential solid waste disposal and soil and groundwater remediation matters. The following table presents the changes in such accruals, which are primarily included in Long-term liabilities, for the years ended December 31, 1995, 1994, and 1993:

                                          1995      1994      1993
------------------------------------------------------------------
Balance at beginning of period          $ 40.1    $ 40.9    $ 46.4
Additional amounts                         3.3       2.8       1.7
Less expenditures                         (4.5)     (3.6)     (7.2)
                                        ------    ------    ------
Balance at end of period                $ 38.9    $ 40.1    $ 40.9
                                        ======    ======    ======

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


These environmental accruals represent the Company's estimate of costs reasonably expected to be incurred based on presently enacted laws and regulations, currently available facts, existing technology, and the Company's assessment of the likely remediation action to be taken. The Company expects that these remediation actions will be taken over the next several years and estimates that annual expenditures to be charged to these environmental accruals will be approximately $3.0 to $9.0 for the years 1996 through 2000 and an aggregate of approximately $10.0 thereafter.

As additional facts are developed and definitive remediation plans and necessary regulatory approvals for implementation of remediation are established or alternative technologies are developed, changes in these and other factors may result in actual costs exceeding the current environmental accruals. The Company believes that it is reasonably possible that costs associated with these environmental matters may exceed current accruals by amounts that could range, in the aggregate, up to an estimated $23.0 and that the factors upon which a substantial portion of this estimate is based are expected to be resolved over the next twelve months. While uncertainties are inherent in the final outcome of these environmental matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

Asbestos Contingencies
KACC is a defendant in a number of lawsuits, some of which involve claims of multiple persons, in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with KACC or exposure to products containing asbestos produced or sold by KACC. The lawsuits generally relate to products KACC has not manufactured for at least 15 years.

The following table presents the changes in number of such claims pending for the years ended December 31, 1995, 1994, and 1993.

                                                  1995       1994      1993
--------------------------------------------------------------------------
Number of claims at beginning of period         25,200     23,400    13,500
Claims received                                 41,700     14,300    11,400
Claims settled or dismissed                     (7,200)   (12,500)   (1,500)
                                                ------    -------    ------

Number of claims at end of period               59,700     25,200    23,400
                                                ======    =======    ======

KACC has been advised by its regional counsel that, although there can be no assurance, the recent increase in pending claims may be attributable in part to tort reform legislation in Texas which was passed by the legislature in March 1995 and which became effective on September 1, 1995. The legislation, among other things, is designed to restrict, beginning September 1, 1995, the filing of cases in Texas that do not have a sufficient nexus to that jurisdiction, and to impose, generally as of September 1, 1996, limitations relating to joint and several liability in tort cases. A substantial portion of the asbestos-related claims that were filed and served on KACC between June 30, 1995, and November 30, 1995, were filed in Texas prior to September 1, 1995.

Based on past experience and reasonably anticipated future activity, the Company has established an accrual for estimated asbestos-related costs for claims filed and estimated to be filed and settled through 2008. There are inherent uncertainties involved in estimating asbestos-related costs, and the Company's actual costs could exceed these estimates. The Company's accrual was calculated based on the current and anticipated number of asbestos-related claims, the prior timing and amounts of asbestos-related payments, and the advice of Wharton, Levin, Ehrmantraut, Klein & Nash, P.A. with respect to the current state of the law related to asbestos claims. Accordingly, an asbestos-related cost accrual of $160.1, before

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


consideration of insurance recoveries, is included primarily in Long-term liabilities at December 31, 1995. The Company estimates that annual future cash payments in connection with such litigation will be approximately $13.0 to $20.0 for each of the years 1996 through 2000, and an aggregate of approximately $78.0 thereafter through 2008. While the Company does not presently believe there is a reasonable basis for estimating such costs beyond 2008 and, accordingly, no accrual has been recorded for such costs which may be incurred beyond 2008, there is a reasonable possibility that such costs may continue beyond 2008, and such costs may be substantial.

The Company believes that KACC has insurance coverage available to recover a substantial portion of its asbestos-related costs. Claims for recovery from some of KACC's insurance carriers are currently subject to pending litigation and other carriers have raised certain defenses, which have resulted in delays in recovering costs from the insurance carriers. The timing and amount of ultimate recoveries from these insurance carriers are dependent upon the resolution of these disputes. The Company believes, based on prior insurance-related recoveries in respect of asbestos-related claims, existing insurance policies, and the advice of Thelen, Marrin, Johnson & Bridges with respect to applicable insurance coverage law relating to the terms and conditions of those policies, that substantial recoveries from the insurance carriers are probable. Accordingly, an estimated aggregate insurance recovery of $137.9, determined on the same basis as the asbestos-related cost accrual, is recorded primarily in Other assets at December 31, 1995.

While uncertainties are inherent in the final outcome of these asbestos matters and it is presently impossible to determine the actual costs that ultimately may be incurred and insurance recoveries that will be received, management currently believes that, based on the factors discussed in the preceding paragraphs, the resolution of asbestos-related uncertainties and the incurrence of asbestos-related costs net of related insurance recoveries should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

Other Contingencies
The Company or KACC is involved in various other claims, lawsuits, and other proceedings relating to a wide variety of matters. While uncertainties are inherent in the final outcome of such matters, and it is presently impossible to determine the actual costs that ultimately may be incurred, management currently believes that the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

9.  Derivative Financial Instruments and Related Hedging Programs
-----------------------------------------------------------------

KACC enters into a number of financial instruments in the normal course of business that are designed to reduce its exposure to fluctuations in foreign exchange rates, alumina, primary aluminum, and fabricated aluminum products prices, and the cost of purchased commodities.

KACC has significant expenditures which are denominated in foreign currencies related to long-term purchase commitments with its affiliates in Australia and the United Kingdom, which expose KACC to certain exchange rate risks. In order to mitigate its exposure, KACC periodically enters into forward foreign exchange and currency option contracts in Australian dollars and Pounds Sterling to hedge these commitments. The forward foreign currency exchange contracts are agreements to purchase or sell a foreign currency, for a price specified at the contract date, with delivery and settlement in the future. At December 31, 1995, KACC had net forward foreign exchange contracts totaling approximately $102.8 for the purchase of 142.4 Australian dollars through April 30, 1997.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


To mitigate its exposure to declines in the market prices of alumina, primary aluminum, and fabricated aluminum products, while retaining the ability to participate in favorable pricing environments that may materialize, KACC has developed strategies which include forward sales of primary aluminum at fixed prices and the purchase or sale of options for primary aluminum. Under the principal components of KACC's price risk management strategy, which can be modified at any time,
(i) varying quantities of KACC's anticipated production are sold forward at fixed prices; (ii) call options are purchased to allow KACC to participate in certain higher market prices, should they materialize, for a portion of KACC's primary aluminum and alumina sold forward;
(iii) option contracts are entered into to establish a price range
KACC will receive for a portion of its primary aluminum and alumina;
and (iv) put options are purchased to establish minimum prices KACC will receive for a portion of its primary aluminum and alumina. In this regard, in respect of its 1996 anticipated production, as of December 31, 1995, KACC had sold forward 15,750 metric tons of primary aluminum at fixed prices.

In addition, KACC enters into forward fixed price arrangements with certain customers which provide for the delivery of a specific quantity of fabricated aluminum products over a specified future period of time. In order to establish the cost of primary aluminum for a portion of such sales, KACC may enter into forward and option contracts. In this regard, at December 31, 1995 KACC had purchased 53,300 metric tons of primary aluminum under forward purchase contracts at fixed prices that expire at various times through December 1996.

At December 31, 1995, the net unrealized gain on KACC's position in aluminum forward sales and option contracts, based on an average price of $1,721 per metric ton ($.78 per pound) of aluminum, and forward foreign exchange contracts was $4.1.

KACC is exposed to credit risk in the event of non-performance by other parties to these currency and commodity contracts, but KACC does not anticipate non-performance by any of these counterparties, given their creditworthiness. When appropriate, KACC arranges master netting agreements.

10.  Segment and Geographical Area Information
----------------------------------------------

Sales and transfers among geographic areas are made on a basis intended to reflect the market value of products.

The aggregate foreign currency gain included in determining net income was $5.3, $.8, and $4.9 for the years ended December 31, 1995, 1994, and 1993, respectively.

Sales of more than 10% of total revenue to a single customer were nil in 1995 and were $58.2 and $40.7 of bauxite and alumina and $147.7 and $145.7 of aluminum processing for the years ended December 31, 1994, and 1993, respectively.

Export sales were less than 10% of total revenue during the years ended December 31, 1995, 1994, and 1993, respectively.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(In millions of dollars, except share amounts)

Geographical area information relative to operations is summarized as follows:


                                      Year Ended                                      Other
                                     December 31,     Domestic  Caribbean   Africa   Foreign  Eliminations      Total
---------------------------------------------------------------------------------------------------------------------

Net sales to unaffiliated customers         1995      $1,589.5    $ 191.7  $ 239.4   $ 217.2                 $2,237.8
                                            1994       1,263.2      169.9    180.0     168.4                  1,781.5
                                            1993       1,177.8      155.4    207.5     178.4                  1,719.1

Sales and transfers among                   1995                  $  79.6            $ 191.5       $(271.1)
  geographic areas                          1994                     98.7              139.4        (238.1)
                                            1993                     88.2               79.6        (167.8)

Equity in income (losses) of                1995      $    (.2)                     $  19.4                 $   19.2
  unconsolidated affiliates                 1994            .2                         (2.1)                    (1.9)
                                            1993                                       (3.3)                    (3.3)

Operating income (loss)                     1995      $   32.0    $   9.8  $  83.5   $  85.3                 $  210.6
                                            1994        (128.8)       9.9     18.3      44.4                    (56.2)
                                            1993        (145.9)     (11.8)    21.9      12.4                   (123.4)

Investment in and advances to               1995      $    1.2    $  27.1            $ 149.9                 $  178.2
  unconsolidated affiliates                 1994           1.2       28.8              139.7                    169.7

Identifiable assets                         1995      $2,017.9    $ 381.9  $ 196.5   $ 216.9                 $2,813.2
                                            1994       1,933.8      364.8    200.0     199.5                  2,698.1

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

(In millions of dollars, except share amounts)


Financial information by industry segment at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, is as follows:

                                        Year Ended  Bauxite &   Aluminum
                                      December 31,    Alumina   Processing   Corporate         Total
---------------------------------------------------------------------------------------------------
Net sales to unaffiliated customers           1995     $514.2     $1,723.6                  $2,237.8
                                              1994      432.5      1,349.0                   1,781.5
                                              1993      423.4      1,295.7                   1,719.1

Intersegment sales                            1995     $159.7                               $  159.7
                                              1994      146.8                                  146.8
                                              1993      129.4                                  129.4

Equity in income (losses) of                  1995     $  3.6     $   15.8      $   (.2)    $   19.2
  unconsolidated affiliates                   1994       (4.7)         2.6           .2         (1.9)
                                              1993       (2.5)         (.8)                     (3.3)

Operating income (loss)                       1995     $ 54.0     $  238.9      $ (82.3)    $  210.6
                                              1994       19.8         (8.4)       (67.6)       (56.2)
                                              1993       (4.5)       (46.3)       (72.6)      (123.4)

Effect of changes in accounting principles
  on operating income (loss)
    SFAS 106                                  1993     $ (2.0)    $  (16.1)     $  (1.1)    $  (19.2)
    SFAS 109                                  1993       (7.7)        (7.8)          .3        (15.2)

Depreciation                                  1995     $ 31.1     $   60.4      $   2.8     $   94.3
                                              1994       33.5         59.1          2.8         95.4
                                              1993       35.3         59.9          1.9         97.1

Capital expenditures                          1995     $ 27.3     $   44.0      $   8.1     $   79.4
                                              1994       28.9         39.9          1.2         70.0
                                              1993       35.3         31.2          1.2         67.7

Investment in and advances to                 1995     $129.9     $   47.1      $   1.2     $  178.2
  unconsolidated affiliates                   1994      136.6         31.9          1.2        169.7

Identifiable assets                           1995     $746.0     $1,341.2      $ 726.0     $2,813.2
                                              1994      749.6      1,242.3        706.2      2,698.1

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

FIVE-YEAR FINANCIAL DATA
CONSOLIDATED BALANCE SHEETS

                                                                                December 31,
                                                            ----------------------------------------------------
(In millions of dollars)                                        1995       1994       1993       1992       1991
---------------------------------------------------------------------------------------------------------------

Assets
Current assets:
  Cash and cash equivalents                                 $   21.9   $   17.6   $   14.7   $   19.1   $   15.8
  Receivables                                                  308.6      199.2      234.7      270.0      218.8
  Inventories                                                  525.7      468.0      426.9      439.9      498.6
  Prepaid expenses and other current assets                     76.6      158.0       60.7       37.0       84.0
                                                            --------   --------   --------    -------   --------
    Total current assets                                       932.8      842.8      737.0      766.0      817.2

Investments in and advances to unconsolidated affiliates       178.2      169.7      183.2      150.1      161.9
Property, plant, and equipment - net                         1,109.6    1,133.2    1,163.7    1,066.8    1,014.5
Deferred income taxes                                          269.1      271.2      210.8
Other assets                                                   323.5      281.2      233.2      189.7      140.5
                                                            --------   --------   --------   --------   --------
    Total                                                   $2,813.2   $2,698.1   $2,527.9   $2,172.6   $2,134.1
                                                            ========   ========   ========   ========   ========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accruals                             $  451.2   $  439.3   $  339.7   $  351.4   $  461.6
  Accrued postretirement medical benefit obligation -
    current portion                                             46.8       47.0       47.6
  Payable to affiliates                                         94.2       85.3       62.4       78.4       87.1
  Long-term debt - current portion                               8.9       11.5        8.7       25.9       26.3
                                                            --------   --------   --------   --------   --------
    Total current liabilities                                  601.1      583.1      458.4      455.7      575.0

Long-term liabilities                                          548.5      495.5      501.8      281.7      212.9
Accrued postretirement medical benefit obligation              734.0      734.9      713.1
Long-term debt                                                 749.2      751.1      720.2      765.1      681.5
Minority interests                                             122.7      116.2      105.0      104.9      108.9

Stockholders' equity:
  Preferred stock                                                 .4         .6         .2
  Common stock                                                    .7         .6         .6         .6         .6
  Additional capital                                           530.3      527.8      425.9      288.5      287.9
  Retained earnings (accumulated deficit)                     (459.9)    (502.6)    (375.7)     282.8      267.3
  Additional minimum pension liability                         (13.8)      (9.1)     (21.6)      (6.7)
                                                            --------   --------   --------   --------   --------
    Total stockholders' equity                                  57.7       17.3       29.4      565.2      555.8
                                                            --------   --------   --------   --------   --------
    Total                                                   $2,813.2   $2,698.1   $2,527.9   $2,172.6   $2,134.1
                                                            ========   ========   ========   ========   ========

Debt-to-capital ratio(1)                                        78.1       82.4       81.3       54.1       51.5

(1)  Total long-term debt - current portion and long-term debt
     ("debt") as a ratio of total debt, deferred income tax liabilities, minority interests, and stockholders' equity.


KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

FIVE-YEAR FINANCIAL DATA
STATEMENTS OF CONSOLIDATED INCOME (LOSS)

                                                                         Year Ended December 31,
                                                         ------------------------------------------------------
(In millions of dollars, except share amounts)               1995       1994       1993       1992       1991
-------------------------------------------------------------------------------------------------------------

Net sales                                                $2,237.8   $1,781.5   $1,719.1   $1,909.1   $2,000.8
                                                         --------   --------   --------   --------   --------

Costs and expenses:
  Cost of products sold                                   1,798.4    1,625.5    1,587.7    1,619.3    1,594.2
  Depreciation                                               94.3       95.4       97.1       80.3       73.2
  Selling, administrative, research and development,
    and general                                             134.5      116.8      121.9      119.6      117.4
  Restructuring of operations                                                      35.8
                                                         --------   --------   --------   --------   --------
    Total costs and expenses                              2,027.2    1,837.7    1,842.5    1,819.2    1,784.8
                                                         --------   --------   --------   --------   --------

Operating income (loss)                                     210.6      (56.2)    (123.4)      89.9      216.0

Other income (expense):
  Interest expense                                          (93.9)     (88.6)     (84.2)     (78.7)     (93.9)
  Other - net                                               (14.1)      (7.3)       (.9)      20.9       20.3
                                                         --------   --------   --------   --------   --------
Income (loss) before income taxes, minority interests,
  extraordinary loss, and cumulative effect of changes
  in accounting principles                                  102.6     (152.1)    (208.5)      32.1      142.4

(Provision) credit for income taxes                         (37.2)      53.8       86.9       (5.3)     (32.4)

Minority interests                                           (5.1)      (3.1)     (1.5)         .1       (1.6)
                                                         --------   --------   --------   --------   --------

Income (loss) before extraordinary loss and cumulative
  effect of changes in accounting principles                 60.3     (101.4)    (123.1)      26.9      108.4

Extraordinary loss on early extinguishment of debt,
  net of tax benefit of $2.9 and $11.2 for 1994 and
  1993, respectively                                                    (5.4)     (21.8)

Cumulative effect of changes in accounting principles,
  net of tax benefit of $237.7                                                   (507.3)
                                                         --------   --------   --------   --------   --------

Net income (loss)                                        $   60.3   $ (106.8)  $ (652.2)  $   26.9   $  108.4
                                                         ========   ========   ========   ========   ========
Per common and common equivalent share:
  Net income (loss):
    Primary                                              $    .69   $  (2.18)  $ (11.47)  $    .47   $   2.03
    Fully diluted                                             .72

  Dividends declared                                                                           .20       1.10

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES


QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                              Quarter Ended
                                                             -------------------------------------------------
(In millions of dollars, except share amounts)               March 31      June 30  September 30  December 31,
--------------------------------------------------------------------------------------------------------------
1995
  Net sales                                                   $ 513.0     $  583.4       $ 550.3       $ 591.1
  Operating income                                               32.6         63.6          53.2          61.2
  Net income                                                      3.5         23.3          12.5          21.0
  Earnings (loss) per common and common equivalent share:
   Primary                                                       (.03)(1)      .31           .13           .26
   Fully diluted                                                                             .14
  Common stock market price:
   High                                                        11-7/8       14            21            15-3/4
   Low                                                         10-1/8       10-1/2        13-7/8        10-3/4

1994
  Net sales                                                   $ 415.1      $ 459.5       $ 461.1       $ 445.8
  Operating loss                                                 25.6         14.2           6.9           9.5
  Loss before extraordinary loss                                 29.3         23.6          20.8          27.7 (2)
  Extraordinary loss - net                                        5.4
  Net loss                                                       34.7         23.6          20.8          27.7 (2)
  Per common and common equivalent share:
   Loss before extraordinary loss                                 .58          .50           .45           .57
   Extraordinary loss - net                                       .09
   Net loss                                                       .67          .50           .45           .57
  Common stock market price:
   High                                                        12-1/2       10-1/2        11-5/8        12-3/8
   Low                                                          9            8-1/4         9-1/2         9-3/4


(1) After deduction of $5.3 dividends on preferred stock from net income.
(2) Includes pre-tax charges of approximately $10.3, principally related to establishing additional litigation and environmental reserves in the fourth quarter of 1994.

         KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                              SCHEDULE I
               CONDENSED BALANCE SHEETS - PARENT COMPANY
            (In millions of dollars, except share amounts)

                                                                                         December 31,
                                                                                     --------------------
                                                                                         1995        1994
                                                                                     --------    --------
Assets
Current assets:
  Cash and cash equivalents                                                          $     .2    $    5.7
  Note receivable from KACC                                                              10.7        21.2
                                                                                     --------    --------
   Total current assets                                                                  10.9        26.9

Note receivable from KACC                                                                 8.6        23.5

Investments - KACC                                                                    1,521.3     1,361.0
                                                                                     --------    --------
   Total                                                                             $1,540.8    $1,411.4
                                                                                     ========    ========

Liabilities and Stockholders' Equity
Current liabilities                                                                  $    3.3    $    6.4

Intercompany note payable to KACC, including accrued interest                         1,479.8     1,387.7

Stockholders' equity:
  Preferred stock, par value $.05, authorized 20,000,000 shares; Series A
    Convertible stated value $.10 issued and outstanding, nil and 1,938,295
    in 1995 and 1994                                                                                    .2
  PRIDES Convertible, par value $.05, issued and outstanding, 8,673,850 and
   8,855,550 in 1995 and 1994                                                              .4          .4
  Common stock, par value $.01, authorized 100,000,000 shares: issued and
   outstanding 71,638,514 and 58,205,083 in 1995 and 1994                                  .7          .6
  Additional capital                                                                    530.3       527.8
  Accumulated deficit                                                                  (459.9)     (502.6)
  Additional minimum pension liability                                                  (13.8)       (9.1)
                                                                                     --------    --------
     Total stockholders' equity                                                          57.7        17.3
                                                                                     --------    --------
     Total                                                                           $1,540.8    $1,411.4
                                                                                     ========    ========



The accompanying notes to condensed financial statements are an integral part of these statements.

         KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                              SCHEDULE I
            CONDENSED STATEMENTS OF INCOME - PARENT COMPANY

                       (In millions of dollars)

                                                       December 31,
                                              -----------------------------
                                                 1995       1994       1993
                                              -------    -------    -------
Equity in income (loss) of KACC               $ 152.8    $ (20.4)   $(537.2)

Administrative and general expenses               (.4)       (.3)       (.4)

Other income (expense):
  Interest expense                              (92.1)     (86.1)    (115.8)
  Other income                                                          1.2
                                              -------    -------    -------
Net income (loss)                             $  60.3    $(106.8)   $(652.2)
                                              =======    =======    =======



The accompanying notes to condensed financial statements are an integral part of these statements.

         KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                              SCHEDULE I
           CONDENSED STATEMENTS OF CASH FLOWS - PARENT COMPANY

                       (In millions of dollars)

                                                                               December 31,
                                                                      -----------------------------
                                                                         1995       1994       1993
                                                                      -------    -------    -------

Cash flows from operating activities:
  Net income (loss)                                                   $  60.3    $(106.8)   $(652.2)
  Adjustments to reconcile net income (loss) to net cash provided by
    (used for) operating activities:
      Equity in (income) loss of KACC                                  (152.8)      20.4      537.2
      Accrued interest on intercompany note payable to KACC              92.1       86.1      115.8
      Increase (decrease) in other liabilities                             .2         .3       (1.0)
                                                                      -------    -------    -------
        Net cash used for operating activities                            (.2)                  (.2)
                                                                      -------    -------    -------

Cash flows from investing activities:
  Investment in KACC                                                     (1.2)     (66.9)     (81.5)
                                                                      -------    -------    -------
        Net cash used for investing activities                           (1.2)     (66.9)     (81.5)
                                                                      -------    -------    -------
Cash flows from financing activities:
  Dividends paid                                                        (20.8)     (14.8)      (6.3)
  Capital stock issued                                                    1.2      100.1      119.3
  Intercompany note issued by KACC - net                                 15.5      (13.2)     (31.5)
                                                                      -------    -------    -------
        Net cash (used for) provided by financing activities             (4.1)      72.1       81.5
                                                                      -------    -------    -------

Net (decrease) increase in cash and cash equivalents during the year     (5.5)       5.2        (.2)
Cash and cash equivalents at beginning of year                            5.7         .5         .7
                                                                      -------    -------    -------
Cash and cash equivalents at end of year                              $    .2    $   5.7    $    .5
                                                                      =======    =======    =======

Supplemental disclosure of non-cash investing activities:
 Non-cash investment in KACC                                          $   9.9               $   15.0

The accompanying notes to condensed financial statements are an integral part of these statements.

         KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

                              SCHEDULE I
       NOTES TO CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY


1.   Basis of Presentation
--------------------------

     The accompanying parent company financial statements of Kaiser Aluminum Corporation ("Kaiser") should be read in conjunction with the 1995 consolidated financial statements of Kaiser and Subsidiary Companies.

     Kaiser is a holding company and conducts its operations through its wholly owned subsidiary, Kaiser Aluminum & Chemical
     Corporation ("KACC"), which is reported herein using the equity method of accounting.


2.   Intercompany Note Payable
------------------------------

     The Intercompany Note to KACC was amended in July 1993 to decrease the fixed interest rate from 13% to 6-5/8%. No interest or principal payments are due until December 31, 2000, after which interest and principal will be payable over a 15-year term pursuant to a predetermined schedule.

3.   Restricted Net Assets
--------------------------

     The investment in KACC is substantially unavailable to Kaiser pursuant to the terms of certain debt instruments. The obligations of KACC in respect of the credit facilities under the 1994 Credit Agreement are guaranteed by Kaiser and by all significant subsidiaries of KACC. See Note 4 of the Notes to Consolidated Financial Statements.

EXHIBIT 11

          KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

 COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
          (In millions of dollars, except per share amounts)

                                                                                Year Ended December 31,
                                                                              ---------------------------
                                                                                 1995      1994      1993
                                                                              -------   -------   -------
Primary:
  Earnings:
   Income (loss) before extraordinary loss and cumulative effect of changes
     in accounting principles                                                 $  60.3   $(101.4)  $(123.1)
   Dividends on preferred stock:
     Series A Shares                                                             (9.1)    (12.6)     (6.3)
     PRIDES                                                                      (8.5)     (7.5)
                                                                              -------   -------   -------
   Income (loss) available to common shareholders before extraordinary loss      42.7    (121.5)   (129.4)
   Extraordinary loss - net                                                                (5.4)    (21.8)
   Cumulative effect of changes in accounting principles - net                                     (507.3)
                                                                              -------   -------   -------
   Net income (loss) available to common shareholders                         $  42.7   $(126.9)  $(658.5)
                                                                              =======   =======   =======

  Shares (000):
   Weighted average common shares outstanding                                  58,267    58,139    57,423
   Weighted average shares arising from redemption of Series A Shares           3,705
   Weighted average shares arising from conversion of PRIDES                       29
   Assuming exercise of nonqualified stock options                                263
                                                                              -------   -------   -------
   Weighted average common and common equivalent shares                        62,264    58,139    57,423
                                                                              =======   =======   =======

  Primary earnings (loss) per common and common equivalent share:
   Income (loss) before extraordinary loss and cumulative effect of changes
     in accounting principles                                                 $   .69   $ (2.09)  $ (2.25)
   Extraordinary loss                                                                      (.09)     (.38)
   Cumulative effect of changes in accounting principles - net                                      (8.84)
                                                                              -------   -------   -------
   Net income (loss)                                                          $   .69   $ (2.18)  $(11.47)
                                                                              =======   =======   =======

Fully diluted:(1)
  Earnings:
   Income before extraordinary loss                                           $  60.3
   Dividends on PRIDES                                                           (8.5)
                                                                              -------
   Net income available to common and common equivalent shareholders          $  51.8
                                                                              =======

  Shares (000):
   Weighted average common shares outstanding                                  58,267
   Additional shares arising from redemption of Series A Shares                13,127
   Additional shares arising from conversion of PRIDES                            151
   Assuming exercise of nonqualified stock options                                264
                                                                              -------
   Weighted average common and common equivalent shares                        71,809
                                                                              =======

Fully diluted earnings per common and common equivalent share                 $   .72
                                                                              =======

(1) As a result of the redemption of the Series A Shares and conversion of 181,700 shares of PRIDES during the 1995 period, fully diluted earnings per share are presented for such period, even though the result is antidilutive. For the 1994 and 1993 periods, common equivalent shares attributable to the preferred stock and non-qualified stock options were excluded from the calculation of weighted average shares because they were antidilutive.

                                                                  ANNEX A-1



                   TEXT OF THE PROPOSED AMENDMENT TO THE
                  RESTATED CERTIFICATE OF INCORPORATION OF
                        KAISER ALUMINUM CORPORATION
         RELATING TO THE RECLASSIFICATION OF EXISTING COMMON STOCK


          Upon the effectiveness of this Amendment to the Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's common stock existing immediately prior to the Effective Time, par value One Cent ($.01) per share (the "Existing Common Stock"), then issued (including shares held in the treasury of the Corporation) shall be changed automatically into .33 of a Class A Common Share (as defined below) and .67 of a share of Common Stock (as defined below), all of which shall be fully paid and non-assessable. Fractional shares of Class A Common Shares and fractional shares of Common Stock will not be issued to any holder of Existing Common Stock or reflected on the stock transfer records of the Corporation by reason of the reclassification described herein. In lieu thereof, the Corporation will, as provided in the immediately following paragraph, pay a cash amount to the stockholders otherwise entitled to such fractional shares equal to the total fractional amount represented by such shares times the greater of (i) the average closing price of a share of the Existing Common Stock on the New York Stock Exchange for the fifteen trading days immediately preceding the date on which the Effective Time occurs and (ii) the closing price of a share of the Existing Common Stock on the New York Stock Exchange on the trading day immediately preceding the date on which the Effective Time occurs.

          As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a letter of transmittal (the "Letter of Transmittal") to each record holder of Existing Common Stock as of the Effective Time. Subject to the immediately preceding paragraph, new certificates representing .33 of a Class A Common Share and .67 of a share of Common Stock for each outstanding share of Existing Common Stock held by such holders will be issued to each such record holder that delivers to the Corporation's transfer agent a properly executed Letter of Transmittal accompanied by the certificates representing the shares of Existing Common Stock. In lieu of fractional shares of Class A Common Shares or Common Stock that would otherwise have been issuable, a check for the cash amount calculated pursuant to the formula set out in the immediately preceding paragraph will be issued to such record holder.

                                                                  ANNEX A-2
                               ARTICLE FOURTH
                                   OF THE
                   RESTATED CERTIFICATE OF INCORPORATION
                  (as proposed to be amended and restated)

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is THREE HUNDRED SEVENTY MILLION (370,000,000) shares consisting of:

         (a) ONE HUNDRED MILLION (100,000,000) shares of the par value of One Cent ($.01) per share, which shall be designated Class A Common Shares ("Class A Common Shares");

          (b) TWO HUNDRED FIFTY MILLION (250,000,000) shares of the par value of One Cent ($.01) per share, which shall be designated Common Stock ("Common Stock"); and

          (c) TWENTY MILLION (20,000,000) shares of the par value of Five Cents ($.05) per share, which shall be designated Preferred Stock ("Preferred Stock").

          A. Statement of Preferences, Limitations and Relative Rights in Respect of Shares of Preferred Stock and Authority of Board of Directors to Fix Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions Thereof Not Fixed Hereby.

          Shares of Preferred Stock may be issued from time to time in one or more classes or one or more series within any class thereof, as may be determined from time to time by the Board of Directors, each of said classes and series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular. The voting rights, if any, of each such class and series and the preferences and relative, participating, optional and other special rights of each such class and series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding; and, subject to the provisions of Section C of this Article Fourth, the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred Stock, the voting powers, if any, of stock of such class or series and the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such class or series within such class, including, but without limiting the generality of the foregoing, the following:

          (a) The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such class or series shall be paid;

          (b) The right, if any, of the holders of Preferred Stock of such class or series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions of such conversion or exchange;

          (c) The redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such class or series may be redeemed;

          (d) The rights of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up, of the Corporation;

          (e) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series;

          (f) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such class or series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors; and

          (g) The voting powers, if any, of the holders of such class or series of Preferred Stock which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders, and (ii) the right, voting as a class or series by itself or together with other classes or series of Preferred
Stock or all classes and series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more classes or series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

          B. Statement of Limitations, Relative Rights and Powers in Respect of Class A Common Shares and shares of Common Stock.

          1. GENERAL. The Class A Common Shares and the Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof. The powers, preferences and rights of the Class A Common Shares and the Common Stock and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in this Restated Certificate of Incorporation.

          2. VOTING. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Section A of this Article Fourth or as otherwise expressly provided in this Restated Certificate of Incorporation:

          (a) The holders of Class A Common Shares shall be entitled to one vote for each Class A Common Share held on all matters voted upon by the stockholders of the Corporation and shall vote together with the holders of Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class;

          (b) The holders of shares of Common Stock shall be entitled to one-tenth (1/10) of a vote for each share of Common Stock held on all matters voted upon by the stockholders and shall vote together with the holders of Class A Common Shares and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class.

          3.   DIVIDENDS AND DISTRIBUTIONS.

          (a) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Section A of this Article Fourth) shall have been met and after the Corporation shall have complied with all of the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock (fixed in accordance with the provisions of Section A of this Article Fourth) and subject to any other conditions that may be fixed in accordance with the provisions of Section A of this Article Fourth, including, without limitation, the right of any of the holders of any class or series of Preferred Stock to participate therein, then and not otherwise the holders of Class A Common Shares and shares of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors in accordance with this Paragraph 3.

          (b) Dividends and distributions may be declared and paid to the holders of Class A Common Shares and Common Stock in cash, property, or other securities of the Corporation (including shares of any class whether or not shares of such class are already outstanding) out of funds legally available therefor. Each Class A Common Share and each share of Common Stock shall have identical rights with respect to dividends and distributions, subject to the following:

               (i) subject to Paragraph 4 of this Section B of this Article Fourth, at the discretion of the Board of Directors, a dividend or distribution in cash or property on a share of Common
Stock may be greater (but not less) than any dividend or distribution in cash or property on a Class A Common Share;

               (ii) a dividend or distribution in shares of the Corporation on Class A Common Shares may be paid or made in Class A Common
Shares or shares of Common Stock; and

               (iii) a dividend or distribution in shares of the Corporation on Common Stock may be paid or made only in shares of Common Stock.

          (c) For purposes of paragraph (b) of this Section 3, a dividend or distribution in shares of the Corporation on Class A Common Shares paid or made in Class A Common Shares shall be considered identical to a dividend or distribution in shares of the Corporation on Common
Stock paid or made in a proportionate number of shares of Common
Stock.

          4.   MERGER, CONSOLIDATION, COMBINATION OR DISSOLUTION OF THE
CORPORATION.

          (a) After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Class
A Common Shares and shares of Common Stock shall, subject to the rights, if any, of the holders of any class or series Preferred Stock to participate therein (fixed in accordance with the provisions of Section A of this Article Fourth), be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Class A Common Shares or Common Stock, as the case may be, held by them respectively, subject to the other provisions set forth in this Paragraph 4.

          (b) In the event of a merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of the dissolution of the Corporation, the holders of shares of Common Stock shall be entitled to receive in respect of each share of Common Stock the same indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidences of indebtedness, securities, cash, rights or any other property, as holders of Class A Common
Shares shall be entitled to receive in respect to each share in that transaction, except that any common stock that holders of Common Stock shall be entitled to receive in any such event may have terms substantially similar to those of the Common Stock as set forth in this Section B of this Article Fourth.

          5. SPLITS OR COMBINATIONS OF SHARES. If the Corporation shall in any manner split, subdivide or combine the outstanding Class A Common Shares or Common Stock, the outstanding shares of the other such class shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.

          6.   MINORITY PROTECTION PROVISIONS.

          (a) If, at any time after the effective time of the amendment of Article Fourth which first authorizes the issuance of Class A Common Shares and Common Stock (the "Effective Time"), any Person or group, each as hereinafter defined in this Paragraph 6, acquires beneficial ownership of shares representing 15% or more of the number of then outstanding Class A Common Shares and such Person or group (a "Significant Stockholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of Common Stock, all of which Common Stock must have been acquired by such Person or group after the Effective Time, such Significant Stockholder must, within a ninety-day period beginning the day after becoming a Significant Stockholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional shares of Common Stock as provided in this Paragraph 6 (a "Minority Protection Transaction"). The 15% ownership threshold of the number of Class A Common Shares which triggers a Minority Protection Transaction may not be waived by the Board of Directors, nor may this threshold in this Restated Certificate of Incorporation be amended without stockholder approval, including a majority vote of the outstanding Common Stock voting separately as a class.

          (b) In each Minority Protection Transaction, the Significant Stockholder must make a public cash tender offer to acquire from the holders of Common Stock at least that number of additional shares of Common Stock determined by (i) multiplying the percentage of the number of outstanding Class A Common Shares beneficially owned and acquired after the Effective Time by such Significant Stockholder by the total number of shares of Common Stock outstanding on the date such Person or group became a Significant Stockholder, and (ii) subtracting therefrom the number of shares of Common Stock beneficially owned by such Significant Stockholder on the date such Person or group became a Significant Stockholder and which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Stockholder must acquire all shares of Common Stock validly tendered and not withdrawn or, if the number of shares of Common Stock tendered to the Significant Stockholder and not withdrawn exceeds the number of shares required to be acquired pursuant to this subparagraph (b), the number of shares acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such stockholder bears to the total number of shares tendered and not withdrawn by all tendering holders.

          (c) The cash offer price for any shares of Common Stock required to be purchased by the Significant Stockholder pursuant to this Paragraph 6 shall be the greatest of: (i) the highest price per share paid by the Significant Stockholder for any Class A Common Share or any share of Common Stock during the six-month period ending on the date such Person or group became a Significant Stockholder (or such shorter period after the Effective Time if the date such Person or group became a Significant Stockholder is not more than six months following the Effective Time), (ii) the highest reported sale price of a Class A Common Share or a share of Common Stock on the New York Stock Exchange (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the thirty-day period preceding the date such Person or group became a Significant Stockholder, and (iii) the highest reported sale price for a Class A Common Share or a share of Common Stock on the New York Stock Exchange (or such other securities exchange or quotation system as is then the principal trading market for such shares) on the business day preceding the date the Significant Stockholder makes the tender offer required by this Paragraph 6. For purposes of subparagraph (d) below, the applicable date for each calculation required by clauses (i) and (ii) of the preceding sentence shall be the date on which the Significant Stockholder becomes required to engage in the Minority Protection Transaction for which such calculation is required. In the event that the Significant Stockholder has acquired Class A Common Shares or shares of Common Stock in the six-month period ending on the date such Person or group becomes a Significant Stockholder for consideration other than cash, the value of such consideration per share of Class A Common Shares shall be as determined in good faith by the Board of Directors.

          (d) A Minority Protection Transaction shall also be required to be effected by any Significant Stockholder each time that the Significant Stockholder acquires after the Effective Time beneficial ownership of additional Class A Common Shares in an amount equal to or greater than the next higher integral multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the number of outstanding Class A Common Shares if such Significant Stockholder does not then own an equal or greater percentage of all then outstanding shares of Common Stock (all of which shares of Common Stock must have been acquired by such Significant Stockholder after the Effective Time, including pursuant to a previous Minority Protection Transaction). Such Significant Stockholder shall be required to make a public cash tender offer to acquire that number of shares of Common Stock prescribed by the formula set forth in subparagraph (b) above, and must acquire all shares validly tendered and not withdrawn or a pro rata portion thereof, as specified in such subparagraph (b), at the price determined pursuant to subparagraph (c) above, even if a previous Minority Protection Transaction resulted in fewer shares of Common Stock being tendered than required in the previous offer.

          (e) If any Significant Stockholder fails to make an offer required by this Paragraph 6 of Section B of this Article Fourth, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Stockholder shall not be entitled to vote any Class A Common Shares beneficially owned by such Significant Stockholder and acquired by such Significant Stockholder after the Effective Time unless and until such requirements are complied with or unless and until all Class A Common Shares causing such offer requirement to be effective are no longer beneficially owned by such Significant Stockholder. To the extent that the voting power of any Class A Common Shares is so suspended, such shares shall not be included in the determination of aggregate voting shares for any purpose under this Restated Certificate of Incorporation or applicable law. The requirement to engage in a Minority Protection Transaction shall be satisfied by the making of the requisite offer and purchasing validly tendered and not withdrawn shares pursuant to this Paragraph 6, even if the number of shares tendered is less than the number of shares included in the required offer.

          (f) The Minority Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of Class A Common Shares resulting solely from a change in the aggregate amount of Class A Common Shares outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Effective Time beneficial ownership of 15% or more of the number of then outstanding Class A Common Shares (or, after the last acquisition which triggered the requirement for a Minority Protection Transaction, additional Class A Common Shares in an amount equal to the next higher integral multiple of 5% in excess of the number of Class A Common Shares then outstanding) shall be subject to any Minority Protection Transaction requirement that would be imposed pursuant to this Paragraph 6.

          (g) In connection with subparagraphs (a) through (d) and (f) above, the following Class A Common Shares shall be excluded for the purpose of determining the Class A Common Shares beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:

               (i) shares beneficially owned by such Person or group (or, in the case of a group, shares beneficially owned by Persons that are members of such group) immediately after the Effective Time;

               (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing this Paragraph 6, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing this Paragraph 6, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

               (iii) shares acquired upon issuance or sale by the Corporation;

               (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

               (v)  shares acquired in exchange for Common Stock by a
holder of   Common Stock (or by a parent, lineal descendant or
donee of such holder of  Common Stock who received such Common
Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the Corporation as a dividend on Class A Common Shares;

               (vi) shares acquired by a plan of the Corporation qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

               (vii) shares beneficially owned by a Person or group immediately after the Effective Time which are thereafter acquired by an Affiliate, as defined in subparagraph (j) below, of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

               (viii) shares acquired indirectly through the acquisition of securities, or all or substantially all of the assets, of a Person that has a class of its equity securities registered under
Section 12 (or any successor provision) of the Securities
Exchange Act of 1934, as amended (the "1934 Act").

Notwithstanding anything to the contrary contained in this Article Fourth, no Person (and no group including such Person) shall be deemed to have acquired after the Effective Time beneficial ownership of any Class A Common Shares owned by any other Person solely by reason of such Person being or becoming an officer, director, executive, trustee, executor, custodian, guardian, and/or other similar fiduciary or employee of or for such other Person under circumstances not intended to circumvent the provisions of this Paragraph 6.

          (h) In connection with subparagraphs (a) through (d) and (f) above, for purposes of calculating the number of shares of Common Stock beneficially owned or acquired by any Person or group:

               (i) shares of Common Stock acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of this Paragraph 6; and

               (ii) only shares of Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Corporation shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

          (i) All calculations with respect to percentage beneficial ownership of either issued and outstanding Class A Common Shares or Common Stock shall be based upon the number of issued and outstanding shares reported by the Corporation on the last to be filed of (i) the Corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

          (j) For purposes of this Paragraph 6, the term "Person" means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the Corporation). Subject to subparagraphs (g) and (h) above, "beneficial ownership" shall be determined pursuant to Rule 13d-3 (as in effect on February 1, 1996) promulgated under the 1934 Act, and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) (as in effect on February 1, 1996) promulgated under the 1934 Act, in each case subject to the following additional qualifications:

               (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with any such other Person(s), absent affirmative attributes of concerted action; and

               (ii) any Person acting in his official capacity as a director or officer of the Corporation shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Corporation, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Corporation will not cause such Person to become a member of a group with any other Person.

For purposes of this Paragraph 6, an Affiliate of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

          7. CHANGE OF SHARES OF COMMON STOCK. Each outstanding share of Common Stock shall be changed automatically into one validly issued, fully paid and non-assessable Class A Common Share upon the earlier to occur of
(i) the time, if any, that the number of outstanding Class A Common Shares is less than 10% of the aggregate number of outstanding Class A Common Shares and outstanding shares of Common Stock; or (ii) adoption of a resolution of the Board of Directors providing for such change if, as a result of the existence of the Common Stock, either the Class A Common Shares or the Common Stock or both are excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other principal national securities exchanges then in operation and are also excluded from quotation on the National Association of Securities Dealers Automated Quotation System - National Market System and other comparable quotation systems then in use. Upon such change, the total number of Class A Common Shares the Corporation shall have authority to issue shall be Three Hundred Fifty Million (350,000,000) and the total number of shares of Common Stock the Corporation shall have authority to issue shall be zero (0) and all references in the Corporation's Certificate of Incorporation and By-Laws to Common Stock shall be of no further force or effect or, if the context so requires, a reference to Class A Common Shares. At the time set forth in (i) or (ii) above, the shares of Common Stock shall be deemed changed automatically into shares of Class A Common Shares and stock certificates formerly representing shares of Common Stock shall thereupon and thereafter be deemed to represent a like number of Class A Common Shares. The determination of the Board of Directors that either (i) or (ii) has occurred shall be conclusive and binding and the change of each share of Common Stock into one Class A Common Share shall remain effective regardless of whether (i) or (ii) has occurred in fact.

          C.   Other Provisions.

          1. No holder of shares of any class or series of stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock of any class, series or kind whatsoever, or to subscribe for or purchase securities convertible into stock of any class, series or kind whatsoever, whether now or hereafter authorized, and whether issued for cash, property or services or by way of dividends or otherwise.

          2. The powers and rights of the holders of Class A Common Shares and shares of Common Stock shall be subordinated to the powers, preferences and rights of the holders of Preferred Stock. The relative powers, preferences and rights of each class or series of Preferred Stock in relation to the powers, preferences and rights of each other class or series of Preferred Stock shall, in each case, be as fixed from time to time by the provisions of such resolution or resolutions as have been or may be adopted by the Board of Directors pursuant to the provisions of Section A of this Article Fourth, and, except as provided in the Certificate of Designations of the 8.255% PRIDES, Convertible Preferred Stock of the Corporation, the consent, by class or series vote or otherwise, of the holders of such of the classes or series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other classes or series of Preferred Stock whether or not the powers, preferences and rights of such other classes or series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding classes or series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any classes or series of Preferred Stock adopted pursuant to the provisions of Section A of this Article Fourth that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such classes or series voting thereon shall be required for the issuance of any or all other classes or series of Preferred Stock.

          3. Subject to the provisions of Paragraph 2 of Section C of this Article Fourth, shares of any class or series of Preferred Stock may be authorized or issued, in aggregate amounts not exceeding the total number of shares of Preferred Stock authorized by this Restated Certificate of Incorporation, from time to time as the Board of Directors of the Corporation shall determine and for such consideration as shall be fixed by the Board of Directors.

          4. Class A Common Shares and shares of Common Stock, in an aggregate amount not exceeding the total number of Class A Common Shares and shares of Common Stock authorized in this Restated Certificate of Incorporation, respectively, may be issued from time to time as the Board of Directors of the Corporation shall determine and for such consideration as shall be fixed by the Board of Directors.

          5. The authorized number of Class A Common Shares and of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of a majority of the votes of the holders of the stock of the Corporation entitled to vote thereon.

          6. Without limiting the generality of Paragraphs 3 and 4 of Section C of this Article Fourth, the Board of Directors shall have the power to cause the Corporation to issue and sell shares of any class or series of stock now or hereafter authorized to such Persons (as defined in Paragraph 6(j) of Section B of this Article Fourth), and for such consideration, as the Board of Directors shall from time to time, in its discretion determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class or series, and as otherwise permitted by law. The Board of Directors shall have the power to cause the Corporation to purchase, out of funds legally available therefor, shares of any class or series of stock now or hereafter authorized from such Persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class or series, and as otherwise permitted by law.

                                                                    Annex B


                              [LETTERHEAD OF]
                            SALOMON BROTHERS INC



March 18, 1996



Special Committee of the Board of Directors
Kaiser Aluminum Corporation
5847 San Felipe, Suite 2600
Houston, TX  77057


Dear Sirs:


You have requested our opinion as to certain effects, from a financial point of view, of a proposed reclassification (the "Reclassification") of the existing Common Stock, par value $.01 per share ("Existing Common Stock"), of Kaiser Aluminum Corporation (the "Company"). In the Reclassification, each issued and outstanding share of Existing Common Stock will be converted into one-third of a share of Class A Common Shares, par value $.01 per share ("Class A Common Stock"), and two-thirds of a share of Common Stock, par value $.01 per share ("Common Stock", and, together with Class A Common Stock, "New Common Stock"), all as set forth in the Company's Proxy Statement dated
March 18, 1996 (the "Proxy Statement"), relating to the Reclassification. Shares of Class A Common Stock will have one vote per share, and shares of Common Stock will have one-tenth of a vote per share and may receive, at the discretion of the Company's Board of Directors, a higher, but in no event lower, dividend per share than the Class A Common Stock. The Existing Common Stock is listed on the New York Stock Exchange, and both the Class A Common Stock and the Common Stock will be listed on the New York Stock Exchange.
The Common Stock will have certain price and minority protection provisions, as described in the Proxy Statement.


In arriving at our opinion, we have reviewed certain publicly available financial, market and trading information relating to the Company, as well as certain other information provided to us by the Company. We have considered the terms of the New Common Stock as set forth in the Proxy Statement. We have also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as we deemed relevant.

We have assumed and relied on the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information or for any independent evaluation or appraisal of the assets of the Company. Our opinion is necessarily based upon business, market, economic and other conditions as they exist on, and can be evaluated, as of the date of this letter and does not address the Company's underlying business decision to effect the Reclassification or constitute a recommendation to any holder of Existing Common Stock as to how such holder should vote with respect to the Reclassification.

The market for the New Common Stock may be affected by changes in the financial condition of the Company, changes in investors' perception of the Company and the economic implications of the Reclassification and similar dual class stock structures, changes in the industries in which the Company operates and changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities (and are independent of the terms of the Reclassification). Accordingly, our opinion as expressed below excludes the impact of such factors. The announcement or implementation of the Reclassification may change investors' perceptions of the future plans of the Company. Consequently, our opinion assumes that the market has had a reasonable opportunity to understand and evaluate the Reclassification. In addition, the New Common Stock to be issued in the Reclassification may initially trade at market prices below those at which it would trade on a fully distributed basis.


We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Reclassification and will receive a fee for our services, part of which is payable upon the submission of this opinion. We have acted from time to time in the past as financial advisor to the Company and to MAXXAM Inc., the Company's largest shareholder, with respect to matters unrelated to the Reclassification and have received fees for our services. In the ordinary course of our business, we actively trade the securities of the Company and MAXXAM Inc. for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


Based upon and subject to the foregoing, it is our opinion that, assuming the Reclassification had been effective as of the date hereof, (i) the combined theoretical market value (on a fully distributed basis) and the liquidity of the New Common Stock outstanding immediately after the Reclassification will not be materially less than the market value and the liquidity of the Existing Common Stock immediately prior to the announcement of the Reclassification and (ii) the Company's ability to raise equity capital through an offering or offerings of common equity will not be materially adversely affected by the implementation of the Reclassification.

                              Very truly yours,




                              /s/ Salomon Brothers Inc
                              SALOMON BROTHERS INC

                  TABLE OF CONTENTS

Letter to Stockholders
Notice of Special Meeting of Stockholders
Proxy Statement
     Principal Stockholders . . . . . . . . . . . . .  2
     Approval of the
     Recapitalization Amendment . . . . . . . . . . .  4
     Voting and Proxy Procedures  . . . . . . . . . . 21
     Financial and Other Information. . . . . . . . . 22
     Available Information. . . . . . . . . . . . . . 22
     Other Matters. . . . . . . . . . . . . . . . . . 22
     Management's Discussion and Analysis
          and Consolidated Financial Statements . . .F-1
     Annex A-1
     Annex A-2
     Annex B

                            [KAC Logo]
                NOTICE OF THE 1996 SPECIAL MEETING
                               AND
                         PROXY STATEMENT


                             IMPORTANT
                Please sign and date your proxy card
               and return it in the enclosed envelope

                                     PROXY

                         KAISER ALUMINUM CORPORATION

            Solicited on behalf of the Board of Directors for the

            Special Meeting of Stockholders to be held April 10, 1996

     The undersigned hereby appoints GEORGE T. HAYMAKER, JR., CHARLES E. HURWITZ and JOHN T. LA DUC as proxies (each with power to act alone and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock or 8.255% PRIDES Convertible Preferred Stock the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on April 10, 1996, and at any and all adjournments or postponements thereof.

                    PLEASE COMPLETE, SIGN, DATE AND RETURN
                        PROMPTLY IN ENCLOSED ENVELOPE

                              /SEE REVERSE SIDE/

/X/ Please mark votes as in this example.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL TO ADOPT THE RECAPITALIZATION AMENDMENT AS SET FORTH IN THE PROXY STATEMENT.

1. Approval of proposal to amend the Company's Restated Certificate of Incorporation (the "Recapitalization Amendment"), to (i) provide for two classes of common stock, one class designated as Class A Common Shares, $.01 par value, with one vote per share, and a lesser voting class designated as Common Stock, $.01 par value, with 1/10 vote per share; (ii) redesignate the 100,000,000 currently authorized shares of Existing Common Stock as Class A Common Shares and authorize an additional 250,000,000 shares to be designated as Common Stock, and (iii) change each issued share of the Company's Existing Common Stock, par value $.01 per share, into (a) .33 of a Class A Common Share and (b) .67 of a share of Common Stock as described in, and in the form attached as Annexes A-1 and A-2 to, the proxy statement.

     FOR    AGAINST   ABSTAIN
     /   /  /    /    /    /

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

                       MARK HERE FOR ADDRESS CHANGE /  /
                             AND NOTE AT LEFT

Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc., should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Title:
Signature:                               Date:
Title:
Signature:                               Date: